   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 1998.

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            ILX RESORTS INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             ARIZONA                             7011                           86-0564171
   (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)           IDENTIFICATION NO.)

                      2111 EAST HIGHLAND AVENUE, SUITE 210
                             PHOENIX, ARIZONA 85016
                                 (602) 957-2777
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOSEPH P. MARTORI
                            CHIEF EXECUTIVE OFFICER
                            ILX RESORTS INCORPORATED
                      2111 EAST HIGHLAND AVENUE, SUITE 210
                             PHOENIX, ARIZONA 85016
                                 (602) 957-2777
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING ZIP CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           CHRISTOPHER D. JOHNSON, ESQ.                           PETER T. HEALY, ESQ.
         SQUIRE, SANDERS & DEMPSEY L.L.P.                         O'MELVENY & MYERS LLP
              40 NORTH CENTRAL AVENUE                        275 BATTERY STREET, SUITE 2600
              PHOENIX, ARIZONA 85004                         SAN FRANCISCO, CALIFORNIA 94111
                  (602) 528-4000                                     (415) 984-8700

                            ------------------------

                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                           PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM    AGGREGATE
             TITLE OF EACH                 AMOUNT TO BE    OFFERING PRICE      OFFERING        AMOUNT OF
  CLASS OF SECURITIES TO BE REGISTERED    REGISTERED(1)     PER SHARE(2)       PRICE(2)     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock (no par value).............                         $           $23,000,000         $6,785
------------------------------------------------------------------------------------------------------------
          Total............................................................................      $6,785
============================================================================================================

(1) Includes shares of Common Stock that the Underwriters have the option to purchase to cover over-allotments, if any. See "Underwriting."

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE, WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                 Subject to completion, dated February 2, 1998
--------------------------------------------------------------------------------
             SHARES

[ILX LOGO]

ILX RESORTS INCORPORATED

Common Stock

      ILX Resorts Incorporated, an Arizona corporation (the "Company" or "ILX"), is a leading developer, marketer and operator of timeshare resorts, also known as vacation ownership resorts, located primarily in the Western United States. The Company focuses its growth strategy on marketing vacation ownership interests in (i) its convenient access resorts and (ii) its proprietary branded Varsity Clubs of America (defined herein) urban vacation ownership properties. Following the completion of construction of a Varsity Club property in Tucson, Arizona, the Company will own seven resorts in three states, Arizona (5 resorts), Colorado (1 resort) and Indiana (1 resort). As of September 30, 1997, the Company owned an aggregate of 391 units, comprising a total of 20,181 (sold and unsold) one-week vacation ownership interests, after giving retroactive effect to the sale of the Lomacasi Resort, the acquisition of Roundhouse Resort and the construction of 10 units at the Inn at Los Abrigados. See "Prospectus Summary -- Recent Developments."

      All of the shares of no par value common stock (the "Common Stock"), offered hereby (the "Offering"), are being sold by the Company. ILX's Common Stock is quoted on the Nasdaq SmallCap Market(SM) under the symbol "ILEX." On January 28, 1998, the closing bid price of the Common Stock was $5.81 per share. See "Price Range of Common Stock."

                      ------------------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                      ------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

===========================================================================================================
                                                             UNDERWRITING DISCOUNTS     PROCEEDS TO THE
                                          PRICE TO PUBLIC        AND COMMISSIONS          COMPANY (1)
-----------------------------------------------------------------------------------------------------------
Per Share.............................            $                     $                      $
-----------------------------------------------------------------------------------------------------------
Total(2)..............................            $                     $                      $
===========================================================================================================

(1) Before deducting estimated expenses of $        payable by the Company.
(2) The Company has granted to the several underwriters (the "Underwriters") of which EVEREN Securities, Inc. is acting as representative (the "Representative"), an option, exercisable for 30 days from the date of this
    Prospectus, to purchase up to         additional shares of Common Stock to
    cover over-allotments, if any. If the option is exercised in full, the Price to Public, Underwriting Discounts And Commissions and Proceeds to the
    Company will be $        , $        and $        , respectively. See
    "Underwriting."

                      ------------------------------------

      The shares of Common Stock are offered subject to receipt and acceptance by the Representative, to prior sale and to the Representative's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Common Stock will be made through The Depository Trust Company, New York, New York, on or about
           , 1998.
EVEREN SECURITIES, INC.
The date of this Prospectus is             , 1998

                                [PHOTOS TO COME]

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK INCLUDING THE PURCHASE OF THE COMMON STOCK FOLLOWING THE PRICING OF THE OFFERING TO COVER A SYNDICATE SHORT POSITION IN THE COMMON STOCK OR FOR THE PURPOSE OF MAINTAINING THE PRICE OF THE COMMON STOCK OR THE IMPOSITION OF PENALTY BIDS. SEE "UNDERWRITING."

     Premiere Vacation Club(TM), Varsity Clubs of America(TM), Red Rock Collection(TM), Sedona Spa(TM), Joey Bistro(TM) and Sedona Worldwide(TM) are trademarks and trade names of the Company. Certain trademarks and trade names included in this Prospectus are the property of third parties and the use thereof does not imply a direct or indirect endorsement of the Company by such third parties. Specifically, neither the Company nor its subsidiary, Varsity Clubs of America Incorporated, is affiliated with any university, including without limitation the University of Notre Dame or the University of Arizona.

                               PROSPECTUS SUMMARY

     Except as otherwise noted, (A) all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option, (B) all information in this Prospectus with respect to Vacation Ownership Interests is presented on an annual, as opposed to an alternate-year basis, (C) all share information has been adjusted to give retroactive effect to a one-for-five reverse stock split (the "Reverse Stock Split"), declared effective by the Company as of January 12, 1998 and (D) all information in this Prospectus, except for such information set forth in this Prospectus under "Summary Consolidated Historical and Pro Forma Financial Information," "Selected Consolidated Historical and Pro Forma Financial Information" and the Consolidated Financial Statements, regarding the Company's inventory of Vacation Ownership Interests at September 30, 1997 gives retroactive effect to the acquisition of the Roundhouse Resort (59 units and 2,950 Vacation Ownership Interests), the divestment by the Company of its interest in the Lomacasi Resort and the construction of 10 units at the Inn at Los Abrigados. See "-- Recent Developments." Unless the context otherwise requires, references to the "Company" or "ILX" means ILX Resorts Incorporated and its consolidated subsidiaries. Unless otherwise indicated, all vacation ownership industry data contained herein is derived from information prepared by the American Resort Development Association ("ARDA"), an industry trade association. This Prospectus contains certain "forward-looking statements," including statements regarding, among other items, the Company's growth strategy, industry and demographic trends, the Company's ability to finance its operations and anticipated trends in its business. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the Company's need for additional financing, intense competition in various aspects of its business, the risks of rapid growth, its dependence on key personnel and other factors described under "Risk Factors" commencing at page 18 and elsewhere in this Prospectus.

                                  THE COMPANY

     ILX is one of the leading developers, marketers and operators of timeshare resorts in the Western United States. The Company's principal operations consist of (i) acquiring, developing and operating timeshare resorts, marketed by the Company as vacation ownership resorts, (ii) marketing and selling vacation ownership interests in timeshare resorts, which typically have entitled the buyers thereof to ownership of a fully-furnished unit for a one-week period on either an annual or an alternate year (i.e. biennial) basis ("Vacation Ownership Interests"), and (iii) providing purchase money financing to the buyers of Vacation Ownership Interests at its resorts. In addition, the Company receives revenue from the rental of its unused or unsold inventory of units at its vacation ownership resorts, and from the sale of food, beverages and other services at such resorts. The Company's current portfolio of resorts consists of four resorts in Arizona, one in Indiana, and one in Colorado, and the Company is constructing a seventh resort in Tucson, Arizona (collectively, the "ILX Resorts"). At September 30, 1997, the ILX Resorts (excluding the Tucson property currently under construction) represented an aggregate of 391 units and 20,181 sold and unsold one-week Vacation Ownership Interests. Upon completion of the Tucson property currently under construction, the Company expects to own an aggregate of 453 units, comprising 23,405 (sold and unsold) one-week Vacation Ownership Interests. As of September 30, 1997, the Company also owned an aggregate of approximately 81 Vacation Ownership Interests in destination resorts owned by others and located in Florida, Mexico and elsewhere, and had acquired the rights to market Vacation Ownership Interests in four destination resorts owned by an unaffiliated third party and located on the island of Kauai, Hawaii (collectively, the "Additional Interests").

     The Company was founded in 1986 and commenced implementation of its current operating and growth strategies in the fourth quarter of 1991. During the period from December 31, 1991 through September 30, 1997, the Company increased the number of ILX Resorts from two to seven, and increased its total inventory of sold and unsold Vacation Ownership Interests from 9,915 weeks to 23,486 weeks (including 3,224 under construction at VCA-Tucson and the 81 Additional Interests). The Company's total revenues increased from $6.1 million in 1991 to $32.2 million in 1996, and from $24.3 million for the nine months ended September 30, 1996 to $26.8 million for the nine months ended September 30, 1997. During this period, the Company's growth was fueled principally by the acquisition, redevelopment and expansion of certain ILX Resorts located in settings of natural beauty and the marketing and sale of Vacation Ownership Interests in these resorts.

     The Company believes it was able to purchase the ILX Resorts and the Additional Interests at relatively attractive prices because of its skill in locating, identifying and acquiring distressed or underdeveloped resorts and Vacation Ownership Interests. The Company successfully utilized this strategy in connection with its Los Abrigados Resort & Spa in Sedona, Arizona ("Los Abrigados") (175 units), the Kohl's Ranch Lodge in Payson, Arizona ("Kohl's Ranch") (52 units) and, most recently, the Roundhouse Resort in Pinetop/Lakeside, Arizona (59 existing units owned by current owners of Vacation Ownership Interests and planned expansion of approximately 100 units).

     Utilizing management's development expertise, the Company developed and implemented the Varsity Clubs of America ("Varsity Club") concept. This concept entails ground-up development of urban vacation ownership properties strategically situated in tourist destinations which are accessible to major population centers near prominent colleges and universities. The first Varsity Club, consisting of 62 units, was completed in August 1995 and is located approximately three miles from the University of Notre Dame in South Bend, Indiana ("VCA-South Bend"). Construction of a second Varsity Club, consisting of 62 planned units, located near the University of Arizona in Tucson, Arizona ("VCA-Tucson"), is scheduled for completion in the first quarter of 1998. The scope of the Company's activities since 1991 have enabled the Company's management team, which has significant experience in the vacation ownership resort and real estate development industries, to establish substantial in-house capabilities in areas critical to the Company's operating and growth strategies, including property identification and acquisition, property development and rehabilitation, and Vacation Ownership Interest sales and marketing.

     The Company is pursuing a two-pronged operating strategy which focuses on marketing Vacation Ownership Interests in the Company's convenient access resorts ("CARs") and in its Varsity Clubs. CARs are typically high-quality vacation ownership resorts situated in settings of natural beauty and located within convenient and inexpensive travelling distance from major population centers (currently Phoenix and Denver). The Company's CARs are intended to facilitate more frequent "short-stay" getaways, which the Company believes is an increasingly popular vacation trend. As of September 30, 1997, the Company operated five CARs consisting of 329 units and held 5,537 unsold Vacation Ownership Interests in those CARs. The Company's inventory of CARs has been marketed primarily by ILX employees at the Company's on-site sales offices located at or near selected ILX Resorts.

     Although purchasers will continue to be able to purchase Vacation Ownership Interests at any individual ILX Resort or an Additional Interest, commencing in 1998, the Company's inventory of CARs will be marketed primarily through membership interests in its proprietary branded Premiere Vacation Club. The Premiere Vacation Club offers purchasers a deeded one-week membership interest which may be used at any time between certain specified dates at any one of the ILX Resorts included in the Premiere Vacation Club, or may be split into multiple stays of shorter duration at any combination of such resorts. In addition, Premiere Vacation Club membership interests may be exchanged for a stay at other resorts through the major national exchange networks in which owners of Vacation Ownership Interests in the ILX Resorts and Additional Interests (the "ILX Owners") may participate, such as Resort Condominiums International ("RCI") and Interval International ("II"). Substantially all of the Company's inventory of Vacation Ownership Interests, including those at its Varsity Clubs and those to be included in the Premiere Vacation Club, qualify as "red time," the highest demand classification for purposes of participation in such exchange networks. The Company believes that its Premiere Vacation Club concept will be appealing to customers because of its emphasis on flexible use options (e.g., floating days, two-day uses and the ability to split a purchased membership interest), locations within convenient driving distances from major metropolitan areas and other features (e.g., high quality amenities and food and beverage discounts at its participating ILX Resorts).

     In addition to marketing through its Premiere Vacation Club, the Company intends to aggressively pursue the expansion of its proprietary branded Varsity Club concept. The Company will focus on development of additional Varsity Clubs in areas with a significant base of existing tourism and access to major population centers, which are located near prominent colleges and universities in the Western United

States. The Company completed construction and commenced operations of its prototype Varsity Club property, VCA-South Bend, located near the University of Notre Dame, in 1995. Construction of a second Varsity Club, VCA-Tucson, located near the University of Arizona in Tucson, Arizona, is expected to be completed in the first quarter of 1998. The Company intends to develop its Varsity Club properties at attractive locations for visiting tourists who may rent accommodations or purchase a Vacation Ownership Interest from the Company. In connection with the purchase of a Vacation Ownership Interest, Varsity Clubs offer area residents an urban "city club" experience with unlimited day-use privileges, as well as the opportunity to participate in the II Vacation Ownership Interest exchange network. The Company believes that Varsity Clubs offer features common to a "city club", including a fitness center, swimming pool, bar, restaurant/lounge, billiards and large sitting/welcome room. In addition, the Varsity Clubs concept enables the Company to enlarge the Company's target list of potential purchasers by utilizing an identification with the local university to market Vacation Ownership Interests to alumni, sports season ticket holders, parents of university students and corporate sponsors of university events, among others, who attend the sporting, academic and cultural events regularly hosted by various universities, thereby enlarging the Company's target base of potential purchasers. Varsity Clubs offer a flexible ownership structure which permits the purchase of Vacation Ownership Interests consisting of a single day, a collection of single days (such as selected days during an entire specified sports season) or a traditional one-week period, in addition to unlimited use of the common areas for "city club" use. The Company believes that direct marketing to a large target base of potential purchasers with university affiliations will enable the Company to achieve premium pricing with respect to those portions of its inventory which coincide with high demand for accommodations at prominent university-sponsored events. The Company also believes that its success in gaining access to alumni and other target potential purchasers with relationships to the University of Notre Dame or the University of Arizona may facilitate similar arrangements with other universities in the areas in which future Varsity Clubs are developed.

     The Company had over 10,000 existing ILX Owners at September 30, 1997. During 1996, the Company sold 2,320 annual and biennial Vacation Ownership Interests at the ILX Resorts, compared to 2,195 and 1,864 during 1995 and 1994, respectively. During the nine months ended September 30, 1997, the Company sold 1,867 annual and biennial Vacation Ownership Interests at the ILX Resorts, compared to 1,769 during the nine months ended September 30, 1996. The average sales price for a Vacation Ownership Interest (excluding sales of Upgrades, as defined below) was $10,994 for an annual interest and $6,506 for a biennial interest, resulting in a weighted average price (each biennial interest is treated as one-half of an annual interest) of $11,963 during the year ended December 31, 1996 and $11,326 for an annual interest and $6,908 for a biennial interest, resulting in a weighted average price of $12,602 during the nine months ended September 30, 1997. At September 30, 1997, the Company had an existing inventory of 7,437 unsold Vacation Ownership Interests (including Vacation Ownership Interests in the CARs, VCA-South Bend and the Additional Interests) and a master plan, subject to consumer demand, receipt of applicable permits and other contingencies generally applicable to real estate development, to construct up to 11,438 (including 3,224 to be constructed at VCA-Tucson) additional Vacation Ownership Interests through 1999 and thereafter at the existing ILX Resorts. See "Risk Factors -- Risks of Rapid Growth."

Vacation Ownership Industry Trends

     The vacation ownership resort industry has experienced rapid growth. In 1994 (the most recent year for which such statistics are generally available), the worldwide vacation ownership industry grew to approximately $4.8 billion in sales, compared to $3.2 billion in 1990. Also in 1994, the worldwide industry grew to 3.1 million owners as compared to 1.8 million owners in 1990. From 1980 through 1994, 4.9 million Vacation Ownership Interests were purchased for total sales of $36.7 billion.

     While demographics differ by property, historically, through 1997, the average ILX Owner has been between 40 and 55 years old and had an annual income in excess of $50,000. According to ARDA, in 1997 the median age and household income of a Vacation Ownership Interest owner in the United States was 50 years and $71,000, respectively. The Company expects the vacation ownership resort industry to continue to grow as the "baby-boom" generation moves through the 40 to 55 age bracket. According to the 1990 U.S. Census

Bureau study, the 40 to 55 age group comprised 17.3% of the U.S. population, and households with an aggregate income exceeding $40,000 comprised 35.6% of U.S. households. The number of persons in the United States between the ages of 40 and 55 grew to an estimated 51.4 million in 1995 from 43.1 million in 1990 and is predicted to increase to approximately 59.5 million by 2000. This represents estimated growth of 19.3% between 1990 and 1995, and the U.S. Census Bureau predicted this population group to grow 15.8% from 1995 to 2000. In comparison, the U.S. Census Bureau reported that the total U.S. population grew and is projected to grow by less than 6.0% in the same time periods.

     The Company believes that a high level of fragmentation in the vacation ownership resort industry presents opportunities for growth. According to Ragatz Associates, a long-time vacation ownership industry consultant, there were approximately 200 operators of approximately 294 vacation ownership resorts actively selling Vacation Ownership Interests in 1996 in the United States, with no single operator controlling in excess of 10% of the United States market. See "Risk Factors -- Competition" "Business -- The Vacation Ownership Industry Overview" and "Business -- Competition."

Growth Strategy

     The Company believes that its experienced management team, substantial in-house operating and development capabilities and two-pronged marketing strategy, position the Company to capitalize on the growth trends in the vacation ownership resort industry. The Company intends to continue to grow by implementing the following strategies:

          Focus on the Western United States. The ILX Resorts are primarily located in the Western United States, and the Company will continue to focus its acquisition and development of additional vacation ownership resorts primarily in that region. The Company believes that the Western region of the United States provides numerous opportunities to develop or acquire additional CARs by locating vacation ownership resorts in settings of natural beauty and, when possible, within convenient travelling distances of major population centers. The Company also believes the Western United States has numerous universities located in or near large population centers which will be targeted as potential sites for future Varsity Clubs properties. By focusing its expansion in the Western United States, the Company believes it can more easily incorporate additional resorts into its Premiere Vacation Club and market these resorts to ILX Owners and others using its existing sales, marketing and other resources. Further, demographic trends indicate that the population in the Western United States will continue to grow at a rate faster than the rest of the country, providing a larger potential customer base in the future.

          Develop Additional Properties. The Company believes its inventory of Vacation Ownership Interests can be significantly and prudently increased through the development of additional Varsity Clubs, as well as development of additional CARs, to be marketed through its Premiere Vacation Club. The Company successfully completed development of its VCA-South Bend in August 1995, which will serve as the prototype for additional Varsity Clubs. Construction of the planned 62-unit VCA-Tucson near the University of Arizona commenced in August 1997 and is expected to be completed in the first quarter of 1998 at an estimated aggregate cost of $7 million. The Company intends to develop additional Varsity Clubs using the same general design concepts, architectural plans and construction specifications which were established at VCA-South Bend, and which are being implemented in the development of VCA-Tucson. The Company believes there exist multiple sites in the Western United States which are accessible to major population centers and local tourist attractions and are proximate to universities with prominent athletic and cultural activities so as to make them appropriate for the development of additional Varsity Clubs. The Company intends to initiate development of a minimum of five Varsity Clubs in the next three years. Areas in which the Company is currently investigating the potential development of additional Varsity Clubs include Tempe, Arizona; Boulder, Colorado; Las Vegas, Nevada; Palo Alto, California; and Seattle, Washington. However, no contracts or commitments currently exist for any such proposed locations. See "Risk Factors -- Risks of Rapid Growth" and "Risk Factors -- Competition."

          Acquire and Redevelop Additional Resorts. The Company has historically expanded and enhanced its portfolio of vacation ownership resorts primarily through the acquisition and redevelopment of CARs located in settings of natural beauty, which the Company believes have been available at relatively attractive prices from sellers who have underutilized or underdeveloped the resorts or are in distressed situations. By acquiring such resorts at relatively favorable prices and utilizing the Company's substantial in-house development capabilities to expand and enhance the resorts' Vacation Ownership Interest inventory, the Company has been able to achieve favorable overall inventory investment costs relative to the vacation ownership industry. During 1996, the Company's average cost of Vacation Ownership Interests sold as a percentage of Vacation Ownership Interest sales at ILX Resorts was 15.8%, and for Vacation Ownership Interests which it acquired (as opposed to developed from ground up) the average cost was 13.7%. Both of the foregoing percentages compare favorably to the vacation ownership industry's median product cost as a percentage of net sales of between 20.1% and 25.0%, as reported in ARDA's Financial Performance Digest 1997.

          The Company has previously demonstrated its ability to acquire quality vacation ownership resorts at relatively attractive prices, and the Company intends to continue to seek similar opportunities in the future. Because of management's familiarity with the Company's geographic market and its skills in the property acquisition and development areas, the Company believes it will continue to be able to identify a substantial number of vacation ownership resorts for acquisition which are suitable for the Company's value-added management approach. Acquired resorts will be marketed primarily through the Premiere Vacation Club, as individual ILX Resorts or a combination thereof. The Company believes that its Premiere Vacation Club will afford greater flexibility in the acquisition of additional vacation ownership resorts to the extent that small or remote resorts which may not otherwise be attractive to purchasers of Vacation Ownership Interests at a single resort may significantly enhance the consumer appeal of a membership interest in the Premiere Vacation Club. The Company believes these types of resorts can be acquired at relatively attractive prices since other potential purchasers are likely to lack the resources to market such vacation ownership resorts effectively and, therefore, be unwilling to pay higher prices for them. Although it has no binding agreements and there can be no assurance that the Company will consummate any of such acquisitions, the Company is engaged in active negotiations with respect to several potential vacation ownership resort acquisitions. See "Risk Factors -- Risks of Rapid Growth."

          Expand Existing ILX Resorts. The Company intends to capitalize upon opportunities to expand the ILX Resorts. The Company believes development of additional units at existing ILX Resorts is generally the most economical means of growing the Company's Vacation Ownership Interest inventory and sales profits because the fixed costs associated with developing the necessary infrastructure (i.e., lobby areas, restaurant and pools) need not be incurred and may be spread over a larger number of units. Currently, the Company's expansion plans during 1998 include the development of approximately 20 units at Los Abrigados, 24 units at VCA-South Bend, 12 units at Kohl's Ranch and as many as 40 units at the Roundhouse Resort. The Company anticipates increasing its inventory of Vacation Ownership Interests through expansion of existing ILX Resorts by approximately 8,300 weeks during 1998 (including 3,224 weeks currently under construction at VCA-Tucson).

          Increase Sales of Vacation Ownership Interests to ILX Owners. The Company seeks to increase sales and profitability at its ILX Resorts and with respect to the Additional Interests by selling upgrades, which consist of sales to existing ILX Owners of a Vacation Ownership Interest at a different ILX Resort or in the Premiere Vacation Club; during a more popular season or in a larger unit at the same ILX Resort; or of an annual interest to an owner of a biennial interest (collectively, "Upgrades"). The Company believes that ILX Owners have a better understanding of Vacation Ownership Interests than first-time buyers, are generally familiar with the ILX Resorts and, based on historical experience, have a demonstrated tendency to take vacations, which results in a higher percentage of sales from marketing efforts to ILX Owners than to prospective purchasers who have never purchased a Vacation Ownership Interest. The Company intends to begin marketing Upgrade sales in its Premiere Vacation Club to ILX Owners in early 1998. The Company's sales to ILX Owners have increased from $0.7 million of Upgrades in the nine months ended September 30, 1996 to $2.2 million of Upgrades in the nine months ended September 30, 1997.

          Increase Net Income from Customer Financing Transactions. From January 1, 1994 through September 30, 1997, approximately 20% to 25% of the Company's sales were on a cash basis and the Company provided financing for the remaining 75% to 80% of its sales of Vacation Ownership Interests. Buyers who finance their purchase of Vacation Ownership Interests are required by the Company to make a down payment of at least 10% of the total sales price and may pay the balance to the Company over a period of seven years pursuant to a promissory note wherein the Company is the lender ("Customer Notes"). At September 30, 1997, the Company retained a portfolio of Customer Notes with an aggregate principal amount of $14.8 million.

          Prior to 1995, the Company sold the majority of its Customer Notes and retained only the small remaining portion, which it used as collateral to obtain working capital (i.e., hypothecate). Since 1995, the Company has steadily increased the amount of Customer Notes which it retains and hypothecates and, as a result, at September 30, 1997, the Company had retained Customer Notes in an aggregate outstanding principal amount of $14.8 million as compared to $7.9 million at December 31, 1995. Because the Company has historically financed its operations through the sale of a substantial majority of its Customer Notes, the Company's net income from customer financing transactions (i.e., the spread between the interest charged to borrowing customers and the Company's borrowing costs) has been limited. Although there can be no assurance in this regard, the Company believes that the closing of this Offering and the reduction of its current indebtedness will allow the Company to arrange more favorable Customer Notes' financing, which will in turn enable the Company to retain a significantly greater percentage of its Customer Notes, and, thus, increase the net income in the event of favorable interest rate differences. See "Risk Factors -- Financing Customer Borrowings, Liquidity Risks."

          The Company believes its relatively high rate of cash sales and low rate of defaults on Customer Notes is due in part to the relatively high customer appeal of the ILX Resorts and the credit due diligence pre-approval process performed by the Company and its lenders. During 1996 and 1997, the Company provided for uncollectible Customer Notes by reserving 3% of its gross sales (including cash sales) as an allowance for doubtful accounts. At September 30, 1997, the Company had reserved $3.0 million for possible credit losses. Management believes this amount is sufficient to cover anticipated losses from defaults on Customer Notes, however there can be no assurance in this regard. At September 30, 1997, $3.2 million in principal, or 8.3%, of the retained Customer Notes and Customer Notes previously sold, which are recourse to the Company, were more than 90 days past due. See "Risk Factors -- Financing Customer Borrowings; Liquidity Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Sales and Marketing

     All of the Company's sales and substantially all of the Company's marketing functions are currently performed in-house. Consequently, the Company invests significant resources attracting, training and seeking to retain its sales and marketing employees. The Company actively sells Vacation Ownership Interests through a sales staff of approximately 140 employees, including approximately 100 sales agents at four locations at or near selected the ILX Resorts. Prospective first-time purchasers participate in a tour of the facilities as well as its related amenities, guided by a salesperson. At the conclusion of the tour, the terms of making a purchase, including financing alternatives, are explained to the customer. In addition to generating sales to first-time buyers, the Company's sales force seeks to generate sales of additional Vacation Ownership Interests or Upgrades to ILX Owners. Sales to ILX Owners generally have lower marketing costs as these buyers tend to be more familiar with the nature of purchasing a Vacation Ownership Interest and the amenities offered by the ILX Resorts. Although sales to ILX Owners have historically been a minor portion of the Company's total sales, the Company intends to increase its sales efforts with respect to ILX Owners. See "Business -- Growth Strategy."

     The Company's marketing strategy seeks to target prospective buyers who respond favorably to travel-related inducements because the Company believes such consumers are more likely to travel and, therefore, have a greater likelihood of purchasing a Vacation Ownership Interest. The Company's marketing activities are devoted primarily towards (i) hotel guests at the ILX Resorts,
(ii) exchange program participants staying at the ILX Resorts, (iii) off-premise contacts with visitors to the local surroundings of the ILX Resorts and (iv) direct mail and telemarketing to residents of metropolitan areas within driving distances of the ILX Resorts. By targeting customers who live within driving distance of an ILX Resort or who are vacationing at or near an ILX Resort, the Company avoids the more expensive marketing costs of subsidized air fare and lodging typically associated with the vacation ownership industry. Consistent with this strategy, the Company's Varsity Club concept seeks to offer a branded "city club" experience for flexible use by local residents. In order to enlarge its base of potential purchasers, the Company's marketing efforts related to its Varsity Clubs seek to focus upon alumni, parents of university students and other persons or entities who have a preexisting affiliation with or other attraction to the local university. All of the Company's marketing activities emphasize the convenience of its CARs coupled with the opportunity to participate in exchange networks as well as the quality and breadth of amenities available at each of the ILX Resorts. See "Business -- Operating Strategies" and "Business -- Sales and Marketing."

Recent Developments

     The Company has recently undertaken certain steps to enhance its operations and to seek to increase stockholder value, including the following:

          Los Abrigados Partnership Buy-In. In August 1997, the Company acquired the outstanding 21.5% minority interest in Los Abrigados Partners Limited Partnership ("LAP"), which owns and operates the Los Abrigados resort. The aggregate consideration paid by the Company in connection with this acquisition was $2.9 million. The 1996 pre-tax earnings attributable to the minority interest were $671,664.

          Acquisition of Roundhouse Resort. In December 1997, the Company completed the acquisition of the Roundhouse Resort, an existing 59-unit vacation ownership resort with approximately five acres of developable land located in Pinetop/Lakeside, Arizona. The aggregate consideration paid by the Company in connection with this acquisition was $700,000. Redevelopment of this property is expected to commence in late 1998 with initial construction of up to 40 additional units (consisting of an aggregate of 2,080 Vacation Ownership Interests). The Company also plans to market Upgrades to the approximately 2,500 owners of Vacation Ownership Interests who acquired the existing 59 units at this resort prior to its acquisition by the Company. The Company believes that up to a total of 100 additional units (including the aforementioned 40 units planned to be constructed during 1998) can be built at this resort, subject to receipt of appropriate governmental permits.

          Sale of Lomacasi. In December 1997, the Company sold its 75% interest in the Lomacasi Resort in Sedona, Arizona ("Lomacasi") for aggregate consideration of $2.85 million, including the assumption by the buyer of indebtedness of $2.23 million and the receipt of 100,000 shares of the Company's Common Stock, valued at $6.25 per share. Lomacasi had operated at a loss since its acquisition by the Company in March 1996, and the Company believes that more attractive expansion opportunities exist at or nearby the ILX Resorts.

          Reverse Stock Split; New Listing. In January 1998, the Company's shareholders approved the one-for-five Reverse Stock Split of the outstanding shares of Common Stock, which became effective as of the close of business on January 12, 1998. Also, in January 1998, the Company received pre-approval for listing of its Common Stock on the American Stock Exchange. Although there can be no assurances, the Company intends to have its Common Stock commence trading on that exchange during the first quarter of 1998. The Company's Common Stock is currently quoted on the Nasdaq SmallCap Market. The Company initiated these steps with an objective of enhancing the long-term value of its Common Stock to its shareholders and increasing the liquidity of and market for its Common Stock.

The Resorts

     The table below sets forth certain information, as of September 30, 1997, with respect to the ILX Resorts and the Additional Interests. The information set forth below does not include the Company's planned development of additional Varsity Clubs.

                                                                             TOTAL VACATION OWNERSHIP
                                          UNITS AT RESORT(1)                  INTERESTS AT RESORTS(1)
                                       -------------------------  -----------------------------------------------
                                       TOTAL UNITS    PLANNED     TOTAL INTERESTS  UNSOLD INTERESTS    PLANNED
    RESORTS            LOCATION        AT 9/30/97   EXPANSION(2)    AT 9/30/97        AT 9/30/97     EXPANSION(2)
---------------- --------------------  -----------  ------------  ---------------  ----------------  ------------
Convenient
 Access Resorts
Los Abrigados
 Resort & Spa    Sedona, AZ                175            20            9,100            2,420           1,040
The Inn at Los
 Abrigados(3)    Sedona, AZ                 10             0              520              520               0
Kohl's Ranch
 Lodge           Payson, AZ                 52            12            2,704            2,027             624
Roundhouse
 Resort(4)       Pinetop/Lakeside, AZ       59           100            2,950                0           5,200
Golden Eagle     Estes Park, CO             33             2            1,683              570             102
                                           ---           ---           ------            -----          ------
 Total CARs                                329           134           16,957            5,537           6,966
Varsity Clubs of
 America
VCA-South Bend   South Bend, IN             62            24            3,224            1,819           1,248
VCA-Tucson(5)    Tucson, AZ                 --            62               --                0           3,224
                                           ---           ---           ------            -----          ------
 Total VCAs                                 62            86            3,224            1,819           4,472
Additional
 Interests(6)                              N/A           N/A               81               81             N/A
                                           ---           ---           ------            -----          ------
Total Vacation
 Ownership
 Interests(7)                              391           220           20,262            7,437          11,438
                                           ===           ===           ======            =====          ======


                               VACATION OWNERSHIP INTERESTS SOLD(1)
                  --------------------------------------------------------------
                                                                 AVERAGE SALES
                                            IN 1997 ONLY         PRICE IN 1997
                                         (THROUGH 9/30/97)         (THROUGH
                                                                   9/30/97)
                  DATE SALES  THROUGH    ------------------    -----------------
    RESORTS       COMMENCED   9/30/97    ANNUAL    BIENNIAL    ANNUAL   BIENNIAL
----------------  ----------  -------    ------    --------    -------  --------
Convenient
 Access Resorts
Los Abrigados
 Resort & Spa         1989     6,680       241         400     $13,285   $8,787
The Inn at Los
 Abrigados(3)         1998         0         0           0           0        0
Kohl's Ranch
 Lodge                1995       677        56         215     $11,808   $6,765
Roundhouse
 Resort(4)            1998     2,950 (4)   N/A(3)      N/A(3)      N/A      N/A
Golden Eagle          1987     1,113        85           0     $ 9,457      N/A
                              ------       ---       -----
 Total CARs                   11,420       382         615
Varsity Clubs of
 America
VCA-South Bend        1995     1,405       185         646     $10,569   $5,888
VCA-Tucson(5)         1998         0       N/A         N/A         N/A      N/A
                              ------       ---       -----
 Total VCAs                    1,405       185         646
Additional
 Interests(6)         1987       N/A        39         N/A     $ 4,807      N/A
                              ------       ---       -----
Total Vacation
 Ownership
 Interests(7)                 12,825       606       1,261
                              ======       ===       =====

---------------
(1) The Company sells both annual Vacation Ownership Interests (entitling the owner to the use of a unit for a one-week period on an annual basis) and biennial Vacation Ownership Interests (entitling the owner to the use of a unit for a one-week period on an alternate-year basis) with respect to 52 weeks per unit per year. Accordingly, the Company is generally able to sell 52 annual Vacation Ownership Interests or 104 alternate-year Vacation Ownership Interests per unit. With respect to "Vacation Ownership Interests Sold" and "Average Sales Price in 1997," the data is provided for both annual and biennial Vacation Ownership Interests sold. For purposes of calculating "Total Vacation Ownership Interests at Resorts" and "Vacation Ownership Interests Sold Through 9/30/97," numbers are based on sales of Vacation Ownership Interests on an annual basis only and reflect the sale of 50 to 52 weeks per unit per year. To the extent that biennial Vacation Ownership Interests are sold, the actual number of unsold Vacation Ownership Interests would be increased.

(2) The completion of planned additional vacation ownership units and Vacation Ownership Interests is subject to the receipt of applicable governmental permits, availability of necessary funds, consumer demand and other contingencies.

(3) Information relating to inventory at this ILX Resort consists of 10 units (520 weeks) constructed in November 1997.

(4) Information relating to inventory at this ILX Resort includes 59 units (2,950 weeks) purchased by owners prior to the Company's acquisition of this ILX Resort in December 1997. The Company's planned expansion at this resort consists of 40 units during 1998 and the remainder to be constructed in 1999 and thereafter, consistent with demand.

(5) Development of VCA-Tucson is scheduled to be completed in the first quarter of 1998 and initial marketing of Vacation Ownership Interests at this ILX Resort is anticipated to commence in April 1998.

(6) The Company owns a designated number of Vacation Ownership Interests in or has a marketing agreement with respect to the sale of Vacation Ownership Interests at these resorts.

(7) "Vacation Ownership Interests Sold Through 9/30/97" exclude the Additional Interests sold.

                              CORPORATE BACKGROUND

     The Company was incorporated under the laws of Arizona in 1986 as "International Leisure Enterprises Incorporated," and thereafter changed its name to "ILX Incorporated" and in January 1998 to "ILX Resorts Incorporated." The Company's headquarters are located at 2111 East Highland Avenue, Suite 210, Phoenix, Arizona 85016. The Company's telephone number is (602) 957-2777.

                                  THE OFFERING

Common Stock Offered
  By the Company.............................  shares
Common Stock Outstanding
  Before the Offering(1).....................  2,595,023 shares
Common Stock Outstanding
  After the Offering(1)......................  shares
Use of Proceeds..............................  The Company intends to use the net proceeds from this Offering for the repayment of
                                               outstanding indebtedness, construction costs
                                               associated with VCA-Tucson and general working
                                               capital purposes. See "Use of Proceeds."
Nasdaq SmallCap Market Symbol................  ILEX
Dividends....................................  The Company currently intends to retain future earnings to finance its operations and fund
                                               the growth of its business, and does not
                                               intend to pay cash dividends on its Common
                                               Stock in the foreseeable future. See "Risk
                                               Factors -- Absence of Common Stock Dividends,
                                               Rights of Preferred Stock" and "Dividend
                                               Policy."

---------------
(1) Excludes (i) 60,400 shares of Common Stock issuable upon exercise of outstanding options with a weighted average exercise price of $8.02, (ii) 131,320 shares of Common Stock issuable upon conversion of outstanding
    shares of Preferred Stock, (iii)           shares of Common Stock issuable
    upon exercise of the Underwriters' over-allotment option in full, (iv) 10,000 shares of Common Stock issuable upon the exercise of outstanding warrants at an exercise price of $7.50 per share, (v) 20,000 shares of Common Stock issuable at a weighted average conversion price of $7.50 per share upon conversion of certain outstanding promissory notes issued by the Company (the outside conversion date is December 31, 1999) and (vi) 103,060 shares of Common Stock held as treasury shares. See "Management -- Stock Option Plans," "Description of ILX Securities and Pertinent Arizona Statutes," "Underwriting" and the Company's Consolidated Financial Statements.

                      SUMMARY CONSOLIDATED HISTORICAL AND
                        PRO FORMA FINANCIAL INFORMATION

     The Summary Consolidated Historical and Pro Forma Financial Information should be read in conjunction with the Consolidated Financial Statements and notes thereto included herein, "Selected Consolidated Historical and Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                       HISTORICAL
                                         -----------------------------------------------------------------------
                                                                                             NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                         -----------------------------------------------   ---------------------
                                          1992      1993      1994      1995      1996        1996        1997
                                         -------   -------   -------   -------   -------   -----------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)        (UNAUDITED)
INCOME STATEMENT DATA (a)
Timeshare revenues:
  Sales of Vacation Ownership
    Interests..........................  $11,137   $12,264   $18,714   $21,354   $19,639     $15,271     $17,750
  Resort operating revenue.............    7,719     8,072     8,764     8,868    11,137       7,997       8,001
  Interest income......................      170       360       403       627       997         712         973
                                         -------   -------   -------   -------   -------     -------     -------
                                          19,026    20,696    27,881    30,849    31,773      23,980      26,724
                                         -------   -------   -------   -------   -------     -------     -------
Cost of sales and operating expenses:
  Cost of Vacation Ownership Interests
    sold...............................    2,144     1,457     2,393     3,530     3,101       2,312       2,369
  Cost of resort operations............    6,788     6,962     7,808     9,354    10,596       7,925       7,939
  Sales and marketing..................    5,668     6,718    10,142    10,972    10,678       7,817      10,237
  General and administrative...........    1,068       667     1,773     3,410     2,115       1,614       2,003
  Provision for doubtful accounts......      630     1,158       764     1,235       591         459         527
  Depreciation and amortization........      271       353     1,425       696       476         543         345
                                         -------   -------   -------   -------   -------     -------     -------
                                          16,569    17,315    24,305    29,197    27,557      20,670      23,420
                                         -------   -------   -------   -------   -------     -------     -------
Timeshare operating income.............    2,457     3,381     3,576     1,652     4,216       3,310       3,304
                                         -------   -------   -------   -------   -------     -------     -------
Land and other business:
  Sales of land and other..............       --       124     2,472     1,857       377         332          68
  Cost of land sold and other..........       --       114     1,955     1,665       327         291          51
                                         -------   -------   -------   -------   -------     -------     -------
Income from land and other business....       --        10       517       192        50          41          17
                                         -------   -------   -------   -------   -------     -------     -------
Total operating income.................    2,457     3,391     4,093     1,844     4,266       3,351       3,321
Interest expense.......................     (643)     (600)     (666)   (1,265)   (1,975)     (1,406)     (1,500)
                                         -------   -------   -------   -------   -------     -------     -------
Income before income taxes and minority
  interests............................    1,814     2,791     3,427       579     2,291       1,945       1,821
Income tax (expense) benefit...........      100       100       161       547      (679)       (608)       (657)
                                         -------   -------   -------   -------   -------     -------     -------
Income before minority interests.......    1,914     2,891     3,588     1,126     1,612       1,337       1,164
Minority interests.....................     (588)     (815)   (1,440)     (501)     (561)       (486)       (178)
                                         -------   -------   -------   -------   -------     -------     -------
Net income.............................  $ 1,326   $ 2,076   $ 2,148   $   625   $ 1,051     $   851     $   986
                                         =======   =======   =======   =======   =======     =======     =======
Net income per common and equivalent
  share (b)............................  $  0.59   $  0.88   $  0.86   $  0.25   $  0.41     $  0.33     $  0.37
                                         =======   =======   =======   =======   =======     =======     =======
Number of common and equivalent shares
  (b)..................................    2,246     2,358     2,493     2,542     2,590       2,578       2,652
                                         =======   =======   =======   =======   =======     =======     =======

                                                                        HISTORICAL
                                            -------------------------------------------------------------------
                                                                                              NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                            -----------------------------------------------   -----------------
                                             1992      1993      1994      1995      1996      1996      1997
                                            -------   -------   -------   -------   -------   -------   -------
                                              (DOLLARS IN THOUSANDS, EXCEPT AVERAGE PRICE
                                                 OF VACATION OWNERSHIP INTERESTS SOLD)
OTHER DATA(a)
EBITDA(c).................................  $ 2,188   $ 3,062   $ 4,218   $ 2,140   $ 4,253   $ 3,464   $ 3,555
Cash flows provided by (used in):
  Operating activities....................  $ 4,296   $ 2,438   $ 4,013   $  (703)  $ 3,976   $ 2,530   $ 2,967
  Investing activities....................  $(2,493)  $(1,433)  $(2,149)  $(3,156)  $(3,520)  $(3,300)  $(5,811)
  Financing activities....................  $(1,449)  $   338   $  (288)  $ 3,970   $  (679)  $  (341)  $ 1,539
Operating data:
  Number of ILX Resorts at period end.....        2         2         2         4         4         4         6
  Number of Vacation Ownership Interests
    sold(d)...............................      913     1,013     1,604     1,877     1,562     1,246     1,236
  Number of Vacation Ownership Interests
    in inventory at period end(d).........    6,722     6,250     5,082     9,347     7,955     8,161     7,437
  Average price of Vacation Ownership
    Interests sold (excluding revenues
    from Upgrades)(d).....................  $ 9,778   $10,954   $10,795   $10,624   $11,963   $11,692   $12,602
  Average price of Vacation Ownership
    Interests sold (including revenues
    from Upgrades)(d).....................  $12,198   $12,106   $11,667   $11,377   $12,573   $12,256   $14,361

                                                                           HISTORICAL
                                                 ---------------------------------------------------------------
                                                                  DECEMBER 31,
                                                 -----------------------------------------------   SEPTEMBER 30,
                                                  1992      1993      1994      1995      1996         1997
                                                 -------   -------   -------   -------   -------   -------------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA(a):
Notes receivable...............................  $ 3,686   $ 6,672   $ 6,751   $ 8,785   $11,746      $15,933
Resort property held for Vacation Ownership
  Interest sales...............................    9,798     9,749     9,408    14,852    15,248       14,231
Total assets...................................   15,748    24,907    28,403    37,753    41,275       43,860
Notes payable..................................    4,865     5,409     7,332    13,528    16,434       22,361
Shareholders' equity...........................    6,478    10,541    12,957    13,775    15,175       16,562

---------------

(a) The summary consolidated historical financial information set forth above for each of the fiscal years 1992 through 1996 and the nine months ended September 30, 1997, has been derived from the audited consolidated financial statements of the Company which have been restated to give effect to the Reverse Stock Split. In the opinion of management of the Company, the data presented for the nine months ended September 30, 1996, which is derived from the Company's unaudited consolidated financial statements, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operation for such period. Results for the nine months ended September 30, 1997 are not necessarily indicative of results for the entire fiscal year.

(b) Gives retroactive pro forma effect to the Reverse Stock Split.

(c) EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company's financial performance. However, EBITDA should not be construed as an alternative to net income as a measure of the Company's operating results or to cash flows from operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity. Since revenues from Vacation Ownership Interest sales include Customer Notes received by the Company, EBITDA does not reflect cash flow available to the Company. The Company's management interprets trends in EBITDA to be an indicator of the Company's financial performance, in addition to net income and cash flows from operating activities (determined in accordance with generally accepted accounting principles). The following table reconciles EBITDA to net income:

                                                                                    NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                             --------------------------------------------------     -----------------
                              1992       1993       1994       1995       1996       1996       1997
                             ------     ------     ------     ------     ------     ------     ------
                                               (IN THOUSANDS)
    Net income.............  $1,326     $2,076     $2,148     $  625     $1,051     $  851     $  986
    Interest expense.......     643        600        666      1,265      1,975      1,406      1,500
    Income tax expense
      (benefit)............    (100)      (100)      (161)      (547)       679        608        657
    Depreciation and
      amortization.........     271        353      1,425        696        476        543        345
    Amortization of
      guarantee fees.......      48        133        140        101         72         56         67
                             ------     ------     ------     ------     ------     ------     ------
    EBITDA.................  $2,188     $3,062     $4,218     $2,140     $4,253     $3,464     $3,555
                             ======     ======     ======     ======     ======     ======     ======

(d) Vacation Ownership Interests are expressed in terms of annual intervals (biennial sales are counted as one-half of an annual sale).

                       SUMMARY PRO FORMA INCOME STATEMENT

                                                                          PRO FORMA
                                                             ------------------------------------
                                                                               NINE MONTHS ENDED
                                                              YEAR ENDED         SEPTEMBER 30,
                                                             DECEMBER 31,     -------------------
                                                                 1996          1996        1997
                                                             ------------     -------     -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Timeshare revenues:
  Sales of Vacation Ownership Interests....................    $ 19,639       $15,271     $17,750
  Resort operating revenue.................................      10,979         7,893       7,794
  Interest income..........................................         997           712         973
                                                                -------       -------     -------
                                                                 31,615        23,876      26,517
                                                                -------       -------     -------
Cost of sales and operating expenses:
  Cost of Vacation Ownership Interests sold................       3,101         2,312       2,369
  Cost of resort operations................................      10,236         7,674       7,640
  Sales and marketing......................................      10,648         7,813      10,220
  General and administrative...............................       2,115         1,614       2,003
  Provision for doubtful accounts..........................         591           459         527
  Depreciation and amortization............................         457           536         311
                                                                -------       -------     -------
                                                                 27,148        20,408      23,070
                                                                -------       -------     -------
Timeshare operating income.................................       4,467         3,468       3,447
                                                                -------       -------     -------
Land and other business:
  Sales of land and other..................................         377           332          68
  Cost of land sold and other..............................         327           291          51
                                                                -------       -------     -------
Income from land and other business........................          50            41          17
                                                                -------       -------     -------
Total operating income.....................................       4,517         3,509       3,464
Interest expense...........................................      (1,945)       (1,399)     (1,438)
                                                                -------       -------     -------
Income before income taxes and minority interests..........       2,572         2,110       2,026
Income tax expense.........................................      (1,016)         (867)       (810)
                                                                -------       -------     -------
Income before minority interests...........................       1,556         1,243       1,216
Minority interests.........................................          --            --          --
                                                                -------       -------     -------
Net income.................................................    $  1,556       $ 1,243     $ 1,216
                                                                =======       =======     =======
Net income per common and equivalent share.................    $   0.62       $  0.50     $  0.47
                                                                =======       =======     =======
Number of common and equivalent shares.....................       2,509         2,498       2,572
                                                                =======       =======     =======

     The above unaudited pro forma income statement data for the nine months ended September 30, 1996 and 1997 and for the year ended December 31, 1996 gives effect to (a) the purchase by the Company of the remaining minority interest in LAP for $2,920,000 consisting of $820,000 cash, 20,000 shares of Common Stock issued (valued at $125,000) and notes payable aggregating $1,975,000, bearing interest at 8% per annum and (b) the sale of the Company's general partnership interest in the Lomacasi Resort for approximately $2,850,000 consisting of the assumption by the buyer of indebtedness of approximately $2,225,000 and the receipt by the Company of 100,000 shares of the Company's common stock valued at $625,000. These transactions are reflected as if they had occurred at the beginning of the respective periods presented. The adjustments consist of (i) elimination of the Lomacasi resort operations and related interest expense and minority interest, (ii) elimination of the LAP minority interest, (iii) additional interest expense for the debt used to purchase the LAP minority interest, (iv) reduction in the number of shares outstanding by 80,000, consisting of the 100,000 shares received from the sale of the Company's general partnership interest in the Lomacasi Resort less the 20,000 shares issued in connection with the purchase of the LAP minority interest and (v) adjustment of the provision for income taxes for the effect of the pro forma adjustments. These adjustments are summarized as follows:

                                                                               NINE MONTHS ENDED
                                                             YEAR ENDED          SEPTEMBER 30,
                                                            DECEMBER 31,       -----------------
                                                                1996           1996        1997
                                                            ------------       -----       -----
                                                             INCREASE (DECREASE) IN NET INCOME
                                                                       (IN THOUSANDS)
    Resort operating revenue..............................     $ (158)         $(104)      $(207)
    Cost of resort operations.............................        360            251         299
    Sales and marketing...................................         30              4          17
    Depreciation and amortization.........................         19              7          34
    Interest expense......................................         30              7          62
    Income tax expense....................................       (337)          (259)       (153)
    Minority interest expense.............................        561            486         178
                                                                -----          -----       -----
    Total.................................................     $  505          $ 392       $ 230
                                                                =====          =====       =====

                        SUMMARY PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

Assets:
  Cash and cash equivalents........................................................  $ 2,209
  Notes receivable, net............................................................   15,933
  Resort property held for Vacation Ownership Interest sales.......................   14,231
  Resort property under development................................................    1,728
  Land held for sale...............................................................    1,551
  Deferred assets..................................................................      314
  Property and equipment...........................................................    2,985
  Deferred income taxes............................................................      764
  Other assets.....................................................................    1,660
                                                                                     -------
                                                                                     $41,375
                                                                                     =======
Liabilities and shareholders' equity:
  Accounts payable.................................................................  $ 1,920
  Accrued liabilities..............................................................    2,897
  Due to affiliates................................................................       41
  Notes payable....................................................................   17,105
  Notes payable to affiliates......................................................    3,110
                                                                                     -------
                                                                                      25,073
Shareholders' equity...............................................................   16,302
                                                                                     -------
                                                                                     $41,375
                                                                                     =======

     The above unaudited pro forma balance sheet as of September 30, 1997 gives effect to the sale of the Company's general partnership interest in the Lomacasi Resort as if it occurred on September 30, 1997. The adjustments to the historical balance sheet consist of the elimination of the related assets and liabilities of the Lomacasi general partnership interest and the receipt of 100,000 shares of the Company's Common Stock as consideration for the sale. See "Prospectus Summary -- Recent Developments." These adjustments are summarized as follows:

                                                                              INCREASE (DECREASE)
                                                                              -------------------
                                                                                (IN THOUSANDS)
    Cash and cash equivalents...............................................        $    (9)
    Property and equipment..................................................         (2,197)
    Other assets............................................................           (278)
    Accrued liabilities.....................................................            (79)
    Notes payable...........................................................         (2,146)
    Shareholders' equity....................................................           (260)

                                  RISK FACTORS

     An investment in the Common Stock offered hereby involves a substantial degree of risk and should only be made by investors who can afford the loss of their entire investment. Prospective investors, prior to making an investment decision, should give careful consideration, in addition to the other information contained in this Prospectus, to the following risk factors. The following risk factors, however, may not represent all of the risks associated with the Company's business. The following discussion of certain risks associated with the Company's business and operations includes certain forward-looking statements. When used in this Prospectus, the words "estimate," "projection," "intends" and "anticipates" and similar terms are intended to identify forward-looking statements that relate to the Company's future performance. Such statements are subject to substantial uncertainty. Readers are cautioned not to place undue reliance on any forward-looking statements set forth below. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements contained herein.

RISKS OF RAPID GROWTH

     Risks Associated with Execution of Growth Strategy. A principal component of the Company's growth strategy is to acquire additional improved and unimproved real estate for the construction and development of new Varsity Clubs and CARs. The Company's ability to execute its growth strategy depends on a number of factors, including but not limited to: (i) the availability of attractive resort development opportunities, (ii) the Company's ability to acquire properties relating to such opportunities on economically feasible terms, (iii) the Company's ability to market and sell Vacation Ownership Interests at newly developed or acquired resorts; and (iv) the Company's ability to manage newly developed or acquired resorts in a manner which results in customer satisfaction. Specifically, the success of the Company's Premiere Vacation Club depends upon its ability to acquire and develop a sufficient number of participating resorts to make membership interests attractive to consumers. In addition, the success of the Company's Varsity Clubs concept is dependent on the Company's ability to successfully negotiate with universities proximate to its Varsity Clubs for access to the alumni, parents and other persons affiliated with such universities. There can be no assurance that the Company will be successful with respect to any or all of these factors.

     Risks Associated with Financing Growth. The Company intends to selectively acquire and develop new vacation ownership resorts and continue the expansion of its ILX Resorts. Acquiring and developing new resorts will place substantial demands on the Company's liquidity and capital resources, as well as on its personnel and administrative capabilities. Risks associated with the Company's development and construction activities include, but are not limited to, the following: (i) construction costs or delays at a property may exceed original estimates, possibly making the expansion or development uneconomical or unprofitable, (ii) sales of Vacation Ownership Interests at a newly completed resort may not be sufficient to make the resort profitable and (iii) financing may not be available on terms favorable for development of, or the continued sales of Vacation Ownership Interests at, a resort. The Company projects that currently planned expansion at ILX Resorts and development of its planned VCA-Tucson project will cost in excess of $14 million. Although the Company has secured adequate financing for those phases of the projects currently under development, there can be no assurance that adequate additional financing for future development projects will continue to be available on terms and conditions favorable to ILX. The Company's ability to obtain and repay any indebtedness at maturity may depend on refinancing or future sales of debt or equity, which may not be available on terms favorable to the Company. Factors which could affect the Company's access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions, the perception in the capital markets of the vacation ownership industry and the Company's business, results of operations, leverage, financial condition and business prospects. The Company does not currently and upon the closing of the Offering will not have the financing available to complete all of its planned expansion as set forth in "Business -- Growth Strategy."

     While the Company's construction activities typically are performed by third-party contractors whose performance cannot be assured by the Company, construction claims may be asserted against the Company for construction defects and such claims may give rise to liabilities. In addition, certain state and local laws may impose liability on property developers with respect to construction defects discovered or repairs made by future owners of such property.

     Risks Associated with the Acquisition of Properties. The Company's ability to execute its growth strategy also depends to a significant degree on the existence of attractive project acquisition opportunities. Currently, there are numerous potential buyers of real estate which have a stronger capital structure than that of the Company and, consequently, such entities have greater resources with which to acquire attractive resort opportunities. There can be no assurance that the Company will be able to successfully compete against such other buyers. In addition, the Company's development and construction activities, as well as its ownership and management of real estate, are subject to comprehensive federal, state and local laws regulating matters such as environmental and health concerns, protection of endangered species, water supplies, zoning, land development, land use, building design and construction, marketing and sales, and other matters. Such laws and difficulties in obtaining, or failing to obtain, the requisite licenses, permits, allocations, authorizations and other entitlements pursuant to such laws could impact the development and completion of the Company's projects. See "-- Regulation of Marketing and Sales of Vacation Ownership Interests and Related Laws." The enactment of "slow growth" or "no-growth" initiatives or changes in labor or other laws in any area where the Company's projects are located could also delay, affect the cost or feasibility of, or preclude entirely the expansion planned at the ILX Resorts or the development of other resorts. See "Business -- Growth Strategy."

     Risks Associated with the Expansion of the ILX Resorts. The Company's growth strategy includes the expansion of a number of units at the ILX Resorts, when appropriate. Risks associated with such expansion include but are not limited to the following: (i) construction costs may exceed original estimates, possibly making the expansion uneconomical, (ii) construction or conversion may not be completed as scheduled, possibly resulting in delayed recognition of revenue and increased interest expense, (iii) applicable governmental permits and authorizations may not be obtained or may be delayed, (iv) necessary financing may not be obtained or may be unavailable on favorable terms, and (v) market demand may not be sufficient to make such expansion profitable. Accordingly, there can be no assurance that the Company will complete all of its planned expansion of the ILX Resorts or, if completed, that such expansion will be profitable.

     Risks Associated with Expansion into New Markets. The Company's growth strategy consists of acquiring and developing additional CARs and Varsity Clubs throughout the Western United States, including markets in which the Company does not currently have an ILX Resort or conduct any sales or marketing activities. Historically, the ILX Resorts have been located primarily in Arizona, however, the Company's prior success in Arizona or Indiana and Colorado does not ensure the success of the acquisition, development or operation of future ILX Resorts or Varsity Clubs. See "-- Geographic Concentration Within the Western United States, Specifically Arizona." Accordingly, in connection with expansion into new markets, the Company may be exposed to a number of risks, including but not limited to (i) a lack of familiarity and understanding of local consumer preferences, (ii) the inability to attract, hire, train and retain additional sales, marketing and resort staff at costs attractive to the Company, (iii) the inability to obtain, or to obtain in a timely manner, necessary permits and approvals from state and local government agencies and qualified construction services at acceptable costs, (iv) the inability to capitalize on new marketing relationships and development agreements, (v) the uncertainty involved in, and additional costs associated with, marketing Vacation Ownership Interests prior to completion of marketed units, and (vi) other uncertainties generally associated with entering new markets.

     Dependence on Varsity Clubs of America. The Company's ability to execute its growth strategy depends to a substantial extent upon the success of its Varsity Club concept. Although the Company has successfully developed, operated and marketed VCA-South Bend, there can be no assurance that it will continue to do so in the future or that it will be successful in developing, operating or marketing additional Varsity Clubs. The Company's ability to successfully develop additional Varsity Clubs depends upon the following factors, among others: (i) the availability of additional locations situated within or proximate to population centers sufficiently large to provide an appropriate marketing base, (ii) the availability of suitable land at competitive prices in attractive locations, (iii) the availability of sufficient capital on commercially reasonable terms, (iv) the goodwill associated with the Varsity Clubs of America brand name, (v) the Company's ability to access affinity groups within the markets in which each of its Varsity Clubs operates or will operate and (vi) the availability of attractive sites proximate to prominent universities. The Company's failure to effectively manage one or more of these factors may adversely impact its results of operations.

FINANCING CUSTOMER BORROWINGS; LIQUIDITY RISKS

     The Company typically finances 75% to 80% of its overall sales of Vacation Ownership Interests. Although the Company conducts substantial credit pre-approval due diligence with respect to each financed sale, there are significant risks associated with such transactions, including those set forth below. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and
"Business -- Customer Financing."

     Borrower Defaults. Purchasers are required to make a down payment of at least 10% of the aggregate purchase price of the Vacation Ownership Interest and deliver a Customer Note to the Company for the balance. Although the Company conducts credit pre-approval due diligence with respect to each purchaser, it bears the risk of default associated with Customer Notes which it retains and those which it sells with recourse. If a buyer of a Vacation Ownership Interest defaults, the Company will generally pursue collection remedies to the extent legally permitted. Although the Company, in many cases, may have recourse against a Vacation Ownership Interest buyer for the unpaid price, certain states, including Arizona and Indiana, have laws which limit the Company's ability to recover personal judgments against customers who have defaulted on their loans. If the Company is unable to collect the defaulted amount or obtain a voluntary quitclaim to the mortgaged interest, the Company will foreclose on and then remarket the recovered Vacation Ownership Interest. Irrespective of the Company's remedy, the associated marketing, selling and administrative costs from the original sale are not recovered in the event of a default, and such costs must be incurred again to resell the Vacation Ownership Interest. In addition, the costs associated with exercising collection and foreclosure remedies can be high relative to the value of the underlying asset. Further, private mortgage insurance or its equivalent is not readily available to cover defaults with respect to Customer Notes.

     The Company has historically sold the majority of its Customer Notes to third parties, most of which are recourse to the Company. As a result, the Company may be required to repurchase or replace any such Customer Note which becomes delinquent. The Company takes these contingent obligations into account in establishing its allowance for uncollectible Customer Notes. There can be no assurance that such allowances are adequate to offset actual defaults under Customer Notes which are recourse to the Company. If the Company's allowances are inadequate to cover actual defaults, the Company's financial condition and results of operations could be materially adversely affected. See Note 2 of Notes to Consolidated Financial Statements.

     Borrowing Base. The Company typically finances its working capital needs by hypothecating Customer Notes which meet certain criteria established by third-party lenders (i.e. conforming Customer Notes), as well as non-conforming Customer Notes. As of September 30, 1997, the Company had agreements with lenders to borrow up to $12.0 million against conforming retained Customer Notes and an additional $2.2 million against non-conforming retained Customer Notes, of which approximately $8.1 million remained available. Once hypothecated, ILX Owners make payments on their Customer Notes directly to the lender's collection center or agent, where receipts are applied against the Company's loan balance. All of a customer's payments are applied to the Company's loan balance, both principal and interest. Historically, the Company's borrowings have not approached the maximum amount available under its existing credit facilities; however, there can be no assurance that the Company's future working capital needs will not exceed amounts available under its credit facilities. To the extent the Company generates additional Customer Notes through its sales efforts, the applicable Customer Notes may be pledged to lenders for additional borrowings, subject to applicable restrictions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Negative Cash Flow. On financed sales, the Company ordinarily receives only 10% of the purchase price on the sale of a Vacation Ownership Interest, but must pay in full the costs associated with the development, marketing, and sale of the Vacation Ownership Interest. The foregoing costs generally exceed such down payment. Maximum borrowings available under the Company's existing credit facilities may not be sufficient to cover these costs, thereby straining available capital resources, liquidity and capacity to grow. The Company's existing credit facilities expire at various dates from 1998 through 2003 and the Company does not presently have binding agreements to extend the terms of such credit facilities or for any replacement financing upon the expiration of such credit facilities. Moreover, there can be no assurance that alternative or additional credit facilities can be made on terms that are satisfactory to the Company. Accordingly, future sales of Vacation Ownership Interests may be limited by both the availability of funds to finance the initial negative cash flow that often results from sales that are financed by the Company and by reduced demand which may result if the Company is required to sell its Customer Notes to lenders. In addition, discounts from the face value of such Customer Notes may be required by such lenders, if available at all.

     Interest Rate Mismatch. The Company has not historically derived significant net interest income from its financing activities because the interest receivable on the retained Customer Notes has only slightly exceeded, if at all, the Company's interest payable. However, in order to increase the net interest derived from such activities, the Company has recently increased and intends to further increase the interest rates of Vacation Ownership Interest purchase money financing and will seek to renegotiate or otherwise obtain lower rates of interest payable to its lenders. There can be no assurance that the Company will be able to increase its customer's interest rates without eroding sales volume or that it will be successful in renegotiating or obtaining lower interest rates from its lenders. In addition, even if the Company were successful in these efforts, the Company's indebtedness bears interest at variable rates while the retained Customer Notes bear interest at fixed rates. As a result, increases in interest rates could cause the Company's interest expense to exceed its interest income on its portfolio of retained Customer Notes. Moreover, the Company does not currently engage in interest rate hedging transactions. Therefore, any increase in interest rates, particularly if sustained, could have a material adverse effect on the Company's results of operations, liquidity and financial position. Further, to the extent interest rates generally decrease on loans available to the Company's customers, the Company faces an increased risk that customers will pre-pay their Customer Notes and reduce the Company's income, if any, from financing activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Customer Financing."

     Maturity Mismatch. The Customer Notes typically have a seven-year term, while the Company's related revolving credit borrowings mature on different dates over the next five years. Accordingly, there is a mismatch between the Company's anticipated cash receipts and cash disbursements. Although the Company has historically been able to secure financing sufficient to fund its operations, it does not presently have credit facilities with its lenders to extend the respective terms of its existing credit facilities or to replace such credit facilities upon their expiration. Failure to obtain such refinancing or replacement credit facilities could require the Company to sell its portfolio of retained Customer Notes, potentially at a discount, or to seek other alternatives to enable it to continue in business. While the Company has been successful in obtaining financing to date, there is no assurance it will be able to do so in the future. The failure to do so in the future could have a material adverse effect on its results of operations and liquidity. See "-- Acceleration of Deferred Taxes and Net Operating Loss Carryforward Limitations."

COMPETITION

     The vacation ownership industry has historically been highly fragmented with approximately 200 operators of approximately 294 resorts actively selling Vacation Ownership Interests in 1996 in the United States, according to Ragatz Associates, a long time vacation ownership industry research group. These operators primarily consisted of local and regional resort developers and operators. See "Business -- The Vacation Ownership Industry Overview." However, the industry has recently undergone a consolidating trend. In fact, some of the world's most recognized lodging, hospitality and entertainment companies, such as Marriott Ownership Resorts, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts and Promus Hotel Corporation, have recently entered the industry. Other companies in the vacation ownership industry, including Signature Resorts, Inc., Fairfield Communities, Inc., Silverleaf Resorts, Inc., Trendwest Resorts, Inc. and Vistana, Inc. are public companies with enhanced access to capital and other resources. As a result, access to marketing, personnel and other resources may be limited or available to the Company on unfavorable terms. In addition, competition from vacation ownership resort developers and operators may limit the Company's ability to acquire additional resorts, and access to affinity groups, while costs associated with other aspects of the Company's operations are likely to increase. If the Company is unable to compete successfully against such companies, its business and results of operations may be materially adversely affected. See "Business -- Competition."

     In addition to the competitors named above, most of the ILX Resorts face direct competition from smaller, local vacation ownership companies with resorts within the vicinity of ILX Resorts. The Company is also subject to competition from other entities engaged in the commercial lodging business, including condominiums, hotels and motels, and others engaged in the leisure business. ILX anticipates that it will continue to face substantial competition in all aspects of its operations from organizations that are more experienced in the leisure industry and have greater access to financial, marketing and other resources. As a result, these competitors may have greater negotiating leverage or be able to take advantage of greater gross sales, thereby reducing the retail price of Vacation Ownership Interests and causing the Company to achieve relatively smaller profit margins in order to remain competitive. A reduction in the product costs associated with any of these competitors, or an increase in the Company's costs relative to such competitors' costs, could have a material adverse effect on the Company's results of operations, liquidity and financial position.

DEPENDENCE ON KEY PERSONNEL

     ILX relies upon certain key management employees, including Joseph P. Martori, Chairman and Chief Executive Officer; Nancy J. Stone, President and Chief Operating Officer; and Edward S. Zielinski, Executive Vice President of the Company and President of Varsity Clubs of America Incorporated. ILX currently has employment agreements with each of these officers, which contain certain non-competition provisions. See "Management -- Employment Agreements." However, the loss of any such individuals could materially adversely affect the Company's business. There can be no assurance that ILX will be able to retain key members of its current management team or that it will be able to attract experienced personnel in the future. The Company's success is also dependent upon its ability to attract and maintain qualified acquisition, development, marketing, management, administrative and sales personnel. The ability to attract, train and retain such personnel will become particularly important as the Company grows and develops additional resorts, and there can be no assurance that the Company will be successful in attracting and/or retaining such personnel. Should the Company be unable to attract and retain such key personnel, the Company's business and results of operations could be materially adversely affected. See "-- Competition" above and "Management -- Employment Agreements."

GEOGRAPHIC CONCENTRATION WITHIN THE WESTERN UNITED STATES, SPECIFICALLY ARIZONA

     As of September 30, 1997, approximately 60% of the Company's customers and 71% of the ILX Resorts and Additional Interests were located in Arizona. As a result, the Company's financial condition and results of operations may be materially adversely affected by local Arizona economic downturns, changing demographics or regulatory changes. Further, the Company's growth strategy includes the development and acquisition of additional CARs and Varsity Clubs throughout the Western United States. Although expansion into markets other than Arizona may reduce the Company's susceptibility to downturns in the Arizona market, there can be no assurance that the Company will be able to successfully apply its current operating strategy to new markets beyond Arizona. In addition, because the Company intends to execute its growth strategy primarily in the Western United States, it will continue to be particularly susceptible to adverse changes in economic circumstances, demographic trends or regulatory changes affecting those markets which it enters and the Western United States in general. There can be no assurance that the Company will be able to offset or minimize the adverse effects of such circumstances upon its business, financial condition or results of operations. See "-- Risks of Rapid Growth -- Risks Associated with Expansion into New Markets" above.

DEPENDENCE ON EXCHANGE NETWORKS; LACK OF DIVERSE LOCATIONS

     The Company's ability to successfully market and sell Vacation Ownership Interests is dependent in part upon the availability of exchange networks which allow ILX Owners to "trade" the time they have purchased for time at another participating vacation ownership resort. All Vacation Ownership Interests currently offered by ILX are qualified for inclusion in either the RCI or II exchange network or both. However, there can be no assurances as to the Company's continued ability to qualify additional properties or the continued availability of such exchange networks for ILX's existing portfolio of Vacation Ownership Interests. If such networks cease to function effectively or ILX is unable to respond to consumer demand for greater choices of desirable locations, it will be at a competitive disadvantage with respect to its competitors that can offer such choices. As a result of such disadvantages, the Company may be unable to sell a sufficient number of Vacation Ownership Interests or it may be unable to make sales at sufficiently high prices to remain profitable. As a result of such risks, the Company's results of operations could be materially adversely affected. See
"Business -- Participation in Exchange Networks."

RISKS ASSOCIATED WITH LEVERAGE

     The Company anticipates that its future business activities will be financed, in whole or in part, with indebtedness obtained pursuant to additional borrowings under the Company's existing credit facilities or under credit facilities to be obtained by the Company in the future. The definitive agreements with respect to these credit facilities do and could contain restrictive covenants which limit the Company's ability to, among other things, make capital expenditures, incur additional indebtedness and dispose of assets, or which require the Company to maintain certain financial ratios. The indebtedness incurred under these credit facilities may be secured by mortgages on a portion of the ILX Resorts, Customer Notes and other assets of the Company. In addition, the Company's present or future credit facilities may not permit the release of liens on the Company's Vacation Ownership Interests upon the sale of such interests which could impair their marketability. In the event of a default by the Company under one or more of these credit facilities, the lenders could foreclose on the vacation ownership properties secured by a mortgage or deed of trust or take possession of other assets pledged as collateral.

     The extent of the Company's leverage and the terms of the Company's indebtedness (such as requirements that the Company maintain certain debt-to-equity ratios) could also impair the Company's ability to obtain additional financing in the future, to make acquisitions or to take advantage of significant business opportunities that may arise. Furthermore, the Company's indebtedness and related debt service obligations may increase its vulnerability to adverse general economic and vacation ownership industry conditions and to increased competitive pressures. Although the Company intends to reduce its indebtedness with a portion of the net proceeds from this Offering, there can be no assurance that the Company will not be required to incur additional indebtedness in the foreseeable future to execute its growth strategy. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and
"Business -- Growth Strategy."

REGULATION OF MARKETING AND SALES OF VACATION OWNERSHIP INTERESTS AND RELATED
LAWS

     The Company's marketing and sales of Vacation Ownership Interests and other operations are subject to extensive regulation by the federal government and the states and local jurisdictions in which the Company conducts business. The Federal Trade Commission has taken the most active federal regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject includes the Truth-in-Lending Act and Regulation Z, the Equal Opportunity Credit Act and Regulation B, the Interstate Land Sales Full Disclosure Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Fair Housing Act and the Civil Rights Acts of 1964, 1968 and 1991. Amendments to any of these regulations or the enactment of additional regulations could constrain the manner in which the Company conducts it business and result in reduced revenues or increased costs.

     In addition, many states, including Arizona, have adopted specific laws and regulations regarding the sale of Vacation Ownership Interests, which require the Company, among other things, to obtain and file numerous documents and supporting information with the responsible state agency, and obtain its approval for an offering statement which describes all material aspects of the sale of Vacation Ownership Interests. When the agency determines that Vacation Ownership Interests at a particular a project may be sold, it will issue a public report for the project. Regardless of whether the resort is located in Arizona, the Company is required to deliver an offering statement or public report together with certain additional information concerning the terms of the purchase to all prospective purchasers of a Vacation Ownership Interest who are Arizona residents and attend a sales presentation in Arizona. Laws in each state where the Company currently sells Vacation Ownership Interests generally grant the purchaser of a Vacation Ownership Interest the right to cancel a contract of purchase at any time within three to seven calendar days following the date the contract was signed by the purchaser. Most states also have other laws which regulate the Company's activities and protect purchasers, such as real estate licensure laws; travel sales licensure laws; anti-fraud laws; consumer protection laws; telemarketing laws; prize, gift and sweepstakes laws; and other related laws. ILX and its subsidiary companies are currently authorized to market and sell interests in all states in which the ILX Resorts are located and all states in which it is marketing and selling Vacation Ownership Interests. The Company and its subsidiaries intend to apply for the right to conduct sales operations in additional states throughout the United States. However, there can be no assurance that any state will grant, or continue to grant, ILX the right to sell its Vacation Ownership Interests in such states or that, if such right to conduct sales operations is granted, it will be granted on terms and conditions acceptable to ILX. Further, if agents or employees of ILX violate such regulations or licensing requirements, such acts or omissions could cause the revocation or non-renewal of licenses required for the sale of Vacation Ownership Interests in such states.

     The Company believes it is in material compliance with applicable federal, state and local laws and regulations to which it is currently subject relating to the sale and marketing of Vacation Ownership Interests. However, the Company expects some consumer complaints in the ordinary course of its business. There can be no assurance that the costs of resolving such complaints or qualifying under applicable regulations in all jurisdictions in which the Company desires to conduct sales will not be significant, that the Company is in material compliance with applicable federal, state and local laws and regulations, or that violations of applicable laws will not have adverse implications for the Company, including, without limitation, negative public relations, potential litigation and regulatory sanctions. The expense, negative publicity and potential sanctions associated with the failure to comply with applicable laws or regulations could have a material adverse effect on the Company's results of operations, liquidity or financial position. See "Business -- Governmental Regulation."

     Under certain conditions, Vacation Ownership Interests may be considered "securities" under state or federal law, with consequent time-consuming and expensive requirements for registration of such interests, licensing of salespeople and compliance with other regulations. There can be no guarantee that ILX's Vacation Ownership Interests can be designed so as to avoid regulation as "securities" under applicable federal or state laws. The Company has been advised by its counsel, Squire, Sanders & Dempsey L.L.P., that in the opinion of such counsel, based on its review of the nature of the Company's Vacation Ownership Interests and its sales practices concerning them, including its Premiere Vacation Club, the Company's Vacation Ownership Interests do not constitute "securities" within the meaning of Section 2(1) of the Securities Act of 1933, as amended. If ILX's Vacation Ownership Interests are deemed to be securities, there can be no assurance that ILX will be able to comply with the applicable state and federal securities requirements or that the liabilities or contingencies that result from such compliance will be immaterial. As a result, such compliance may impact ILX's ability to conduct its business and may undermine the value of ILX's securities, including ILX Common Stock.

POSSIBLE ENVIRONMENTAL LIABILITIES

     Under various federal, state and local laws, ordinances and regulations, as well as common law, the owner, operator or tenant of real property is liable for the costs of removal or remediation of certain hazardous or toxic substances located on, in, or emanating from, such property, as well as related costs of investigation and property damage. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of the hazardous or toxic substances. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell or lease the property or to borrow money using such real property as collateral. Other federal and state laws require the removal or encapsulation of asbestos-containing material when such material is in poor condition or in the event of construction, demolition, remodeling or renovation. Other statutes may require the removal of underground storage tanks. Noncompliance with these and other environmental, health or safety requirements and the corresponding requirements to comply with such regulation may result in the need to cease or alter operations at a property. Further, the owner or operator of a site may be subject to common law claims by third parties based on damages and costs resulting from violations of environmental regulations or from contamination associated with the site.

     Although the Company typically conducts extensive due diligence prior to acquiring real property, it may not obtain Phase I environmental reports with respect to those properties located in remote or rural areas. Failure to obtain such reports may result in the Company acquiring or developing unusable property or assuming certain liabilities which could have been avoided if the Company had the information typically discovered in a Phase I report. To date, the Company has obtained environmental reports with respect to three of the ILX Resorts. Even when such due diligence investigation is performed, no assurance can be given that the Company's due diligence efforts or Phase I reports, when available, will reveal all environmental liabilities or that no prior owner created any material environmental condition not identifiable by the Company. Certain environmental laws impose liability on a previous owner of property to the extent hazardous or toxic substances were present during the prior ownership period. A transfer of the property may not relieve an owner of such liability. Thus, the Company may have liability with respect to properties previously sold by it or by its predecessors. See "Business -- Governmental
Regulation -- Environmental Matters."

ACCELERATION OF DEFERRED TAXES AND NET OPERATING LOSS CARRYFORWARD LIMITATIONS

     While the Company reports sales of Vacation Ownership Interests as income for financial reporting purposes upon closing a sale (see Notes to Consolidated Financial Statements), federal income tax regulations allow the Company to report a portion of financed sales on the installment method. Under the installment method, the Company recognizes income on the sale of a Vacation Ownership Interest when cash is received in the form of a down payment and then incrementally as payments on retained Customer Notes are received or when the Customer Note is factored. As of September 30, 1997, the Company had deferred taxes (i.e., taxes owed to taxing authorities in the future as a consequence of income previously reported in the financial statements) in the amount of $3.9 million attributable to this method of reporting Vacation Ownership Interests sales. If the Company should factor the Customer Notes or if the retained Customer Notes were foreclosed on by a lender of the Company or otherwise collected or disposed of, the deferred gain would be reportable for tax purposes and the deferred taxes, including interest on those taxes, as computed under
Section 453 of the Internal Revenue Code of 1986, as amended (the "Code"), would become due. Moreover, the Company would owe accrued interest on such deferred taxes which would be payable when the taxes are due in the event the deferred taxes reverse in a year when income taxes are payable by the Company, the likelihood of which is not now reasonably ascertainable. There can be no assurance that the Company will have sufficient cash resources to pay those taxes and interest if payable. Furthermore, if the Company's sales of Vacation Ownership Interests should decrease in the future, the Company's diminished operations may not generate either sufficient tax losses to offset taxable income or funds to pay the deferred tax liability from prior periods. Consequently, the Company's liquidity and financial position could be adversely affected.

     At December 31, 1996, the Company, excluding its wholly-owned subsidiary, Genesis Investment Corp. ("Genesis"), had net operating loss ("NOL") carryforwards of $3.6 million, which expire in 2001 through 2012. At December 31, 1996, Genesis had federal NOL carryforwards of $2.3 million, which expire in 2008 and state NOL carryforwards of $373,000, which expire in 1998. The Genesis losses are limited as to usage because they arise from built in losses of an acquired company and can only be utilized through earnings of Genesis.

     In addition, Section 382 of the Code imposes additional limitations on the utilization of NOLs by a corporation following various types of ownership changes which result in more than a 50% change in ownership of a corporation within a three-year period. Such changes may occur as a result of new Common Stock issuances by the Company or changes occurring as a result of filings with the Securities and Exchange Commission on Schedules 13D and 13G by holders of more than 5% of the Common Stock, whether involving the acquisition or disposition of Common Stock. If such a subsequent change occurs, the limitations of Section 382 would apply and may limit or deny the future utilization of the NOL by the Company, which could result in the Company paying substantial additional federal and state taxes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

LIMITED RESALE MARKET FOR VACATION OWNERSHIP INTERESTS

     Based on its experience with the ILX Resorts and the Additional Interests, the Company believes that resales of Vacation Ownership Interests are generally made at net sales prices below their original customer purchase price. The relatively lower sales price is partly attributable to the high marketing and sales costs associated with initial sales of such Vacation Ownership Interests. Accordingly, the initial purchase of a Vacation Ownership Interest may be less attractive to prospective buyers. Also, buyers who seek to resell their Vacation Ownership Interests may compete with sales of Vacation Ownership Interests by the Company. While Vacation Ownership Interest resale clearing houses or brokers do not currently have a material impact on the Company's business, if a secondary market for Vacation Ownership Interests were to become more organized and liquid, the availability of resale Vacation Ownership Interests at lower prices could adversely affect the prices and number of sales of new Vacation Ownership Interests by the Company. As a result, the Company's business and results of operations may be adversely affected.

ADVERSE EFFECTS OF DOWNTURNS IN GENERAL ECONOMIC CONDITIONS

     Any adverse change in economic conditions or significant price increases or adverse occurrences affecting the travel and tourism industry, such as the cost and availability of fuel or real estate, could have a material adverse effect on the Company's business and results of operations. Such conditions or occurrences may also have an adverse effect upon the availability and cost of financing for the Company and its customers, and preclude the Company from making loans to customers for Vacation Ownership Interest purchases or prevent customers from paying off outstanding Customer Notes. See "-- Financing Customer Borrowings; Liquidity Risks -- Borrower Defaults" and "-- Geographic Concentration Within the Western United States, Specifically Arizona" above.

POSSIBLE VOLATILITY OF STOCK PRICE

     The market price of the Common Stock has in the past been, and following the closing this Offering is likely to be, highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of new acquisitions or development projects, changes in financial estimates by securities analysts or other events or factors (such as the Reverse Stock Split). The market price of the Common Stock also may be affected by the Company's ability to meet analysts' expectations, and any failure to meet such expectations, even if minor, could have a material adverse effect on the market price of the Common Stock. In addition, the stock market has in the past and may in the future experience significant and widespread price and volume fluctuations which have often been unrelated to the operating performance of the companies whose equity securities may be affected. These broad market fluctuations may adversely affect the market price of the Common Stock. In the past, securities class action litigation has often been instituted against a company following periods of volatility in the market price of its securities. Even if the Company were to successfully defend itself, any such litigation instituted against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, results of operations or financial condition. See "Price Range of Common Stock."

COSTS OF COMPLIANCE WITH LAWS GOVERNING ACCESSIBILITY OF FACILITIES BY DISABLED PERSONS

     A number of state and federal laws, including the Fair Housing Act and the Americans with Disabilities Act, impose requirements related to access and use by disabled persons of a variety of public accommodations and facilities. Although the Company believes the ILX Resorts are substantially in compliance with laws governing their accessibility by disabled persons, the Company may need to incur additional costs to comply with such laws at its existing or subsequently acquired resorts. Additional federal, state and local legislation may impose further burdens or restrictions on the Company, with respect to access by disabled persons. The ultimate cost of compliance with such legislation is not currently ascertainable, but such costs could be substantial and, as a result, could have a material adverse effect on the Company's results of operations, liquidity or capital resources.

NATURAL DISASTERS; UNINSURED LOSS

     There are certain types of losses (such as losses arising from floods or acts of war) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its invested capital in a resort, as well as the anticipated future revenues from such resort. At the same time, the Company is obligated to pay any debt service or other obligations related to the property. Consequently, any such loss could have a material adverse effect on the Company's results of operations, liquidity or financial position. See "Business -- Insurance."

SEASONALITY AND VARIABILITY OF QUARTERLY RESULTS

     The Company has historically experienced quarterly fluctuations in its gross revenues and net income from its operations. The Company's sales of Vacation Ownership Interests have typically been lower during the first and fourth quarters of each year and the Company expects this trend to continue in the future. In addition, the Company's earnings may be adversely affected by the timing of the completion of future resorts, fluctuations in travel and vacation patterns, and weather or other natural phenomena. As the Company enters new markets, it may experience additional fluctuations in its quarterly results or an increased impact of seasonality on its business and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

VOTING CONTROL BY EXISTING ILX SHAREHOLDERS

     Holders of the Company's Common Stock are entitled to cumulative voting rights with respect to the election of the Company's directors. Cumulative voting permits each holder of Common Stock to cast an aggregate number of votes equal to the number of directorships to be filled multiplied by the number of shares of Common Stock as to which they are entitled to cast votes. The holders may cast all of such votes in favor of any individual nominee or may allocate them among multiple nominees as they choose. As a result, a holder of less than a majority of the outstanding Common Stock may elect one or more directors by casting all of his respective votes in favor of a single candidate. Although ILX currently has 7 directors, ILX's Bylaws authorize a Board of Directors of up to
15 directors. Consequently, a purchaser must hold           % of the ILX Common
Stock to be outstanding upon the closing of this Offering to be able to independently elect a director. Martori Enterprises Incorporated, an Arizona corporation ("MEI"), controlled by Joseph P. Martori and his cousin, Edward J. Martori ("EJM"), collectively, will own or have the power to vote approximately
     % of the ILX Common Stock outstanding upon the closing of this Offering
(     % if the Underwriters' over-allotment option is exercised in full), and thereby have the power to elect at least of the 7 directors and exert substantial influence over, and in most cases, control essentially all of ILX's business and affairs. In addition, Joseph P. Martori and EJM control MEI and its voting decisions with respect to shares of the Common Stock held by MEI. If the interests of MEI, Joseph P. Martori and EJM as shareholders differ from the interests of the other shareholders, such other shareholders may be adversely affected. See "Certain Relationships and Related Transactions," "Principal Shareholders" and "Description of ILX Securities and Pertinent Arizona Statutes."

ARIZONA ANTI-TAKEOVER PROVISIONS; BARRIERS TO TAKEOVER

     Arizona law restricts a security holder from entering into certain transactions, an acquiror from affecting changes in the control of corporations, and the exercise of certain voting rights without shareholder approval. See "Description of ILX Securities and Pertinent Arizona Statutes -- Arizona Anti-Takeover Legislation and Anti-Takeover Devices." Such statutory restrictions and the availability of Preferred Stock may adversely hamper future transactions involving a change in control or potential change in control of ILX or transactions with persons with shareholdings over specified percentages, thereby depressing the price of ILX Common Stock. Further, such circumstances may adversely affect the ability of one or more holders of ILX Common

Stock to effect a change in control of ILX. See "-- Absence of Common Stock Dividends; Rights of Preferred Stock" and "-- Dilution".

ABSENCE OF COMMON STOCK DIVIDENDS; RIGHTS OF PREFERRED STOCK

     The Company has never paid cash dividends on its Common Stock and it does not contemplate paying cash dividends on its Common Stock in the foreseeable future. It is the present intention of ILX's management to retain future earnings, if any, subject to payment of required dividends on the Company's outstanding Preferred Stock for reinvestment in the Company. As of September 30, 1997, there were 59,845, 55,000 and 265,623 shares, respectively, of the Company's Series A, Series B and Series C Preferred Stock outstanding. Each share of outstanding $10.00 par value Series A Preferred Stock ("Series A Stock") is entitled to an annual dividend of $.80 per share out of funds legally available therefor. Dividends may not be paid on ILX Common, Series B or Series C Preferred Stock until the Series A Stock sinking fund requirements and dividend payments are satisfied. The $10.00 par value Series C Convertible Preferred Stock ("Series C Stock") is entitled to receive dividends, when and as declared by ILX's Board of Directors, out of any funds legally available therefor at the rate of $.60 per share per annum (the "Dividend Preference") payable in preference and priority to any payment of any dividend on ILX Common Stock but subordinate and subject to the dividend rights of the Series A Stock. Except for "Cumulation Shares" issuable on conversion or liquidation of the Series C Stock, the right to the Dividend Preference is not cumulative. If, during any year prior to November 1, 1998, the Dividend Preference is not paid in full, the unpaid portion thereof will accumulate through November 1, 1998. See "Dividend Policy" and "Description of ILX Securities and Pertinent Arizona Statutes."

DILUTION

     The Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), permit the Board of Directors to issue up to an aggregate of 30,000,000 shares of Common Stock and up to 10,000,000 shares of Preferred Stock in one or more series without any action on the part of its shareholders, the terms of which may adversely affect the rights of holders of Common Stock. In addition, the issuance of Preferred Stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Further, the issuance of Preferred Stock may dilute the voting power of holders of Common Stock (such as the issuance of Preferred Stock with super-voting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interests. In addition, any such issuance of Preferred Stock could prevent the holders of Common Stock from realizing a premium on their shares. See "Description of ILX Securities and Pertinent Arizona Statutes."

                                USE OF PROCEEDS

     The Company estimates that the net proceeds from the sale of the shares of Common Stock offered hereby will be approximately
(          if the Underwriters' over-allotment option is exercised in full), after deducting underwriting discounts and commissions and estimated expenses of this Offering. The Company intends to apply the net proceeds of this Offering as follows:

                                                                         APPROXIMATE    OFFERING
                             APPLICATIONS                                  AMOUNT      PERCENTAGE
-----------------------------------------------------------------------  -----------   ----------
Repayment of Existing Debt.............................................    $                   %
VCA-Tucson Construction Costs..........................................                        %
Working Capital........................................................                        %
                                                                           -------        -----
          Total........................................................    $              100.0%
                                                                           =======        =====

     The Company intends to use approximately $     million, or      %, of the
net proceeds of this Offering to repay outstanding indebtedness of the Company
in the aggregate principal amount of $     million, plus accrued but unpaid
interest thereon (the "Existing Debt"). The Existing Debt matures on various dates from 1998 through 2003 and accrues interest at rates ranging from 12.0% to
13.5% per annum. The Company intends to use approximately $     million, or
     %, of the net proceeds of this Offering to repay indebtedness incurred or to be incurred after September 30, 1997 and used for the construction of VCA-Tucson. The debt related to this construction accrues interest at a rate of 12.0% per annum and matures in 2001. Pending such uses, all net proceeds will be invested in short-term investment grade instruments or bank certificates of deposit.

                          PRICE RANGE OF COMMON STOCK

     The following table sets forth, for the periods indicated, the range of high and low sales prices for the Common Stock, as quoted on the Nasdaq SmallCap Market, after giving effect to the Reverse Stock Split. The closing bid price of the Company's Common Stock on January 28, 1998 was $5.81, and, as of December 31, 1997, the Common Stock was held by approximately 1,158 holders of record.

                                                                                COMMON STOCK
                                                                               ---------------
                                                                               HIGH       LOW
                                                                               -----     -----
YEAR ENDED DECEMBER 31, 1996
  First Quarter..............................................................  $6.90     $5.00
  Second Quarter.............................................................   9.70      5.65
  Third Quarter..............................................................   8.15      5.95
  Fourth Quarter.............................................................   7.50      4.85
YEAR ENDED DECEMBER 31, 1997
  First Quarter..............................................................  $6.88     $5.00
  Second Quarter.............................................................   6.88      3.13
  Third Quarter..............................................................   8.44      3.91
  Fourth Quarter.............................................................   8.75      5.15
YEAR ENDED DECEMBER 31, 1998
  First Quarter (through January 28, 1998)...................................  $5.81     $4.38

                                DIVIDEND POLICY

     The Company has not and does not intend in the future to pay cash dividends on its Common Stock in the foreseeable future. See "Risk Factors -- Absence of Common Stock Dividends; Rights of Preferred Stock." The Company currently intends to retain future earnings to finance its operations and fund the growth of its business. Any payment of future dividends will be at the discretion of the Board of Directors of the Company and will depend upon, among other things, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual and other restrictions regarding the payment of dividends, and other factors that the Company's Board of Directors deems relevant.

     As of September 30, 1997, there were 59,845, 55,000 and 265,623 shares, respectively, of the Company's Series A, Series B and Series C Stock outstanding. Each share of outstanding Series A Stock is entitled to an annual dividend of $.80 per share out of funds legally available therefor. Dividends may not be paid on ILX Common, Series B or Series C Stock until the Series A Stock dividend requirements are satisfied. The Series C Stock is entitled to a Dividend Preference, when and as dividends are declared by ILX's Board of Directors, at the rate of $.60 per share per annum payable prior to any payment of any dividend on ILX Common Stock but subordinate to the dividend rights of the Series A Stock. The Series C Stock dividend is not cumulative. If, during any year prior to November 1, 1998, the Series C Stock dividend is not paid in full, the unpaid portion will accumulate through November 1, 1998, and the total accumulated amount will be converted, at the option of the holder, into shares of Common Stock at a conversion price of $30.00 per share. See "Description of ILX Securities and Pertinent Arizona Statutes."

                                 CAPITALIZATION

     The following table sets forth at September 30, 1997, the consolidated capitalization of the Company on an actual basis and as adjusted to give effect to the Offering and the application of estimated net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," the Consolidated Financial Statements and the notes thereto, "Selected Consolidated Historical and Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                          September 30, 1997
                                                                      --------------------------
                                                                      ACTUAL      AS ADJUSTED(a)
                                                                      -------     --------------
                                                                        (dollars in thousands)
Debt:
  Notes payable to affiliates.......................................  $ 3,110         $
  Notes payable and capital lease obligations.......................   19,251
                                                                      -------         ------
  Total indebtedness................................................   22,361
                                                                      -------         ------
Shareholders' equity:
  Preferred Stock, $10 par value; 10,000,000 shares authorized;
     380,468 shares issued and outstanding; liquidation preference
     of $3,804,680..................................................    1,385
  Common Stock, no par value; 30,000,000 shares authorized;
     2,692,433 shares issued and outstanding, and pro forma shares
     of      as adjusted for the Offering(b)........................   10,275
  Treasury stock, at cost, 6,100 shares.............................      (37)
  Additional paid-in capital........................................       79
  Retained earnings.................................................    4,860
                                                                      -------         ------
     Total shareholders' equity.....................................   16,562
                                                                      -------         ------
          Total capitalization......................................  $38,923         $
                                                                      =======         ======

---------------

(a) Adjusted to give effect to the application of the estimated net proceeds from this Offering. See "Use of Proceeds." Assumes repayment of
    approximately $     million in principal amount of debt outstanding as of
    September 30, 1997, of which $     million is construction debt incurred in
    connection with VCA-Tucson since September 30, 1997 and to be incurred prior to the closing of this Offering. See "Use of Proceeds."

(b) Does not include an aggregate of (i) 60,400 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans at a weighted average exercise price of $8.02, (ii) 131,320 shares of Common Stock reserved for issuance upon conversion of outstanding Preferred Stock, (iii) 10,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants at an exercise price of $7.50 per share, (iv) 20,000 shares of Common Stock reserved for issuance upon conversion of a note
    payable and (v)          shares of Common Stock which the Underwriters may
    purchase pursuant to their over-allotment option. See "Management -- Stock Option Plans," "Description of ILX Securities and Pertinent Arizona Statutes," "Underwriting" and the Company's Consolidated Financial Statements.

                      SELECTED CONSOLIDATED HISTORICAL AND
                        PRO FORMA FINANCIAL INFORMATION

     The selected consolidated historical financial information set forth below for the five years ended December 31, 1996 and for the nine months ended September 30, 1997 has been derived from the consolidated financial statements of the Company which have been restated to give effect to the Reverse Stock Split. The consolidated financial statements of the Company for the three years in the period ended December 31, 1996 and the nine months in the period ended September 30, 1997 and as of December 31, 1995 and 1996 and September 30, 1997 were audited by Deloitte & Touche LLP, independent auditors, as indicated in their report included elsewhere in this Prospectus. In the opinion of management of the Company, the data presented for the nine months ended September 30, 1996, which are derived from the Company's unaudited consolidated financial statements, reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such period. Results for the nine months ended September 30, 1997 are not necessarily indicative of results for the entire fiscal year.

     The Company has recently reformatted and reclassified certain items on its Consolidated Statements of Operations. This has been done to give readers of the Company's Consolidated Statements of Operations a clearer view of the financial performance of the Company's core business: the ownership and operation of vacation ownership resorts. The Company's "Cost of Vacation Ownership Interests Sold" line item has been reclassified to consist only of the real estate costs. The Company had previously included sales commissions and closing costs in this expense line item. Sales commission expenses and closing costs have been reclassified as "Sales and Marketing Expenses." Depreciation and amortization expense has been omitted from general and administrative expense and now comprises its own expense line item. The Company believes that these reclassifications are consistent with how many other publicly traded companies in the vacation ownership industry present their expense line items.

     The unaudited pro forma income statement data for the nine months ended September 30, 1996 and 1997 and for the year ended December 31, 1996 gives effect only to the minority interest buy-in by the Company in LAP and the sale of Lomacasi, as if these transactions occurred at the beginning of the respective periods presented. The unaudited pro forma balance sheet at September 30, 1997 gives effect to the sale of Lomacasi as if it occurred on September 30, 1997. See "Prospectus Summary -- Recent Developments." No contemplated application of the net proceeds from this Offering are included in the pro forma income statement and balance sheet data. The unaudited pro forma income statement and balance sheet data are not necessarily indicative of what the actual results of operations or financial position of the Company would have been, nor do they purport to represent the Company's results of operations or financial position for future periods.

     The Selected Consolidated Historical and Pro Forma Financial Information should be read in conjunction with the Consolidated Financial Statements and notes thereto included herein, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                       HISTORICAL
                                       ---------------------------------------------------------------------------
                                                                                               NINE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                       ---------------------------------------------------   ---------------------
                                        1992       1993       1994       1995       1996        1996        1997
                                       -------    -------    -------    -------    -------   -----------   -------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)          (UNAUDITED)
INCOME STATEMENT DATA(a)
Timeshare revenues:
  Sales of Vacation Ownership
    Interests........................  $11,137    $12,264    $18,714    $21,354    $19,639     $15,271     $17,750
  Resort operating revenue...........    7,719      8,072      8,764      8,868     11,137       7,997       8,001
  Interest income....................      170        360        403        627        997         712         973
                                       -------    -------    -------    -------    -------     -------     -------
                                        19,026     20,696     27,881     30,849     31,773      23,980      26,724
                                       -------    -------    -------    -------    -------     -------     -------
Cost of sales and operating expenses:
  Cost of Vacation Ownership
    Interests sold...................    2,144      1,457      2,393      3,530      3,101       2,312       2,369
  Cost of resort operations..........    6,788      6,962      7,808      9,354     10,596       7,925       7,939
  Sales and marketing................    5,668      6,718     10,142     10,972     10,678       7,817      10,237
  General and administrative.........    1,068        667      1,773      3,410      2,115       1,614       2,003
  Provision for doubtful accounts....      630      1,158        764      1,235        591         459         527
  Depreciation and amortization......      271        353      1,425        696        476         543         345
                                       -------    -------    -------    -------    -------     -------     -------
                                        16,569     17,315     24,305     29,197     27,557      20,670      23,420
                                       -------    -------    -------    -------    -------     -------     -------
Timeshare operating income...........    2,457      3,381      3,576      1,652      4,216       3,310       3,304
                                       -------    -------    -------    -------    -------     -------     -------
Land and other business:
  Sales of land and other............       --        124      2,472      1,857        377         332          68
  Cost of land sold and other........       --        114      1,955      1,665        327         291          51
                                       -------    -------    -------    -------    -------     -------     -------
Income from land and other
  business...........................       --         10        517        192         50          41          17
                                       -------    -------    -------    -------    -------     -------     -------
Total operating income...............    2,457      3,391      4,093      1,844      4,266       3,351       3,321
Interest expense.....................     (643)      (600)      (666)    (1,265)    (1,975)     (1,406)     (1,500)
                                       -------    -------    -------    -------    -------     -------     -------
Income before income taxes and
  minority interests.................    1,814      2,791      3,427        579      2,291       1,945       1,821
Income tax (expense) benefit.........      100        100        161        547       (679)       (608)       (657)
                                       -------    -------    -------    -------    -------     -------     -------
Income before minority interests.....    1,914      2,891      3,588      1,126      1,612       1,337       1,164
Minority interests...................     (588)      (815)    (1,440)      (501)      (561)       (486)       (178)
                                       -------    -------    -------    -------    -------     -------     -------
Net income...........................  $ 1,326    $ 2,076    $ 2,148    $   625    $ 1,051     $   851     $   986
                                       =======    =======    =======    =======    =======     =======     =======
Net income per common and equivalent
  share(b)...........................  $  0.59    $  0.88    $  0.86    $  0.25    $  0.41     $  0.33     $  0.37
                                       =======    =======    =======    =======    =======     =======     =======
Number of common and equivalent
  shares(b)..........................    2,246      2,358      2,493      2,542      2,590       2,578       2,652
                                       =======    =======    =======    =======    =======     =======     =======

                                                                        HISTORICAL
                                            -------------------------------------------------------------------
                                                                                              NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                            -----------------------------------------------   -----------------
                                             1992      1993      1994      1995      1996      1996      1997
                                            -------   -------   -------   -------   -------   -------   -------
                                              (DOLLARS IN THOUSANDS, EXCEPT AVERAGE PRICE
                                                 OF VACATION OWNERSHIP INTERESTS SOLD)
OTHER DATA(a)
EBITDA(c).................................  $ 2,188   $ 3,062   $ 4,218   $ 2,140   $ 4,253   $ 3,464   $ 3,555
Cash flows provided by (used in):
  Operating activities....................  $ 4,296   $ 2,438   $ 4,013   $  (703)  $ 3,976   $ 2,530   $ 2,967
  Investing activities....................  $(2,493)  $(1,433)  $(2,149)  $(3,156)  $(3,520)  $(3,300)  $(5,811)
  Financing activities....................  $(1,449)  $   338   $  (288)  $ 3,970   $  (679)  $  (341)  $ 1,539
Operating data:
  Number of ILX Resorts at period end.....        2         2         2         4         4         4         6
  Number of Vacation Ownership Interests
    sold(d)...............................      913     1,013     1,604     1,877     1,562     1,246     1,236
  Number of Vacation Ownership Interests
    in inventory at period end(d).........    6,722     6,250     5,082     9,347     7,955     8,161     7,437
  Average price of Vacation Ownership
    Interests sold (excluding revenues
    from Upgrades)(d).....................  $ 9,778   $10,954   $10,795   $10,624   $11,963   $11,692   $12,602
  Average price of Vacation Ownership
    Interests sold (including revenues
    from Upgrades)(d).....................  $12,198   $12,106   $11,667   $11,377   $12,573   $12,256   $14,361

                                                                           HISTORICAL
                                                 ---------------------------------------------------------------
                                                                  DECEMBER 31,
                                                 -----------------------------------------------   SEPTEMBER 30,
                                                  1992      1993      1994      1995      1996         1997
                                                 -------   -------   -------   -------   -------   -------------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:(a)
Notes receivable...............................  $ 3,686   $ 6,672   $ 6,751   $ 8,785   $11,746      $15,933
Resort property held for Vacation Ownership
  Interest sales...............................    9,798     9,749     9,408    14,852    15,248       14,231
Total assets...................................   15,748    24,907    28,403    37,753    41,275       43,860
Notes payable..................................    4,865     5,409     7,332    13,528    16,434       22,361
Shareholders' equity...........................    6,478    10,541    12,957    13,775    15,175       16,562

---------------

(a) The selected consolidated historical financial information set forth above for each of the fiscal years 1992 through 1996 and the nine months ended September 30, 1997, has been derived from the audited consolidated financial statements of the Company which have been restated to give effect to the Reverse Stock Split. In the opinion of management of the Company, the data presented for the nine months ended September 30, 1996, which is derived from the Company's unaudited consolidated financial statements, reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operation for such period. Results for the nine months ended September 30, 1997 are not necessarily indicative of results for the entire fiscal year.

(b) Gives retroactive pro forma effect to the Reverse Stock Split.

(c) EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company's financial performance. However, EBITDA should not be construed as an alternative to net income as a measure of the Company's operating results or to cash flows from operating activities (determined in accordance with generally accepted accounting principles) as a measure of liquidity. Since revenues from Vacation Ownership Interest sales include Customer Notes received by the Company, EBITDA does not reflect cash flow available to the Company. The Company's management interprets trends in EBITDA to be an indicator of the Company's financial performance, in addition to net income and cash flows from operating activities (determined in accordance with generally accepted accounting principles). The following table reconciles EBITDA to net income:

                                                                                    NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                             --------------------------------------------------     -----------------
                              1992       1993       1994       1995       1996       1996       1997
                             ------     ------     ------     ------     ------     ------     ------
                                               (IN THOUSANDS)
    Net income.............  $1,326     $2,076     $2,148     $  625     $1,051     $  851     $  986
    Interest expense.......     643        600        666      1,265      1,975      1,406      1,500
    Income tax expense
      (benefit)............    (100)      (100)      (161)      (547)       679        608        657
    Depreciation and
      amortization.........     271        353      1,425        696        476        543        345
    Amortization of
      guarantee fees.......      48        133        140        101         72         56         67
                             ------     ------     ------     ------     ------     ------     ------
    EBITDA.................  $2,188     $3,062     $4,218     $2,140     $4,253     $3,464     $3,555
                             ======     ======     ======     ======     ======     ======     ======

---------------
(d) Vacation Ownership Interests are expressed in terms of annual intervals (biennial sales are counted as one-half of an annual sale).

                           PRO FORMA INCOME STATEMENT

                                                                          PRO FORMA
                                                             ------------------------------------
                                                                               NINE MONTHS ENDED
                                                              YEAR ENDED         SEPTEMBER 30,
                                                             DECEMBER 31,     -------------------
                                                                 1996          1996        1997
                                                             ------------     -------     -------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Timeshare revenues:
  Sales of Vacation Ownership Interests....................    $ 19,639       $15,271     $17,750
  Resort operating revenue.................................      10,979         7,893       7,794
  Interest income..........................................         997           712         973
                                                                -------       -------     -------
                                                                 31,615        23,876      26,517
                                                                -------       -------     -------
Cost of sales and operating expenses:
  Cost of Vacation Ownership Interests sold................       3,101         2,312       2,369
  Cost of resort operations................................      10,236         7,674       7,640
  Sales and marketing......................................      10,648         7,813      10,220
  General and administrative...............................       2,115         1,614       2,003
  Provision for doubtful accounts..........................         591           459         527
  Depreciation and amortization............................         457           536         311
                                                                -------       -------     -------
                                                                 27,148        20,408      23,070
                                                                -------       -------     -------
Timeshare operating income.................................       4,467         3,468       3,447
                                                                -------       -------     -------
Land and other business:
  Sales of land and other..................................         377           332          68
  Cost of land sold and other..............................         327           291          51
                                                                -------       -------     -------
Income from land and other business........................          50            41          17
                                                                -------       -------     -------
Total operating income.....................................       4,517         3,509       3,464
Interest expense...........................................      (1,945)       (1,399)     (1,438)
                                                                -------       -------     -------
Income before income taxes and minority interests..........       2,572         2,110       2,026
Income tax expense.........................................      (1,016)         (867)       (810)
                                                                -------       -------     -------
Income before minority interests...........................       1,556         1,243       1,216
Minority interests.........................................          --            --          --
                                                                -------       -------     -------
Net income.................................................    $  1,556       $ 1,243     $ 1,216
                                                                =======       =======     =======
Net income per common and equivalent share.................    $   0.62       $  0.50     $  0.47
                                                                =======       =======     =======
Number of common and equivalent shares.....................       2,509         2,498       2,572
                                                                =======       =======     =======

     The above unaudited pro forma income statement data for the nine months ended September 30, 1996 and 1997 and for the year ended December 31, 1996 gives effect to (a) the purchase by the Company of the remaining minority interest in LAP for $2,920,000 consisting of $820,000 cash, 20,000 shares of Common Stock issued (valued at $125,000) and notes payable aggregating $1,975,000, bearing interest at 8% per annum and (b) the sale of the Company's general partnership interest in the Lomacasi Resort for approximately $2,850,000 consisting of the assumption by the buyer of indebtedness of approximately $2,225,000 and the receipt by the Company of 100,000 shares of the Company's common stock valued at $625,000. These transactions are reflected as if they had occurred at the beginning of the respective periods presented. The adjustments consist of (i) elimination of the Lomacasi resort operations and related interest expense and minority interest, (ii) elimination of the LAP minority interest, (iii) additional interest expense for the debt used to purchase the LAP minority interest, (iv) reduction in the number of shares outstanding by 80,000, consisting of the 100,000 shares received from the sale of the Company's general partnership interest in the Lomacasi Resort less the 20,000 shares issued in connection with the purchase of the LAP minority interest and (v) adjustment of the provision for income taxes for the effect of the pro forma adjustments. These adjustments are summarized as follows:

                                                                               NINE MONTHS ENDED
                                                             YEAR ENDED          SEPTEMBER 30,
                                                            DECEMBER 31,       -----------------
                                                                1996           1996        1997
                                                            ------------       -----       -----
                                                             INCREASE (DECREASE) IN NET INCOME
                                                                       (IN THOUSANDS)
    Resort operating revenue..............................     $ (158)         $(104)      $(207)
    Cost of resort operations.............................        360            251         299
    Sales and marketing...................................         30              4          17
    Depreciation and amortization.........................         19              7          34
    Interest expense......................................         30              7          62
    Income tax expense....................................       (337)          (259)       (153)
    Minority interest expense.............................        561            486         178
                                                                -----          -----       -----
    Total.................................................     $  505          $ 392       $ 230
                                                                =====          =====       =====

                            PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

Assets:
  Cash and cash equivalents........................................................  $ 2,209
  Notes receivable, net............................................................   15,933
  Resort property held for Vacation Ownership Interest sales.......................   14,231
  Resort property under development................................................    1,728
  Land held for sale...............................................................    1,551
  Deferred assets..................................................................      314
  Property and equipment...........................................................    2,985
  Deferred income taxes............................................................      764
  Other assets.....................................................................    1,660
                                                                                     -------
                                                                                     $41,375
                                                                                     =======
Liabilities and shareholders' equity:
  Accounts payable.................................................................  $ 1,920
  Accrued liabilities..............................................................    2,897
  Due to affiliates................................................................       41
  Notes payable....................................................................   17,105
  Notes payable to affiliates......................................................    3,110
                                                                                     -------
                                                                                      25,073
Shareholders' equity...............................................................   16,302
                                                                                     -------
                                                                                     $41,375
                                                                                     =======

     The above unaudited pro forma balance sheet as of September 30, 1997 gives effect to the sale of the Company's general partnership interest in the Lomacasi Resort as if it occurred on September 30, 1997. The adjustments to the historical balance sheet consist of the elimination of the related assets and liabilities of the Lomacasi general partnership interest and the receipt of 100,000 shares of the Company's Common Stock as consideration for the sale. See "Prospectus Summary -- Recent Developments." These adjustments are summarized as follows:

                                                                              INCREASE (DECREASE)
                                                                              -------------------
                                                                                (IN THOUSANDS)
    Cash and cash equivalents...............................................        $    (9)
    Property and equipment..................................................         (2,197)
    Other assets............................................................           (278)
    Accrued liabilities.....................................................            (79)
    Notes payable...........................................................         (2,146)
    Shareholders' equity....................................................           (260)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of the Company's financial condition and results of operations includes certain forward-looking statements. When used in this Prospectus, the words "estimate," "projection," "intend" and "anticipates" and similar terms are intended to identify forward-looking statements that relate to the Company's future performance. Such statements are subject to substantial uncertainty. Readers are cautioned not to place undue reliance on forward-looking statements set forth below. The Company undertakes no obligation to publicly update or revise any of the forward looking statements contained herein.

OVERVIEW

     ILX Resorts Incorporated was formed in 1986 to enter the Vacation Ownership Interest business. The Company generates revenue primarily from the sale and financing of Vacation Ownership Interests. The Company also generates revenue from rental of its unused or unsold inventory of units at its vacation ownership resorts and from the sale of food, beverages or other services at such resorts. The Company currently owns four resorts in Arizona, one in Indiana, one in Colorado and the Company is constructing a seventh resort in Tucson, Arizona.

     The company recognizes revenues from the sale of Vacation Ownership Interests at such time as a minimum of 10% of the purchase price has been received in cash, the statutory recission period has expired, the buyer is committed to continued payments of the remaining purchase price and the Company has been released of all future obligations for the Vacation Ownership Interests. Resort operating revenues are recorded as the rooms are rented or the services are performed.

     Costs associated with the acquisition and development of Vacation Ownership Interests, including carrying costs such as interest and taxes are capitalized and amortized to cost of sales as the respective revenue is recognized.

RESULTS OF OPERATIONS

     The following table sets forth certain operating information for the Company.

                                                                                NINE MONTHS ENDED
                                               YEAR ENDED DECEMBER 31,            SEPTEMBER 30,
                                           -------------------------------     -------------------
                                            1994        1995        1996        1996        1997
                                           -------     -------     -------     -------     -------
As a percentage of total timeshare
  revenues:
  Sales of Vacation Ownership
     Interests...........................     67.1%       69.2%       61.8%       63.7%       66.4%
  Resort operating revenue...............     31.4%       28.8%       35.1%       33.3%       30.0%
  Interest income........................      1.5%        2.0%        3.1%        3.0%        3.6%
                                           -------     -------     -------     -------     -------
     Total timeshare revenues............    100.0%      100.0%      100.0%      100.0%      100.0%
                                           =======     =======     =======     =======     =======
As a percentage of sales of Vacation
  Ownership Interests:
  Cost of Vacation Ownership Interests
     sold................................     12.8%       16.5%       15.8%       15.1%       13.3%
  Sales and marketing....................     54.2%       51.4%       54.4%       51.2%       57.7%
  Provision for doubtful accounts........      4.1%        5.8%        3.0%        3.0%        3.0%
  Contribution margin percentage from
     sale of Vacation Ownership
     Interests(1)........................     28.9%       26.3%       26.8%       30.7%       26.0%
As a percentage of resort operating
  revenue:
  Cost of resort operations..............     89.1%      105.5%       95.1%       99.1%       99.2%
As a percentage of total timeshare
  revenues:
  General and administrative.............      6.4%       11.1%        6.7%        6.7%        7.5%
  Depreciation and amortization..........      5.1%        2.3%        1.5%        2.3%        1.3%
  Timeshare operating income.............     12.8%        5.4%       13.3%       13.8%       12.4%
Selected operating data:
  Vacation Ownership Interests sold
     (2)(3)..............................    1,604       1,877       1,562       1,246       1,236
  Averages sales price per Vacation
     Ownership Interest sold (excluding
     revenues from Upgrades)(2)..........  $10,795     $10,624     $11,963     $11,692     $12,602
  Average sales price per Vacation
     Ownership Interest sold (including
     revenues from Upgrades)(2)..........  $11,667     $11,377     $12,573     $12,256     $14,361

---------------
(1) Defined as: the sum of Vacation Ownership Interest sales less the cost of Vacation Ownership Interests sold less the cost of sales and marketing less a provision for doubtful accounts, divided by sales of Vacation Ownership Interests.

(2)  Reflects all Vacation Ownership Interests on an annual basis.

(3) Consists of an aggregate of 1,864; 2,195; 2,320; 1,769 and 1,867 biennial and annual Vacation Ownership Interests for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, respectively.

Comparison of Nine Months Ended September 30, 1996 to Nine Months Ended September 30, 1997

     Sales of Vacation Ownership Interests increased 16.3% or $2.5 million for the nine months ended September 30, 1997 to $17.8 million from $15.3 million for the nine months ended September 30, 1996. The increase reflects both an increase in sales prices and an expanded marketing program whereby existing ILX Owners are offered an opportunity to purchase an Upgrade. Upgrade revenue, included in sales of Vacation Ownership Interests, increased 214.3% from $0.7 million in 1996 to $2.2 million in 1997. The average sales price per Vacation Ownership Interest sold (including Upgrades) increased 17.2% from $12,256 in 1996 to $14,361 in 1997 as a result of increased sales prices and the additional Upgrade sales. Upgrades generally do not involve the sale of additional Vacation Ownership Interests (merely their exchange) and, therefore, such Upgrades increase the average sales price per Vacation Ownership Interest sold.

     The number of Vacation Ownership Interests sold decreased 0.8% from 1,246 in 1996 to 1,236 in 1997. The average sales price per Vacation Ownership Interest sold (excluding Upgrades) increased 7.8% from $11,692 in 1996 to $12,602 in 1997. Sales of Vacation Ownership Interests in 1997 included 1,261 biennial Vacation Ownership Interests (counted as 631 annual Vacation Ownership Interests) compared to 1,151 biennial Vacation Ownership Interest sales (counted as 576 annual Vacation Ownership Interests) in 1996. The increase in average price per Vacation Ownership Interest sold (excluding Upgrades) in 1997 resulted both from increased prices and from the Company's increased sales of biennial Vacation Ownership Interests (the sales price of which is more than one-half of an annual Vacation Ownership Interest sales price).

     Resort operating revenues and cost of resort operations are comparable between the two periods.

     The 36.6% increase in interest income from $712,628 in 1996 to $973,236 in 1997 is a result of the increased Customer Notes retained by the Company and an increase in interest rates charged by the Company on its Customer Notes, effective July 1997.

     Cost of Vacation Ownership Interests sold as a percentage of Vacation Ownership Interest sales decreased from 15.1% in 1996 to 13.3% in 1997 due to the increased sales of biennial Vacation Ownership Interests (which have a lower cost of sales percentage than annual Vacation Ownership Interests) and also due to a larger amount of Upgrade sales in 1997.

     Sales and marketing as a percentage of sales of Vacation Ownership Interests increased to 57.7% in 1997 compared to 51.2% in 1996 due to (i) increased costs of generating tours to ILX Resorts in 1997, (ii) increased costs from the opening of a new sales office in Phoenix in 1997, (iii) opening of a Tucson sales office in 1997 (which is anticipated to achieve operating efficiency consistent with the Company's standards following opening of VCA-Tucson), and (iv) recognition in 1996 of benefits from premiums issued to potential customers in prior periods which expired without redemption. Increases in costs of generating tours in 1997 is due in part to the trial of several new marketing strategies which were determined ineffective and were therefore terminated in July and August 1997. Additionally, the Phoenix sales office was not retained beyond the trial period (April - July 1997) due to high marketing costs and low closing rates.

     The provision for doubtful accounts as a percentage of Vacation Ownership Interest sales remained constant at 3.0%.

     General and administrative expenses increased 25.0% to $2.0 million in 1997 from $1.6 million in 1996. General and administrative increased to 7.5% as a percentage of total timeshare revenues in 1997 from 6.7% in 1996 due to an increase in payroll expense, professional fees and rent expense.

     The decrease in minority interests from 1996 to 1997 reflects (i) the buyout by the Company of the LAP minority interest in August 1997 and (ii) reduced LAP resort income and stock bonuses granted in 1997.

Comparison of Year Ended December 31, 1995 to the Year Ended December 31, 1996

     Sales of Vacation Ownership Interests decreased by 8.4% or $1.8 million to $19.6 million in 1996 from $21.4 million in 1995. Part of this decline reflects operation through April 1995 of a Phoenix sales office (which generated approximately $771,000 in sales in 1995 prior to closure) and the recognition of approximately $513,000 in sales of Vacation Ownership Interests in VCA-South Bend written in 1994 but for which revenue recognition was deferred until completion of construction in 1995. Upgrade revenue, included in Vacation Ownership Interest sales, decreased 28.6% from $1.4 million in 1995 to $1.0 million in 1996. The average sales price per Vacation Ownership Interest sold (including Upgrades) increased 10.5% from $11,377 in 1995 to $12,573 in 1996 as a result of increased sales of biennial Vacation Ownership Interests which was partially offset by the decline in Upgrade sales.

     The number of Vacation Ownership Interests sold decreased 16.8% from 1,877 in 1995 to 1,562 in 1996. The average sales price of Vacation Ownership Interests sold (excluding Upgrades) increased 12.6% from $10,624 in 1995 to $11,963 in 1996 due primarily to an increase in the number of biennial Vacation Ownership Interests sold. Sales of Vacation Ownership Interests in 1996 included 1,517 biennial interests (counted as 758 annual Vacation Ownership Interests) compared to 636 (counted as 318 annual Vacation Ownership

Interests) in 1995. The increase in 1996 biennial sales was the result of the Company's increased sales and marketing efforts in this market segment and its ability to charge a sales price that was significantly greater than one-half of the sales price of an annual Vacation Ownership Interest. The increased emphasis upon sales of biennial Vacation Ownership Interests at higher prices and the closure of the Phoenix sales office resulted in a reduction in sales of annual Vacation Ownership Interests from 1,559 in 1995 to 803 in 1996.

     Resort operating revenue increased 24.7% from $8.9 million in 1995 to $11.1 million in 1996. The increase reflects a full year of operations in 1996 of both VCA-South Bend, which opened in mid-August 1995, and Kohl's Ranch, which was acquired on June 1, 1995.

     The 59.1% increase in interest income from $627,081 in 1995 to $997,500 in 1996 is a result of the increased amount of Customer Notes retained by the Company as well as increased balances of invested cash.

     Cost of Vacation Ownership Interests sold as a percentage of Vacation Ownership Interest sales decreased from 16.5% in 1995 to 15.8% in 1996 due to an increase in the number of biennial sales.

     Sales and marketing costs as a percentage of Vacation Ownership Interests sales increased from 51.4% in 1995 to 54.4% in 1996 due to a promotional program in 1996 which offered certain purchasers of Vacation Ownership Interests a vacation experience (including accommodations, airfare and car rental). While the cost of the vacation experience was added to the purchase price, it had the effect of increasing sales and marketing costs as a percentage of sales of Vacation Ownership Interests. Additionally, 1995 included the recognition of approximately $513,000 of revenue recognized on the percentage of completion method but for which marketing costs were recognized in 1994 when incurred.

     The decrease in the provision for doubtful accounts as a percentage of sales of Vacation Ownership Interests from 5.8% in 1995 to 3.0% in 1996 reflects the expected performance of the portfolio of consumer paper based on the Company's collection experience in the prior years, both sold and unsold.

     The decrease in cost of resort operations as a percentage of resort operating revenue to 95.1% in 1996 from 105.5% in 1995 reflects lower costs of operations at Los Abrigados as a percentage of revenue due to increased occupancy, increased ILX Owner rates and reductions in operating costs, net of the costs of operations for VCA-South Bend and Kohl's Ranch, which began operations in 1995 and accordingly had lower occupancy than mature resorts.

     General and administrative expenses decreased 38.2% from $3.4 million in 1995 to $2.1 million in 1996 due in part to operating efficiencies in 1996 and unusual expenses in 1995. General and administrative expense decreased to 6.7% as a percentage of total timeshare revenues in 1996 from 11.1% in 1995. In 1995, approximately $400,000 of expenses were recognized relating to a $10 million convertible bond offering which was abandoned due to the underwriter's inability to place the bonds. Proceeds from the failed offering were intended for Varsity Clubs expansion; however, as a result of abandoning the bond offering, the Company canceled its options on certain Varsity Clubs sites, and $320,000 of related costs were written off because the Company no longer expected to build at these sites within the option periods.

     The increase in interest expense from $1.3 million in 1995 to $2.0 million in 1996 reflects an increase in notes payable, including the note payable for the construction of VCA-South Bend, which interest had been capitalized through completion in August 1995, the acquisition notes for Kohl's Ranch, Lomacasi Cottages and the Inn at Los Abrigados, and increased borrowings against consumer notes receivable.

     Income tax expense increased from a benefit in 1995 to a provision in 1996 because 1995 included a reduction in the valuation allowance, reflecting management's estimate of the future benefit to be derived from the utilization of Genesis NOL carryovers, and because of increased net income in 1996.

     Minority interests are comparable between years. However, 1996 reflects an increase in Los Abrigados net income between years due to increased hotel operating income, increased Vacation Ownership Interest sales prices and reduced costs of Vacation Ownership Interests sold, depreciation and bad debt provision. For 1995, the minority interests include the minority interest ownership of the Genesis land parcels sold in 1995.

Comparison of Year Ended December 31, 1994 to the Year Ended December 31, 1995

     Sales of Vacation Ownership Interests increased by 14.1% or $2.7 million to $21.4 million in 1995 from $18.7 million in 1994. This increase was due to increased sales from two new properties, VCA-South Bend, which was completed in 1995, and Kohl's Ranch, which was purchased in June 1995. The increase in sales from these properties was partially offset by a decline in sales at the Company's other existing resorts. Upgrade revenues, included in Vacation Ownership Interest sales, were $1.4 million in both 1994 and 1995. The average sales price per Vacation Ownership Interest sold (including Upgrades) decreased 2.5% from $11,667 in 1994 to $11,377 in 1995 as a result of an increase in the percentage of sales from VCA-South Bend and Kohl's Ranch, both of which have a lower average sales price than Los Abrigados Resort and Spa. These lower sales prices were partially offset by the increase in Upgrade revenue.

     The number of Vacation Ownership Interests sold increased 17.0% from 1,604 in 1994 to 1,877 in 1995. The average sales price of Vacation Ownership Interests sold (excluding Upgrades) decreased 1.6% from $10,795 in 1994 to $10,624 in 1995, due to the increased percentage of sales from VCA-South Bend and Kohl's Ranch, both of which have a lower average sales price than Vacation Ownership Interests in Los Abrigados. This was partially offset by the recognition of approximately $513,000 in sales of Vacation Ownership Interests in VCA-South Bend written in 1994, but for which revenue recognition was deferred until completion of construction in 1995. Sales of Vacation Ownership Interests in 1995 included 636 biennial Vacation Ownership Interests (counted as 318 annual Vacation Ownership Interests) compared to 519 biennial (counted as 259 annual Vacation Ownership Interests) in 1994.

     Resort operating revenue increased by 1.1% from $8.8 million in 1994 to $8.9 million in 1995, which reflects revenue from VCA-South Bend, which opened in mid-August 1995, and revenue from Kohl's Ranch, which was acquired on June 1, 1995. These increases were offset in large part by reduced room revenue at Los Abrigados due to increasing use of the resort by prospective Vacation Ownership Interest purchasers and ILX Owners and decreasing availability of rooms for resort guests, and the closure of the Canyon Rose dining room at Los Abrigados for four months in 1995 for remodeling and designation of the restaurant as a steak house and a cigar and billiards room.

     The 55.8% increase in interest income from $402,596 in 1994 to $627,081 in 1995 is a result of the increased amount of Customer Notes retained by the Company.

     Cost of Vacation Ownership Interests sold as a percentage of sales of Vacation Ownership Interests increased from 12.8% in 1994 to 16.5% in 1995 due to increased sales of Vacation Ownership Interests in VCA-South Bend, which have a higher percentage product cost than Los Abrigados.

     Sales and marketing as a percentage of Vacation Ownership Interest sales decreased from 54.2% in 1994 to 51.4% in 1995 primarily due to advertising and promotion costs which were incurred and expensed related to the start up of sales activity of VCA-South Bend in 1994, but for which approximately $513,000 of the revenue was not recognized until 1995 when the facility was completed and ready for occupancy.

     The increase, as a percentage of sales of Vacation Ownership Interests, of the 1995 doubtful accounts provision to 5.8% as compared to 4.1% in 1994 reflects the then expected performance of the paper generated in 1995.

     The cost of resort operations as a percentage of revenues increased from 89.1% in 1994 to 105.5% in 1995 due to the start up of operations at Kohl's Ranch and VCA-South Bend and due to decreased occupancy of traditional resort guests at Los Abrigados as ILX Owners and prospective purchasers, who pay substantially reduced rates for their room usage, utilize a greater portion of the facilities. Occupancy at Kohl's Ranch was impacted by room renovations during 1995 which reduced the number of rooms available for rent. Kohl's Ranch resort operating expenses in 1995 included repairs, landscaping, cleaning and training associated with start up of the operation. Occupancy at VCA-South Bend was low in 1995 due to minimal pre-opening marketing of the facility to groups and individual hotel guests.

     General and administrative expenses increased 88.9% from $1.8 million in 1994 to $3.4 million in 1995 because 1995 reflects the expense of approximately $400,000 in bond offering costs, and also the write-off of approximately $320,000 in costs for Varsity Clubs sites and associated development costs. The Company abandoned its plans for a $10 million convertible bond offering in December 1995 because of the underwriter's inability to timely place the bonds. The proceeds of the bond offering were intended to be used for expansion of Varsity Clubs. The Company canceled its options on various Varsity Clubs sites because it no longer expected to construct these sites within the option period. In 1995, general and administrative expenses also reflect the start up of VCA-South Bend.

     Sales of land and the associated cost of land sold and other in both 1994 and 1995 reflect the sale of unimproved real property and sales of Red Rock Collection products. In 1994, the Company's sales include the sale of subdivided lots and a large, unimproved parcel. In 1995, the Company's sales include sales of three large, unimproved parcels.

     The increase in interest expense from $666,141 in 1994 to $1,265,227 in 1995 reflects an increase in notes payable, including the note payable for the construction of VCA-South Bend, the Kohl's Ranch acquisition notes, a full year of interest on the notes arising from the 1994 acquisition of the LAP Class A partnership interest and increased borrowings against Customer Notes. The Company elected to finance its Kohl's Ranch Customer Notes and a portion of its Golden Eagle consumer notes by hypothecating the notes, rather than selling the notes, because of the favorable installment tax treatment available for hypothecated notes.

     Income tax benefits increased from $161,799 in 1994 to $547,216 in 1995. In 1994, tax benefits resulted from decreases in the valuation allowance as a result of the ability to utilize loss carryforwards and built in losses arising from Los Abrigados and from Genesis loss carryforwards. 1995 tax benefits reflect the elimination of the remaining valuation allowance on the Genesis net operating loss carryforwards. The elimination was based on the development of tax strategies from which management concluded the loss carryforwards would more likely than not be utilized. A valuation allowance had been established to reflect the uncertainty of the utilization of Los Abrigados deferred tax assets and the Genesis net operating loss carryforwards.

     The decrease in minority interests from $1.4 million in 1994 to $0.5 million in 1995 reflects the acquisition of the LAP Class A limited partnership interests effective July 1994, the decrease in LAP net income in 1995 and differences in minority interest ownership of the Genesis parcels sold in 1994 and 1995. The decrease in LAP net income between years is a result of closure of the Phoenix Sales Office and reduced profitability of Los Abrigados hotel operations due to decreased availability of rooms for resort guests.

LIQUIDITY AND CAPITAL RESOURCES

Sources of Cash

     The Company generates cash primarily from the sale of Vacation Ownership Interests (including Upgrades) and the financing of Customer Notes from such sales and from resort operations. During the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997, cash provided by (used in) operations was $4.0 million, $(.7) million, $4.0 million, $2.5 million and $3.0 million, respectively. The negative cash flow in 1995 was due primarily to an increase in resort property held for timeshare sales of $4.4 million resulting from the completion of construction and opening of VCA-South Bend, which was financed primarily through borrowings of $4.2 million in 1995. Because the Company uses significant amounts of cash in the development and marketing of Vacation Ownership Interests, but collects the cash on the Customer Notes receivable over a long period of time, borrowing against and/or selling receivables is a necessary part of normal operations. See "Risk
Factors -- Financing Customer Borrowings" and "Risk Factors -- Borrower
Defaults."

     For regular Federal income tax purposes, the Company reports substantially all of its non-factored financed Vacation Ownership Interest sales under the installment method. Under the installment method, the Company recognizes income on sales of Vacation Ownership Interests only when cash is received by the Company in the form of a down payment, as installment payments or from proceeds from the sale of the Customer Note. The deferral of income tax liability conserves cash resources on a current basis. Interest may be imposed, however, on the amount of tax attributable to the installment payments for the period beginning on the date of sale and ending on the date the related tax is paid. If the Company is otherwise not subject to tax in a particular year, no interest is imposed since the interest is based on the amount of tax paid in that year. The consolidated financial statements do not contain an accrual for any interest expense which would be paid on the deferred taxes related to the installment method as the interest expense is not estimable.

     At December 31, 1996, the Company, excluding Genesis, had NOL carryforwards of $3.6 million, which expire in 2001 through 2012. At December 31, 1996, Genesis had federal NOL carryforwards of $2.3 million which expire in 2008 and state NOL carryforwards of $0.4 million which expire in 1998. The Genesis losses are limited as to usage because they arise from built in losses of an acquired company and can only be utilized through earnings of Genesis.

     In addition, Section 382 of the Code imposes additional limitations on the utilization of NOLs by a corporation following various types of ownership changes which result in more than a 50% change in ownership of a corporation within a three-year period. Such changes may result from new Common Stock issuances by the Company or changes occurring as a result of filings with the Securities and Exchange Commission on Schedules 13D and 13G by holders of more than 5% of the Common Stock, whether involving the acquisition or disposition of Common Stock. If such a subsequent change occurs, the limitations of Section 382 would apply and may limit or deny the future utilization of the NOL by the Company, which could result in the Company paying substantial additional federal and state taxes. See "Risk Factors -- Acceleration of Deferred Taxes and Net Operating Loss Carryforward Limitations" and Note 8 of Notes to Consolidated Financial Statements.

Uses of Cash

     Investing activities typically reflect a net use of cash because of capital additions and loans to customers in connection with the Company's Vacation Ownership Interest sales. Net cash used in investing activities for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 was $2.1 million, $3.2 million, $3.5 million, $3.3 million and $5.8 million, respectively. Cash used in investing activities increased 2.5 million for the nine months ended September 30, 1997 compared to the comparable period in 1996, due to the Company's purchase of the minority interest in LAP (see Note 11 to Consolidated Financial Statements) which included a cash payment of approximately $820,000 and due to the Company's strategy of hypothecating its Customer Notes rather than selling them.

     The Company requires funds to finance the acquisitions of property for future resort development and to further develop the existing resorts, as well as to make capital improvements and support current operations. The Company is currently constructing VCA - Tucson, Arizona at an aggregate estimated cost of $7 million. Construction of the facility commenced in 1997 and is expected to be completed in the first quarter of 1998. The Company has a commitment for construction financing in the amount of $6.55 million, which is expected to be sufficient to build and furnish the property. At September 30, 1997, $1.6 million had been drawn against this commitment.

     Customer defaults have a significant impact on cash available to the Company from financing Customer Notes receivables in that notes more than 60 to 90 days past due are not eligible as collateral. As a result, the Company in effect must repay borrowings against such notes or buy back such notes if they were sold with recourse. See "Risk Factors -- Borrower Defaults," "Risk
Factors -- Financing Customer Borrowings" and "Risk Factors -- Development, Construction and Property Acquisition Activities."

Credit Facilities

     The Company has agreements with financial institutions for total commitments aggregating $20.0 million under which the Company may sell certain of its customer notes receivable. These agreements provide for sales on a recourse basis with a percentage of the amount sold held back by the financial institution as additional collateral. Notes may be sold at discounts or premiums to yield the consumer market rate as defined by the financial institution. At September 30, 1997, approximately $8.0 million is available under these commitments.

     The Company also has financing commitments aggregating $14.2 million whereby the Company may borrow against notes receivable pledged as collateral. These borrowings bear interest at a rate of prime plus 3.25% to prime plus 5% and expire at various dates from 1998 through 2003. At September 30, 1997, approximately $8.1 million is available under these commitments.

     In the future, the Company may negotiate additional credit facilities, issue corporate debt, issue equity securities, or any combination of the above. Any debt incurred or issued by the Company may be secured or unsecured, may bear interest at fixed or variable rates of interest, and may be subject to such terms as management deems prudent. There is no assurance that the Company will be able to secure additional corporate debt or equity at or beyond current levels or that the Company will be able to maintain its current level of debt. See "Risk Factors -- Leverage."

     The Company believes available borrowing capacity, together with cash generated from operations, will be sufficient to meet the Company's liquidity, operating and capital requirements for at least the next 12 months.

SEASONALITY

     The Company's revenues are moderately seasonal with the volume of ILX Owners, hotel guests and Vacation Ownership Interest exchange participants typically greatest in the second and third fiscal quarters. As the Company expands into new markets and geographic locations it may experience increased or additional seasonality dynamics which may cause the Company's operating results to fluctuate. See "Risk Factors -- Risks of Rapid Growth" and "-- Seasonality and Variability of Quarterly Results."

YEAR 2000 ISSUES

     As with other organizations, the Company's computer programs were originally designed to recognize calendar years by their last two digits. Calculations performed using these truncated fields would not work properly with dates from the year 2000 and beyond. The Company has initiated efforts to remedy this situation and expects all programs to be corrected and tested prior to the year 2000. The incremental costs of this project are not expected to have a material effect on the Company's consolidated financial statements or results of operations.

INFLATION

     Inflation and changing prices have not had a material impact on the Company's revenues, operating income and net income during any of the Company's three most recent fiscal years or for the nine months ended September 30, 1997. However, to the extent inflationary trends affect short-term interest rates, a portion of the Company's debt service costs may be affected as well as the rates the Company charges on its Customer Notes.

                                    BUSINESS

THE COMPANY

     ILX is one of the leading developers, marketers and operators of timeshare resorts in the Western United States. The Company's principal operations consist of (i) acquiring, developing and operating timeshare resorts, marketed by the Company as vacation ownership resorts, (ii) marketing and selling Vacation Ownership Interests in the timeshare resorts, which typically have entitled the buyers thereof to ownership of a fully-furnished unit for a one-week period on either an annual or an alternate year (i.e. biennial) basis, and (iii) providing purchase money financing to the buyers of Vacation Ownership Interests at its resorts. In addition, the Company receives revenue from the rental of its unused or unsold inventory of units at its vacation ownership resorts, and from the sale of food, beverages and other services at such resorts. The Company's current portfolio of ILX Resorts consists of four resorts in Arizona, one in Indiana, and one in Colorado, and the Company is constructing a seventh resort in Tucson, Arizona. At September 30, 1997, the ILX Resorts (excluding the Tucson property currently under construction) represented an aggregate of 391 units and 20,181 sold and unsold one-week Vacation Ownership Interests. Upon completion of the Tucson property currently under construction, the Company expects to own an aggregate of 453 units, comprising 23,405 (sold and unsold) one-week Vacation Ownership Interests. The Company also markets the Additional Interests, which consisted, at September 30, 1997, of an aggregate of approximately 81 Vacation Ownership Interests in destination resorts owned by others and located in Florida, Mexico and elsewhere, and the rights to market Vacation Ownership Interests in four destination resorts owned by an unaffiliated third party and located on the island of Kauai, Hawaii.

     The Company was founded in 1986 and commenced implementation of its current operating and growth strategies in the fourth quarter of 1991. During the period from December 31, 1991 through September 30, 1997, the Company increased the number of ILX Resorts from two to seven, and increased its total inventory of sold and unsold Vacation Ownership Interests from 9,915 weeks to 23,486 weeks (including 3,224 under construction at VCA-Tucson and the 81 Additional Interests). The Company's total revenues increased from $6.1 million in 1991 to $32.2 million in 1996, and from $24.3 million for the nine months ended September 30, 1996 to $26.8 million for the nine months ended September 30, 1997. During this period, the Company's growth was fueled principally by the acquisition, redevelopment and expansion of certain ILX Resorts located in settings of natural beauty and the marketing and sale of Vacation Ownership Interests in these resorts.

     The Company believes it was able to purchase the ILX Resorts and the Additional Interests at relatively attractive prices because of its skill in locating, identifying and acquiring distressed or underdeveloped resorts and Vacation Ownership Interests. The Company successfully utilized this strategy in connection with Los Abrigados in Sedona, Arizona (175 units), the Kohl's Ranch Lodge in Payson, Arizona (52 units) and, most recently, the Roundhouse Resort in Pinetop/Lakeside, Arizona (59 existing units owned by current owners of Vacation Ownership Interests and planned expansion of approximately 100 units).

     Utilizing management's development expertise, the Company developed and implemented the Varsity Clubs concept. This concept entails ground-up development of urban vacation ownership properties strategically situated in tourist destinations which are accessible to major population centers near prominent colleges and universities. The first Varsity Club, VCA-South Bend, consisting of 62 units, was completed in August 1995 and is located approximately three miles from the University of Notre Dame in South Bend, Indiana. Construction of a second Varsity Club, VCA-Tucson, consisting of 62 planned units, located near the University of Arizona in Tucson, Arizona, is scheduled for completion in the first quarter of 1998. The scope of the Company's activities since 1991 have enabled the Company's management team, which has significant experience in the vacation ownership resort and real estate development industries, to establish substantial in-house capabilities in areas critical to the Company's operating and growth strategies, including property identification and acquisition, property development and rehabilitation, and Vacation Ownership Interest sales and marketing.

     The quality and customer appeal of the Company's resorts has been recognized by several industry awards and travel publications. RCI and II, the exchange networks in which ILX Owners may participate, assign ratings to the vacation ownership properties which members own. Gold Crown and Five-Star are the highest ratings assigned by RCI and II, respectively, and are awarded to only 5% of the participating resorts. The Company's Los Abrigados resort has been awarded Gold Crown status by RCI and Five-Star status by II. Each of VCA-South Bend and VCA-Tucson have also received Five-Star status by II. In addition, the ILX Resorts and several of the resort restaurants have received numerous local and national recognitions. Specifically, Los Abrigados has been awarded the Wine Spectator Award of Excellence for 10 consecutive years. In addition, the Red Rock Fantasy, a 22-acre themed light extravaganza hosted by Los Abrigados for the past seven years, has received substantial national and local media coverage, including television coverage by CNN, TNN, NBC, Fox and CBS and print media coverage by USA Today, Better Homes and Gardens, The Denver Post, The Arizona Republic and America West Airlines Inflight Magazine.

     The Company is pursuing a two-pronged operating strategy which focuses on marketing Vacation Ownership Interests in the Company's CARs and in its Varsity Clubs. CARs are typically high-quality vacation ownership resorts situated in settings of natural beauty and located within convenient and inexpensive travelling distance from major population centers (currently Phoenix and Denver). The Company's CARs are intended to facilitate more frequent "short-stay" getaways, which the Company believes is an increasingly popular vacation trend. As of September 30, 1997, the Company operated five CARs consisting of 329 units and held 5,537 unsold Vacation Ownership Interests in those CARs. The Company's inventory of CARs has been marketed primarily by ILX employees at the Company's on-site sales offices located at or near selected ILX Resorts.

     Although purchasers will continue to be able to purchase Vacation Ownership Interests at any individual ILX Resort or an Additional Interest, commencing in 1998, the Company's inventory of CARs will be marketed through membership interests in its proprietary branded Premiere Vacation Club. The Premiere Vacation Club offers purchasers a deeded one-week membership interest which may be used at any time between certain specified dates at any one of the ILX Resorts included in the Premiere Vacation Club, or may be split into multiple stays of shorter duration at any combination of such resorts. In addition, Premiere Vacation Club membership interests may be exchanged for a stay at other resorts through the major national exchange networks in which ILX Owners may participate, such as RCI and II. Substantially all of the Company's inventory of Vacation Ownership Interests, including those at its Varsity Clubs and those to be included in the Premiere Vacation Club, qualify as "red time," the highest demand classification for purposes of participation in such exchange networks. The Company believes that its Premiere Vacation Club concept will be appealing to customers because of its emphasis on flexible use options (e.g., floating days, two-day uses and the ability to split a purchased membership interest), locations within convenient driving distances from major metropolitan areas and other features (e.g. high quality amenities and food and beverage discounts at its participating ILX Resorts).

     In addition to marketing through its Premiere Vacation Club, the Company intends to aggressively pursue the expansion of its proprietary branded Varsity Club concept. The Company will focus on development of additional Varsity Clubs in areas with a significant base of existing tourism and access to major population centers, which are located near prominent colleges and universities in the Western United States. The Company completed construction and commenced operations of its prototype Varsity Club property, VCA-South Bend, located near the University of Notre Dame, in 1995. Construction of a second Varsity Club, VCA-Tucson, located near the University of Arizona in Tucson, Arizona, is expected to be completed in the first quarter of 1998. The Company intends to develop its Varsity Club properties at attractive locations for visiting tourists who may rent accommodations or purchase a Vacation Ownership Interest from the Company. In connection with the purchase of a Vacation Ownership Interest, Varsity Clubs offer area residents an urban "city club" experience with unlimited day-use privileges, as well as the opportunity to participate in the II Vacation Ownership Interest exchange network. The Company believes that Varsity Clubs offer features common to a "city club", including a fitness center, swimming pool, bar, restaurant/lounge, billiards and large sitting/welcome room. In addition, the Varsity Clubs concept enables the Company to enlarge the Company's target list of potential purchasers by utilizing an identification with the local university to market Vacation Ownership Interests to alumni, sports season ticket holders, parents of university students and corporate sponsors of university events, among others, who attend the sporting, academic and cultural events regularly hosted by various universities, thereby enlarging the Company's target base of potential purchasers. Varsity Clubs offer a flexible ownership structure which permits the purchase of Vacation Ownership Interests consisting of a single day, a collection of single days (such as selected days during an entire specified sports season) or a traditional one-week period, in addition to unlimited use of the common areas for "city club" use. The Company believes that direct marketing to a large target base of potential purchasers with university affiliations will enable the Company to achieve premium pricing with respect to those portions of its inventory which coincide with high demand for accommodations at prominent university-sponsored events. The Company also believes that its success in gaining access to alumni and other target potential purchasers with relationships to the University of Notre Dame or the University of Arizona may facilitate similar arrangements with other universities in the areas in which future Varsity Clubs are developed.

     The Company had over 10,000 existing ILX Owners at September 30, 1997. During 1996, the Company sold 2,320 annual and biennial Vacation Ownership Interests at the ILX Resorts, compared to 2,195 and 1,864 during 1995 and 1994, respectively. During the nine months ended September 30, 1997, the Company sold 1,867 annual and biennial Vacation Ownership Interests at the ILX Resorts, compared to 1,769 during the nine months ended September 30, 1996. The average sales price for a Vacation Ownership Interest (excluding sales of Upgrades) was $10,994 for an annual interest and $6,506 for a biennial interest, resulting in a weighted average price of $11,963 (each biennial interest is treated as one-half of an annual interest)during the year ended December 31, 1996 and $11,326 for an annual interest and $6,908 for a biennial interest, resulting in a weighted average price of $12,602 during the nine months ended September 30, 1997. At September 30, 1997, the Company had an existing inventory of 7,437 unsold Vacation Ownership Interests (including Vacation Ownership Interests in the CARs, VCA-South Bend and the Additional Interests) and a master plan, subject to consumer demand, receipt of applicable permits and other contingencies generally applicable to real estate development, to construct up to 11,438 (including 3,224 to be constructed at VCA-Tucson) additional Vacation Ownership Interests through 1999 and thereafter at the existing ILX Resorts. See "Risk Factors -- Risks of Rapid Growth."

THE VACATION OWNERSHIP INDUSTRY OVERVIEW

     The Market. The vacation resort industry consists primarily of commercial lodging operators and vacation ownership resorts. Commercial lodging typically consists of (i) hotels and motels which rent individual rooms on a nightly, weekly or monthly basis and (ii) rental of privately owned condominium units or homes. These facilities often prove uneconomical for frequent or long-term leisure travelers, particularly vacationing families. In addition, rates and availability are often unpredictable and sometimes change.

     Vacation ownership resorts are gaining in popularity as a relatively economical and convenient alternative to commercial lodging establishments. "Vacation ownership" is defined by ARDA as the right to accommodations at a vacation development for a specified period each year, for a specified number of years or for perpetuity. Buyers of Vacation Ownership Interests pay for a specified occupancy right and generally pay an annual maintenance fee, which typically ranges from $300 to $600 per unit to cover the management and upkeep of the resort. Vacation ownership resorts allow buyers to essentially pre-pay for their vacation, while securing vacation accommodations and controlling room cost. Vacation ownership resorts often provide comparable locations and greater amenities at a decreased cost as compared to commercial lodging. In addition, such resorts generally offer superior accommodations in terms of unit size.

     Worldwide Market. The worldwide vacation ownership industry has experienced rapid growth since its inception in Europe in the mid-1960s. In 1994 (the most recent year for which such statistics are available), the worldwide vacation ownership industry grew to approximately $4.8 billion in sales, from $3.2 billion in 1990. Also in 1994, the worldwide industry grew to approximately
3.1 million owners as compared to 1.8 million in 1990. The worldwide vacation ownership industry has grown to around 4,145 timeshare resorts in 1995 (the most recent year for which such statistics are available), from approximately 500 timeshare resorts in 1980. From 1980 through 1994, 4.9 million Vacation Ownership Interests have been purchased for total sales of approximately $36.7 billion. As shown in the following graphs, the worldwide vacation ownership industry has expanded significantly since 1980 both in Vacation Ownership Interest sales and the number of Vacation Ownership Interest owners.

                     Measurement Period                          Dollar Volume of Vacation
                   (Fiscal Year Covered)                        Interval Sales|(in billions)
1980                                                                      0.49
1981                                                                     0.965
1982                                                                     1.165
1983                                                                      1.34
1984                                                                     1.735
1985                                                                      1.58
1986                                                                      1.61
1987                                                                      1.94
1988                                                                      2.39
1989                                                                      2.97
1990                                                                      3.24
1991                                                                      3.74
1992                                                                      4.25
1993                                                                     4.505
1994                                                                      4.76

                     Measurement Period                         Number of Vacation Interval
                   (Fiscal Year Covered)                           Owners|(in thousands)
1980                                                                      155
1981                                                                      220
1982                                                                      335
1983                                                                      470
1984                                                                      620
1985                                                                      805
1986                                                                      970
1987                                                                     1125
1988                                                                     1310
1989                                                                     1530
1990                                                                     1800
1991                                                                     2070
1992                                                                     2363
1993                                                                     2760
1994                                                                     3144

Source: The 1995 Worldwide Resort Timeshare Industry, ARDA Report.

     United States Market. First introduced to the United States in the 1970s, the vacation ownership industry has experienced significant growth, with the number of vacation ownership resorts in 1997 increasing to 1,204 vacation ownership resorts from 870 resorts in 1993. Similarly, the number of households owning Vacation Ownership Interests has increased to 1.8 million households in 1997 from 1.3 million households in 1993. During 1996, the United States vacation ownership industry sold a total of 218,000 one-week Vacation Ownership Interests at an average price of $10,000 each, for a total sales volume of $2.2 billion, which is a 69.2% increase from 1993 when the vacation ownership industry sold a total of 168,840 one-week Vacation Ownership Interests at an average price of $7,000 each, for a total sales volume of $1.3 billion. Despite the growth experienced in the industry, vacation ownership had only achieved a 1.72% market penetration of all U.S. households at December 31, 1994.

     Western United States Market. According to ARDA, in the Western United States there exist approximately 379 vacation ownership resorts with over 550,000 owners and $746 million of total sales in 1996 (representing 68,200 one-week Vacation Ownership Interests). The Western United States accounted for approximately 34% of the total vacation ownership sales in the United States in 1996. The Company focuses its acquisition and development efforts in the Western United States, where favorable demographic growth trends currently exist and are projected to continue for the foreseeable future. According to the U.S. Census Bureau, the Western United States is projected to have the highest population growth rate of any region in the nation. The number of persons in the Western United States grew to an estimated 57.1 million in 1995 from 52.2 million in 1990 and is predicted to increase to approximately 60.8 million by 2000. While the Western United States population grew by 10.5% between 1990 and 1995, and is projected to grow by 6.5% from 1995 to 2000, the total U.S. population grew and is projected to grow by less than 6.0% in each such time period.

     The Consumer. According to ARDA, the median age of a Vacation Ownership Interest owner in the United States in 1997 was 50 years, while the median annual household income of a U.S. Vacation Ownership Interest owner in 1997 was approximately $71,000. While demographics differ by property, historically through 1997, the typical age and annual income of an ILX Owner has been from between 40 to 55 years and in excess of $50,000, respectively. According to the 1990 U.S. Census study, the 40 to 55 age group comprised 17.3% of the U.S. population, and households with an aggregate income exceeding $40,000 comprised 35.6% of U.S. households. As demonstrated by the first graph below, the number of persons in the United States between the ages of 40 and 55 grew to an estimated 51.4 million in 1995 from 43.1 million in 1990 and is predicted to increase to approximately 59.5 million by 2000. This represents estimated growth of 19.3% between 1990 and 1995, and the U.S. Census Bureau predicted this population group to grow 15.8% from 1995 to 2000. In comparison, the U.S. Census Bureau reported that the total U.S. population grew and is projected to grow by less than 6.0% in the same time periods.

                                                               Estimated US Population Growth
                     Measurement Period                        in the 40-55 Year Age Group(1)
                   (Fiscal Year Covered)                               (in millions)
1990                                                                     43.1
1995                                                                     51.4
2000                                                                     59.5
2005                                                                     63.9

(1) Source: 1996 U.S. Census Bureau Study, Population Projections of the United States by Age, Sex, Race, and Hispanic Origin: 1995 to 2050, March 1996

     As can be seen in the graph below, the Western United States, the Company's target acquisition and development region, experienced a 27.8% increase in the 40 to 55 year age group from 1990 to 1995, and is estimated by the U.S. Census Bureau to grow 17.4% between 1995 and 2000.

                                                                    Estimated Western US
                                                               Population Growth in the 40-55
                     Measurement Period                            Year Age Group (2) (in
                   (Fiscal Year Covered)                                 millions)
1990                                                                        9
1995                                                                     11.5
2000                                                                     13.5
2005                                                                     14.8

(2) Source: 1996 U.S. Census Bureau Study, Population Projections of the United States by Age, Sex, Race, and Hispanic Origin: 1995 to 2025, October 1996

     Reasons for Growth. The Company believes that this growth trend in the vacation ownership industry is a result of certain shifts in customer satisfaction and changes in consumer perceptions of vacation ownership. Management believes that these trends are attributable to the following factors, among others:

     - Increased flexibility and options associated with vacation ownership;

     - Improved quality and management of vacation ownership resorts and related amenities;

     - Improved customer perception of the value and quality of vacation ownership, as compared to other vacation lodging alternatives;

     - Demographic trends resulting in a greater base of customers meeting the profile of a typical Vacation Ownership Interest purchaser;

     - Growth of exchange networks, such as II and RCI;

     - Increased customer protection regulation of the vacation ownership industry;

     - Increased participation of brand name lodging companies; and

     - Greater access to financing for purchasers.

     The Vacation Ownership Interest industry historically has been highly fragmented and dominated by a very large number of local and regional resort developers and operators, each with limited portfolios of differing quality. Ragatz Associates, a long-time vacation ownership industry research group, estimates that there were approximately 200 operators of approximately 294 resorts actively selling Vacation Ownership Interests in 1996 in the United States, with no single operator controlling more than 10% of the total vacation ownership resorts in the United States. More recently, there has been a consolidating trend among Vacation Ownership Interest developers and operators. In addition, many of the world's most widely-recognized lodging, hospitality and entertainment companies have begun to develop and sell Vacation Ownership Interests under their brand names, including Marriott Ownership Resorts, The Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts and Promus Hotel Corporation. The Company believes that the entry of such participants into the vacation ownership industry is one of the most significant factors contributing to the industry's current success. The Company believes that national lodging and hospitality companies are attracted to the Vacation Ownership Interest industry because of its relatively low product cost and high profit margins and the recognition that Vacation Ownership Interests provide an attractive alternative to the traditional hotel-based vacation and allow traditional hotel companies to leverage their brands into additional resort markets where demand exists for accommodations beyond traditional hotels. See "Risk Factors -- Competition."

     According to an ARDA study dated 1997, the three primary reasons cited by consumers for purchasing a Vacation Ownership Interest are (i) the ability to exchange the Vacation Ownership Interest for accommodations at other resorts through exchange networks such as RCI and II, (ii) the quality and appeal of the resort at which they purchased a Vacation Ownership Interest, and (iii) the money savings over traditional resort vacations. According to a 1995 ARDA study, Vacation Ownership Interest buyers have a high rate of repeat purchases: approximately 41% of all Vacation Ownership Interest owners own more than one interval, representing approximately 65% of the industry inventory, and approximately 51% of all owners who bought their first Vacation Ownership Interest before 1985 have since purchased a second Vacation Ownership Interest. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership, and accessibility to Vacation Ownership Interest exchange networks.

GROWTH STRATEGY

     The Company believes that its experienced management team, substantial in-house operating and development capabilities and two-pronged marketing strategy, position the Company to capitalize on the growth trends in the vacation ownership resort industry. The Company intends to continue to grow by implementing the following strategies:

          Focus on the Western United States. The ILX Resorts are primarily located in the Western United States, and the Company will continue to focus its acquisition and development of additional vacation ownership resorts primarily in that region. The Company believes that the Western region of the United States provides numerous opportunities to develop or acquire additional CARs by locating vacation ownership resorts in settings of natural beauty and, when possible, within convenient travelling distances of major population centers. The Company also believes the Western United States has numerous universities located in or near large population centers which will be targeted as potential sites for future Varsity Clubs properties. By focusing its expansion in the Western United States, the Company believes it can more easily incorporate additional resorts into its Premiere Vacation Club and market these resorts to ILX Owners and others using its existing sales, marketing and other resources. Further, demographic trends indicate that the population in the Western United States will continue to grow at a rate faster than the rest of the country, providing a larger potential customer base in the future.

          Develop Additional Properties. The Company believes its inventory of Vacation Ownership Interests can be significantly and prudently increased through the development of additional Varsity Clubs, as well as development of additional CARs, to be marketed through its Premiere Vacation Club. The Company successfully completed development of its VCA-South Bend in August 1995, which will serve as the prototype for additional Varsity Clubs. Construction of the planned 62-unit VCA-Tucson near the University of Arizona commenced in August 1997 and is expected to be completed in the first quarter of 1998 at an estimated aggregate cost of $7 million. The Company intends to develop additional Varsity Clubs using the same general design concepts, architectural plans and construction specifications which were established at VCA-South Bend, and which are being implemented in the development of VCA-Tucson. The Company believes there exist numerous sites in the Western United States which are accessible to major population centers and local tourist attractions and are proximate to universities with prominent athletic and cultural activities so as to make them appropriate for the development of additional Varsity Clubs. The Company intends to initiate development of a minimum of five Varsity Clubs in the next three years. Areas in which the Company is currently investigating the potential development of additional Varsity Clubs include Tempe, Arizona; Boulder, Colorado; Las Vegas, Nevada; Palo Alto, California; and Seattle, Washington. However, no contracts or commitments currently exist for any such proposed locations. See "Risk Factors -- Risks of Rapid Growth" and "Risk Factors -- Competition."

          Acquire and Redevelop Additional Resorts. The Company has historically expanded and enhanced its portfolio of vacation ownership resorts primarily through the acquisition and redevelopment of CARs located in settings of natural beauty, which the Company believes have been available at relatively attractive prices from sellers who have underutilized or underdeveloped the resorts or are in distressed situations. By acquiring such resorts at relatively favorable prices and utilizing the Company's substantial in-house development capabilities to expand and enhance the resorts' Vacation Ownership Interest inventory, the Company has been able to achieve favorable overall inventory investment costs relative to the vacation ownership industry. During 1996, the Company's average cost of Vacation Ownership Interests sold as a percentage of Vacation Ownership Interest sales at ILX Resorts was 15.8%, and for Vacation Ownership Interests which it acquired (as opposed to developed from ground up) the average cost was 13.7%. Both of the foregoing percentages compare favorably to the vacation ownership industry's median product cost as a percentage of net sales of between 20.1% and 25.%, as reported in ARDA's Financial Performance Digest 1997.

          The Company has previously demonstrated its ability to acquire quality vacation ownership resorts at relatively attractive prices, and the Company intends to continue to seek similar opportunities in the future. Because of management's familiarity with the Company's geographic market and its skills in the property acquisition and development areas, the Company believes it will continue to be able to identify a substantial number of vacation ownership resorts for acquisition which are suitable for the Company's value-added management approach. Acquired resorts will be marketed primarily through the Premiere

     Vacation Club, as individual ILX Resorts or a combination thereof. The Company believes that its Premiere Vacation Club will afford greater flexibility in the acquisition of additional vacation ownership resorts to the extent that small or remote resorts which may not otherwise be attractive to purchasers of Vacation Ownership Interests at a single resort may significantly enhance the consumer appeal of a membership interest in the Premiere Vacation Club. The Company believes these types of resorts can be acquired at relatively attractive prices since other potential purchasers are likely to lack the resources to market such vacation ownership resorts effectively and, therefore, be unwilling to pay higher prices for them. Although it has no binding agreements and there can be no assurance that the Company will consummate any of such acquisitions, the Company is currently engaged in active negotiations with respect to several potential vacation ownership resort acquisitions, See "Risk
     Factors -- Risks of Rapid Growth."

          Expand Existing ILX Resorts. The Company intends to capitalize upon opportunities to expand the existing ILX Resorts. The Company believes development of additional units at existing ILX Resorts is generally the most economical means of growing the Company's Vacation Ownership Interest inventory and sales profits because the fixed costs associated with developing the necessary infrastructure (i.e., lobby areas, restaurant and pools) need not be incurred and may be spread over a larger number of units. Currently, the Company's expansion plans during 1998 include the development of approximately 20 units at Los Abrigados, 24 units at VCA-South Bend, 12 units at Kohl's Ranch and as many as 40 units at the Roundhouse Resort. The Company anticipates increasing its inventory of Vacation Ownership Interests through expansion of existing ILX Resorts by approximately 8,300 weeks during 1998 (including 3,224 currently under construction at VCA-Tucson).

          Increase Sales of Vacation Ownership Interests to ILX Owners. The Company seeks to increase sales and profitability at its ILX Resorts and with respect to the Additional Interests by selling Upgrades. The Company believes that ILX Owners have a better understanding of a Vacation Ownership Interest than first-time buyers, are generally familiar with the ILX Resorts and, based on historical experience, have a demonstrated tendency to take vacations, which results in a higher percentage of sales from marketing efforts to ILX Owners than to prospective purchasers who have never purchased a Vacation Ownership Interest. The Company intends to begin marketing Upgrade sales in its Premiere Vacation Club to ILX Owners in early 1998. The Company's sales to ILX Owners have increased from $0.7 million of Upgrades in the nine months ended September 30, 1996 to $2.2 million of Upgrades in the nine months ended September 30, 1997.

          Increase Net Income from Customer Financing Transactions. From January 1, 1994 through September 30, 1997, approximately 20% to 25% of the Company's sales were on a cash basis and the Company provided financing for the remaining 75% to 80% of its sales of Vacation Ownership Interests. Buyers who finance their purchase of Vacation Ownership Interests are required by the Company to make a down payment of at least 10% of the total sales price and may pay the balance to the Company over a period of seven years pursuant to a promissory note wherein the Company is the lender ("Customer Notes"). At September 30, 1997, the Company had a portfolio of retained Customer Notes with an aggregate principal amount of $14.8 million.

          Prior to 1995, the Company sold the majority of its Customer Notes and retained only the small remaining portion, which it then hypothecated. Since 1995, the Company has steadily increased the amount of Customer Notes which it hypothecates and, as a result, at September 30, 1997, the Company had retained Customer Notes in an aggregate outstanding principal amount of $14.8 million as compared to $7.9 million at December 31, 1995. Because the Company has historically financed its operations through the sale of a substantial majority of its Customer Notes, the Company's net income from customer financing transactions (i.e., the spread between the interest charged to borrowing customers and the Company's borrowing costs) has been limited. Although there can be no assurance in this regard, the Company believes that the closing of this Offering and the reduction of its current indebtedness will allow the Company to arrange more favorable Customer Notes' financing, which will in turn enable the Company to retain a significantly greater percentage of its Customer Notes, and, thus, increase the net income in the event of favorable interest rate differences. See "Risk Factors -- Financing Customer Borrowings, Liquidity Risks."

     The Company believes its relatively high rate of cash sales and low rate of defaults on Customer Notes is due in part to the relatively high customer appeal of the ILX Resorts and the credit due diligence pre-approval process performed by the Company and its lenders. During 1996 and 1997, the Company provided for uncollectible Customer Notes by reserving 3% of its gross sales (including cash sales) as an allowance for doubtful accounts. At September 30, 1997, the Company had reserved $3.0 million for possible credit losses. Management believes this amount is sufficient to cover anticipated losses from defaults on Customer Notes, however there can be no assurance in this regard. At September 30, 1997, $3.2 million in principal, or 8.3%, of the retained Customer Notes and Customer Notes previously sold, which are recourse to the Company, were more than 90 days past due. See "Risk Factors -- Financing Customer Borrowings; Liquidity Risks" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

THE RESORTS

     The table below sets forth certain information, as of September 30, 1997, with respect to the ILX Resorts. The information set forth below does not include the Company's planned expansion of the ILX Resorts or development of additional Varsity Clubs and CARs, except for VCA-Tucson, construction of which has commenced and for which all governmental permits have been obtained.

                                                          SIZE OF                            RESORT AMENITIES
                                                         UNITS(2)       ----------------------------------------------------------
                                                      ---------------   RESTAURANT/   WHIRLPOOL/   SWIMMING   FITNESS     LOCAL
        RESORTS(1)                  LOCATION           S    1BR   2BR     LOUNGE         SPA         POOL     CENTER    AMENITIES(3)
---------------------------  -----------------------  ----  ---   ---   -----------   ----------   --------   -------   ----------
Convenient Access Resorts
Los Abrigados Resort & Spa   Sedona, AZ                     158   17        4/1            Y        Y-2        Y        T,G,Sh,B,
                                                                                                                        BB,BL,F,
                                                                                                                        FW,D,H,
                                                                                                                        TH,V,MT
The Inn at Los Abrigados     Sedona, AZ                  9         1        4/1            Y        Y-2        Y        T,G,Sh,B,
                                                                                                                        BB,BL,F,
                                                                                                                        FW,D,H,
                                                                                                                        TH,V,MT
Kohl's Ranch Lodge           Payson, AZ                 42   4     6        1/2            Y         Y         Y        H,F,TH,C,
                                                                                                                        Sh,D,G,V,
                                                                                                                        B,BB,FW
Roundhouse Resort            Pinetop/Lakeside, AZ       19  30    10        1/1            Y         Y         Y        G,SS,H,C,
                                                                                                                        TH,MT, FW
Golden Eagle Resort          Estes Park, CO              9  21     3        1/1            Y         Y         N        H,TH,F,G,
                                                                                                                        Sh,D,FW,
                                                                                                                        BL
                                                        --        --
                                                            ---
  Total CARs                                            79  213   37
Varsity Clubs of America(3)
VCA -- South Bend            South Bend, IN              3  54     5        1/1            Y         Y         Y        UC,M,G,
                                                                                                                        Sh,D,B,
                                                                                                                        BB,BL,MT
VCA -- Tucson                Tucson, AZ                  4  46    12        1/1            Y         Y         Y        UC,M,BL,
                                                                                                                        G,T,MT,D,
                                                                                                                        Sh
                                                        --        --
                                                            ---
  Total Varsity Clubs                                    7  100   17
                                                        --        --
                                                            ---

        Total                                           86  313   54
                                                        ==  ===   ==

---------------
(1) Information regarding the Additional Interests has not been included in the following chart, as the Company only owns a number of, or has rights to market, Vacation Ownership Interests at such resorts and does not own any of such resorts.

(2) "S" indicates studio unit; "1 BR" indicates one-bedroom unit; "2 BR" indicates two-bedroom unit. Units with the same number of bedrooms may vary in size and amenities.

(3) B -- Basketball, BB -- Bocce Ball, BL -- Billiard, C -- Casino, D -- Dining, F -- Fishing, FW -- Four Wheel Tours, G -- Golf, H -- Horseback Riding,
    M -- Museums, MT -- Movie Theater, Sh -- Shopping, SS -- Snow Skiing,
    T -- Tennis, TH -- Trail Hiking, UC -- University Campus, V -- Volleyball.

DESCRIPTION OF ILX RESORTS

     CONVENIENT ACCESS RESORTS

     Los Abrigados Resort & Spa. Los Abrigados is located in Sedona, Arizona, approximately 110 miles from Phoenix, Arizona. This resort consists of 175 units situated on approximately 20 acres of lush landscaping and Spanish-styled plazas, winding walkways and bridges. Los Abrigados offers one- and two-bedroom units, each with a separate living area, bedroom, mini-kitchen and balcony or patio. Twenty suites offer a fireplace and whirlpool spa as well. Nine units offer full kitchenettes. The Los Abrigados resort is designed in Southwestern decor and surrounded by the dramatic red rocks of Oak Creek Canyon. This resort has an on-site sales office.

     Amenities at the resort include four restaurants and a sports bar, billiards emporium, library, two pools, tennis courts, sports court, basketball court, bocce ball courts, fitness center and health spa offering a variety of personal care services, aerobic and yoga classes, whirlpools, steam and sauna rooms, hydrotherapy and other personal care facilities. In addition, golf, horseback riding, jeep, helicopter and hot air balloon rides, and other outdoor activities are easily accessible. Los Abrigados is both an II Five-Star and RCI Gold Crown resort.

     As of September 30, 1997, Los Abrigados contained 9,100 Vacation Ownership Interests, of which 2,420 remained available for sale. In addition, the Company has an option to acquire 107 additional Vacation Ownership Interests at this resort. The Company believes there exist additional expansion opportunities at and contiguous to Los Abrigados, however, no contracts, rights or commitments exist with respect to any of such opportunities.

     The Inn at Los Abrigados. The Inn at Los Abrigados is located in Sedona, Arizona, approximately 110 miles from Phoenix, Arizona. This resort consists of ten units adjacent to Los Abrigados. The Inn at Los Abrigados consists of the main Morris House and nine bed and breakfast-style units in three buildings situated amidst a former apple orchard. The Morris House includes a multi-level luxury suite sleeping six, and features a sunken living room, full kitchen with dining area, a loft, two full bathrooms and a private backyard with patio and barbecue. The bed and breakfast-style units each feature king beds, a sitting area, microwave, refrigerator, coffee maker, full bath with shower and balcony or patio. Guests of the Inn at Los Abrigados have charge privileges at and full use of all Los Abrigados amenities. The Inn at Los Abrigados is an II resort.

     The Company acquired the Inn at Los Abrigados in September 1996 at a purchase price of $750,000 and completed improvements at this resort in the fourth quarter of 1997. The Company will begin marketing an aggregate of 520 Vacation Ownership Interests at this resort in the first quarter of 1998.

     Kohl's Ranch Lodge. Kohl's Ranch is a 10.5 acre property located 17 miles northeast of Payson, Arizona and approximately 105 miles from Phoenix, Arizona. It is bordered on the eastern side by Tonto Creek and is surrounded by the Tonto National Forest, which is believed to be the largest stand of Ponderosa Pines in the world. Kohl's Ranch consists of 52 units. Forty-one of the units are at the main lodge, 8 units consist of one- and two-bedroom cabins along Tonto Creek, and three units are part of a triplex cabin. This resort also has an on-site sales office.

     Kohl's Ranch offers a variety of common area amenities including an outdoor heated pool, outdoor whirlpool spa, exercise room, putting green, bocce ball court, children's playground and gazebos and sport court. Kohl's Ranch also includes a freestanding building that contains food and beverage facilities and space for additional retail and other operations. Each unit at the resort is equipped with an air conditioner, telephones, color televisions and mini-kitchenette or full kitchen, and many have a fireplace. In addition, Kohl's Ranch offers a unique pet resort. Kohl's Ranch is an RCI resort.

     As of September 30, 1997, Kohl's Ranch contained 2,704 Vacation Ownership Interests, of which approximately 2,027 were available for sale. In addition, the Company has expansion capabilities at Kohl's Ranch for 12 additional creekside cabin units (624 one-week Vacation Ownership Interests), which it intends to develop in 1998.

     Roundhouse Resort. The Company's recently acquired Roundhouse Resort is located on 9.5 acres in the White Mountains of Northeastern Arizona, approximately 190 miles from Phoenix, Arizona. Roundhouse Resort currently consists of 59 units, all of which existed prior to the Company's acquisition of this resort.

     Amenities at the Roundhouse Resort include a restaurant, lounge and recreation center with indoor pool, raquetball and basketball courts. In addition, the resort is proximate to golf courses, skiing, horseback riding, hiking and other outdoor activities. At an elevation of 7,200 feet, the Roundhouse Resort is set in a location that offers four seasons, a distinct contrast to Arizona's arid lowlands. Roundhouse Resort is an RCI resort.

     As of its acquisition in December 1997, the Roundhouse Resort contained 2,950 one-week Vacation Ownership Interests, all of which were sold by the previous owners of this resort. However, the Company intends to expand this resort through the construction of up to 100 additional units (representing up to 5,200 Vacation Ownership Interests) commencing with 40 units (representing 2,080 Vacation Ownership Interests) in late 1998.

     Golden Eagle Resort. The Golden Eagle Resort is a four acre property located in the town of Estes Park, Colorado, within three miles of Rocky Mountain National Park and approximately 70 miles from Denver, Colorado. This resort consists of 33 total units and is bounded generally by undeveloped forested mountainside land, which offer excellent mountain views from the resort.

     The Golden Eagle Resort is centered around the historic Crag's Lodge, a four-story wood frame building constructed in the early 1900s, which serves as the resort's main lodge. Amenities offered at this resort include a restaurant, bar and library, as well as two other freestanding buildings containing six guest rooms and support facilities. Each unit at Golden Eagle features a fully equipped kitchenette, living and dining areas, television and video cassette player. Additional amenities at this resort include a heated pool and spa as well as local outdoor attractions. Golden Eagle Resort is an RCI resort.

     As of September 30, 1997, the Golden Eagle Resort contained 1,683 one-week Vacation Ownership Interests, of which 570 were available for sale. In addition, the Company owns one unit in a residential duplex adjacent to the property, which is not currently available for sales of Vacation Ownership Interests. The Company intends to construct two additional units at the resort in 1998 which would yield an additional 102 Vacation Ownership Interests.

     VARSITY CLUBS OF AMERICA

     VCA-South Bend. The Company's first Varsity Clubs facility is an approximately four acre property located approximately three miles from the University of Notre Dame and Notre Dame Stadium in South Bend, Indiana, which is 90 miles from Chicago, Illinois. The VCA-South Bend offers a total of 62 units, consisting of studio, one- and two-bedroom suites.

     Each one- and two-bedroom suite at VCA-South Bend includes a king master bedroom, living room with sofa sleeper, kitchenette and whirlpool spa as well as color television with premium movie channels. Common areas at the resort include the Stadium Sports Lounge, featuring a theater-wall television in a stadium-type setting, fitness center with whirlpool spa, outdoor heated pool, bocce ball, children's playground, billiards room, library, gift shop, business center and special events facilities. The Company intends VCA-South Bend to serve as a prototype, subject to modifications and improvements, for the expansion of the Company's Varsity Clubs concept to other suitable locations, with additional modifications made as appropriate to suit local tastes and preferences. VCA-South Bend is an II Five-Star resort.

     As of September 30, 1997, this resort contained 3,224 one-week Vacation Ownership Interests, of which approximately 1,819 were available for sale. The Company anticipates expanding this resort during 1998 by constructing an additional 24 units, thereby adding 1,248 one-week Vacation Ownership Interests. To the Company's knowledge, no other Vacation Ownership Interest resorts exist proximate to the University of Notre Dame.

     VCA-Tucson. The two acre site for the second Varsity Club resort, presently under construction, is in Tucson, Arizona, approximately three miles from the University of Arizona and approximately 110 miles from

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

Phoenix, Arizona. Upon completion, this resort will consist of 62 units. This resort is expected to open in the first quarter of 1998.

     VCA-Tucson was designed in accordance with the VCA-South Bend prototype, with certain modifications made to improve operating efficiencies and satisfy local tastes. Each of the planned one- and two-bedroom suites will feature a king master bedroom, living room with sofa sleeper, kitchenette, whirlpool spa, as well as color television with premium movie channels. Amenities at this resort will include a Sports Lounge designed similar to that at VCA-South Bend, the Twenty-Four Hour Sports Ticker, touchdown breakfast buffet, Joey Pizza (a popular restaurant theme originally introduced at Los Abrigados), billiards room, library, gift shop, fitness center, outdoor heated pool, whirlpool spa, steam room, children's playground, bocce ball court, business center and special events facilities. VCA-Tucson has been designated an II Five-Star resort.

     Upon its completion, VCA-Tucson will contain approximately 3,224 one-week Vacation Ownership Interests. The Company intends to begin marketing sales at this resort in the second quarter of 1998.

ADDITIONAL INTERESTS

     In addition to the ILX Resorts, ILX owns or is authorized pursuant to a marketing agreement to sell a designated number of Vacation Ownership Interests at additional resorts owned by unaffiliated third parties. At September 30, 1997, the Company owned ten Vacation Ownership Interests at the Ventura Resort located in Boca Raton, Florida. Purchasers of Vacation Ownership Interests at Ventura Resort acquire deed and title to a particular unit, which entitles the purchaser to use of the unit and to use the resort's common area during a fixed designated time period. As of September 30, 1997, the Company also owned 38 Vacation Ownership Interests at the Costa Vida Vallarta Resort, located on a private beach, just minutes south of Puerto Vallarta, Mexico. Vacation Ownership Interests in the Costa Vida Vallarta resort consist solely of contractual use rights which expire in 2009. The Company also owns one to two Vacation Ownership Interests in each of a number of additional resorts which it holds for resale.

     In addition, the Company has entered into a marketing agreement with Pahio Resorts, which owns and operates the Pahio at Kauai Beach Villas, Pahio at Bali Hai Villas, Pahio at the Shearwater and Pahio at Ka' Eo Kai, each on the island of Kauai, Hawaii. Under the marketing agreement, ILX may market and sell, subject to regulatory approval, Vacation Ownership Interests in Pahio's four Hawaii resorts. In 1997, the Company marketed on a limited basis Vacation Ownership Interests for Pahio at Kauai Beach Villas, which have been approved for sale in Arizona. Commencing in 1998, the Company may expand its marketing efforts with respect to the Pahio Resorts as it deems desirable.

OPERATING STRATEGIES

     The Company's operating strategy seeks to emphasize the following characteristics, which management believes provide ILX with certain competitive advantages within the vacation ownership industry.

          Flexible Vacation Ownership Interest Purchase Options. The Company believes the flexibility associated with its inventory of Vacation Ownership Interests provides a uniquely appealing opportunity for ILX Owners. Unlike many of the Company's competitors, substantially all of the Company's inventory of Vacation Ownership Interests at the ILX Resorts are intended to be used on dates specified from time to time by the ILX Owner within a broad range of available dates and not fixed at the time of purchase. Purchasers of a membership interest in the Company's proprietary branded Premiere Vacation Club will be entitled to use their interest at any single CAR or may split up their interest according to the owner's needs and preferences and used at any number of participating CARs, as well as thousands of other resorts through the domestic and international exchange programs in which ILX Owners participate. In addition, Vacation Ownership Interests at Varsity Clubs may be purchased for highly desirable single-day uses, a collection of single days (such as designated days during an entire football or other sports season) or other packages suited to meet each ILX Owner's preferences.

          Customer Satisfaction. The Company believes that its inventory of highly desirable resorts with extensive amenities combined with flexible purchase options have resulted in a high level of customer

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

     satisfaction. Each of the ILX Resorts is located in an area with unique tourist attractions and offers food, beverage and other amenities comparable to full-service commercial lodging facilities, at discounted prices to ILX Owners. As a result, the Company believes ILX Owners generally have a high level of satisfaction resulting in additional purchases and increased goodwill. The Company intends to capitalize upon this by directing a portion of its marketing efforts towards increasing sales of Vacation Ownership Interests to ILX Owners. See "-- Growth Strategy" above.

          Enhanced Amenities. Excluding the recently acquired Roundhouse Resort, each of the ILX Resorts has at least one full-service restaurant and other food and beverage facilities in addition to a range of other amenities typically found at high-quality resorts, such as horseback riding, golf, swimming pools and exercise facilities. The Roundhouse Resort contains a fully equipped restaurant which the Company intends to commence operating in 1998. The Company believes that most resorts offering Vacation Ownership Interests have none or only limited restaurant and other food and beverage facilities. As a result, management believes ILX Owners appreciate the ability to enjoy traditional full-service commercial hotel amenities and also maintain the option to use more economical in-room facilities. See "-- The Resorts."

          Demonstrated Ability to Acquire and Develop Properties. The Company has historically been successful at acquiring resorts in settings of natural beauty at relatively low costs. The Company's acquisition strategy is to identify underutilized or distressed properties in locations with high tourist appeal and access to major metropolitan centers. Thereafter, the Company's redevelopment efforts are primarily targeted at improving the amenities and appointments of such properties. Recently, the Company has successfully developed its prototype Varsity Clubs of America resort, VCA-South Bend, and has commenced construction of VCA-Tucson. Future Varsity Clubs will be designed and constructed in accordance with the VCA-South Bend prototype, with appropriate modifications and improvements. The Company believes that its acquisition and development strategies have resulted in a portfolio of desirable properties with a relatively low cost of sales margin. See "-- Growth Strategy" and Consolidated Financial Statements.

          Convenient Access Resorts. The Company's CARs are typically located within a two-hour drive of an ILX Owner's principal residence, which accommodates a demand for more frequent and convenient "short-stay" vacations without the costs of airfare. This proximity also facilitates marketing of the Company's Premiere Vacation Club, which permits members to divide their Vacation Ownership Interest into shorter stays at any of the Company's CARs included in the Premiere Vacation Club or exchange their entire interest during any year through an exchange network. In addition to the use of their Vacation Ownership Interest, ILX Owners are also entitled to unlimited day-use of the offered amenities and discounted food, beverage and other services at all ILX Resorts, thereby facilitating use and enhancing the benefits of ownership by ILX Owners.

          Standard Design, Lower Construction and Operating Costs of Varsity Clubs. The Company's Varsity Clubs concept is based upon its VCA-South Bend prototype. While each Varsity Club may have aspects uniquely tailored to its targeted customer base, the Company believes that its standard architectural and interior designs for Varsity Clubs will significantly reduce associated development and construction costs. Standardization also allows the Company to rapidly develop new Varsity Clubs and integrate new resorts in response to demand. The Company anticipates that new Varsity Clubs can be constructed within one year from acquisition of the underlying real property.

          Premium Locations. The Company believes that the variety and natural beauty of the surroundings for its CARs enhance their attraction to customers. Substantially all of the ILX Resorts are located in the Western United States in part because of the numerous locations in that region which are attractive to tourists and convenient to major metropolitan areas. Substantially all of the Company's inventory of Vacation Ownership Interests qualify as "red time," the highest demand classification for purposes of participation in exchange networks such as RCI and II. The Company intends to develop additional Varsity Clubs and Premiere Vacation Club resorts in other Western United States sites which offer natural settings or other attractions to entice tourists to visit such locations.

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          Integrated In-House Operations.  Substantially all of the Company's
     marketing, sales, development, property management, financing and collections operations are conducted internally, except certain minimal marketing functions and those payment and collection activities related to the financing by third parties of Customer Notes. In addition, the Company operates all of the ILX Resorts on a centralized basis, with operating and maintenance costs paid from ILX Owners' dues as well as hotel rental revenues. The Company intends to integrate all aspects of its operations, excluding those collection activities related to third-party financing, into its in-house capabilities. The Company believes that its internal capabilities result in greater control and consistency of all phases of its operations and result in lower overall costs than generally associated with outsourcing such operations. Integration also facilitates the Company's Premiere Vacation Club and the ILX Resorts' qualification in the RCI and II exchange networks, among others.

          Directed Marketing. The Company's marketing strategy with respect to its Premiere Vacation Club is to target potential customers who have a demonstrated interest in the location of its ILX Resorts or a likelihood of frequent travel. As opposed to traditional marketing strategies which often emphasize telemarketing and direct mail activities focused on promotional inducements unrelated to travel, the Company's marketing activities primarily offer travel-related inducements (such as discounted or complimentary vacations at nearby ILX Resorts). By offering travel-related inducements, the Company believes it is better able to identify customers who like to travel, which results in a higher percentage of sales per contacts. In addition, the Company developed its proprietary Varsity Clubs of America concept to capitalize upon affinity marketing strategies. The Company believes that a high-quality "city club" experience combined with the traditional benefits associated with Vacation Ownership Interests, such as the opportunity to participate in exchange networks, will appeal to consumers in the local markets of each Varsity Club. Further, the Varsity Clubs concept is intended to take advantage of a marketing base of alumni, sports enthusiasts, parents of students, corporate sponsors and others affiliated with each university next to which a Varsity Club will be developed. For example, alumni of the University of Arizona, to whom the Company intends to market Vacation Ownership Interests at its VCA-Tucson, currently number approximately 150,000, as of September 30, 1997. The Company believes that these marketing strategies permit it to take advantage of existing affinities, resulting in a higher rate of closings per customer contacts.

PREMIERE VACATION CLUB

     Commencing in 1998, the Premiere Vacation Club will offer purchasers deeded membership interests that may be used in their entirety at one time or may be divided into shorter stays at a variety of the Company's CARs or may be exchanged through a participating exchange network. The Company's Premiere Vacation Club emphasizes (i) CARs which facilitate short-stay vacations with relatively low cost and time associated with travel to the ILX Resort, (ii) located near settings of natural beauty, (iii) with high quality amenities and resort services and (iv) which facilitate flexible use options. The Company believes that its proprietary branded Premiere Vacation Club will capitalize upon affinity marketing strategies and increase the goodwill associated with the ILX Resorts. In addition, membership interests in the Premiere Vacation Club will be marketed at an average higher gross sales price than sales of Vacation Ownership Interests in a single ILX Resort, which the Company believes will result in increased revenues. The Company intends to market membership interests in its Premiere Vacation Club to ILX Owners as well as first-time buyers, thereby expanding its sales volume without increasing its sales and marketing costs in the same proportion as generally associated with sales to first-time buyers.

     Initially, the Company's Premiere Vacation Club inventory will consist of Vacation Ownership Interests in the ILX Resorts and the Additional Interests. Thereafter, new resorts will be added through the Company's aggressive pursuit of selected acquisition opportunities. To this end, in December 1997, the Company acquired an undivided interest in the common areas of and all of the undeveloped and unsold portions of the Roundhouse Resort, an existing 59 unit resort with five acres of developable land located in Pinetop/Lakeside, Arizona. By marketing its inventory of Vacation Ownership Interests through the Premiere Vacation Club, the Company believes it has greater flexibility with respect to potential acquisition opportunities than generally

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associated with the sale of Vacation Ownership Interests in a single vacation resort, to the extent that small or remote resorts which may be inefficient to market as a single location resort may enhance the consumer appeal of a membership interest in the Premiere Vacation Club. With its existing and planned resorts in Arizona, the Company is seeking to build a critical mass of CARs within driving distance of the Phoenix and Tucson metropolitan markets which will support the initial introduction of the Premiere Vacation Club concept. The Company believes that the geographic and cultural diversity of Arizona make that state particularly appropriate for this expansion. Thereafter, the Company intends to develop networks of CARs proximate to other major metropolitan areas in the Western United States.

VARSITY CLUBS OF AMERICA

     The Company intends to aggressively pursue the expansion of its proprietary branded Varsity Clubs concept. The Company will focus on development of additional Varsity Clubs near prominent colleges and universities in the Western United States located in areas with a significant base of existing tourism and access to major population centers. The Varsity Clubs of America concept is primarily intended to offer residents in major population centers a "city club" experience with day-use privileges regularly available, as well as the opportunity to exchange their Vacation Ownership Interest through the exchange networks in which ILX Owners participate. The Varsity Clubs concept also seeks to maximize the appeal of such urban timeshare resorts by strategically locating each of them proximate to one or more prominent colleges and universities with nationally recognized athletic, cultural and other events. Large universities host a variety of sporting, recreational, academic and cultural events that create a substantial and relatively constant influx of participants, attendees and spectators. The Varsity Clubs concept is designed to address the specific needs of these individuals and entities by creating specialty vacation ownership resorts that have a flexible ownership structure, enabling the purchase of anything from a single day, a collection of single days (such as an entire football or other sports' season) or a traditional one-week period. Each Varsity Clubs facility will operate as a hotel to the extent of unsold or unused vacation ownership inventory.

     The prototype VCA-South Bend facility is an all-suite, 62 unit lodging facility that features amenities such as The Stadium (a sports-theme atrium lounge), a private Member's Lounge, exercise facilities, a swimming pool and whirlpool spa, complete business services and other facilities popular with the target market of likely purchasers. The prototype Varsity Clubs facility is based on a four-acre configuration expandable to as many as 90 units, without the need to acquire additional real property, and can be built in smaller configurations if warranted by a particular market.

     The first Varsity Clubs facility was completed in August 1995 and is located approximately three miles from the University of Notre Dame and Notre Dame Stadium in South Bend, Indiana, and approximately 90 miles from Chicago, Illinois. Customers purchase deed and title to a floating period's use of a unit and unlimited day-use privileges at the common areas of the property. Purchasers may also receive the right to use the facility on specified dates, such as dates of home football games, for which they pay a premium. A total of 62 units, or 3,224 one-week intervals, have been constructed at VCA-South Bend and, at September 30, 1997, approximately 1,819 one-week intervals were available for sale. ILX anticipates expanding the facility in 1998 by constructing an additional 24 suites, thus adding 1,248 one-week intervals. To ILX's knowledge, no other vacation ownership resorts exist proximate to the University of Notre Dame. To date, VCA-South Bend has been able to compete favorably for commercial guests because of its superior facilities and amenities relative to other lodging accommodations in the area.

     The site for the second Varsity Clubs facility is located in Tucson, Arizona, less than three miles from the University of Arizona. This second Varsity Club will be completed in the first quarter of 1998 and will offer 62 suites, or 3,224 one-week intervals. VCA-Tucson was designed in accordance with the VCA-South Bend prototype, with certain modifications made to improve efficiency and incorporate local design themes. The Company chose Tucson as a site for its Varsity Clubs concept because of its status as a year-round destination location, a large residential population base of approximately 750,000, and the proximity to the University of Arizona, which has an alumni base in excess of 150,000 people as of September 30, 1997. The Company believes that all of these factors increase the appeal of VCA-Tucson to prospective buyers as well as providing increased trading power for purchasers of Vacation Ownership Interests in the resort for purposes of

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participation in exchange networks. Construction of the Tucson resort commenced in late 1997 and the facility is expected to open in the first quarter of 1998.

     The Company is considering various other sites for development of additional Varsity Clubs facilities in the next five to seven years. Management believes there exist numerous sites in the Western United States that are attractive for the development of additional Varsity Clubs. The Company intends to expand its Varsity Clubs concept to at least five of these areas over the next three years, based upon the VCA-South Bend prototype, with certain modifications and improvements. The Company also believes that Varsity Clubs will establish their own brand name recognition as additional facilities are offered, each with a consistent design and selection of amenities. Varsity Clubs expansion efforts will initially be primarily focused on metropolitan areas in the Western United States, each located near one or more large universities, but the Company will assess other potential opportunities as they arise. Ideally, the Company will seek to place additional Varsity Clubs near universities that are located in or convenient to popular tourist destination locations in or near large metropolitan areas, such as Tempe, Arizona; Boulder, Colorado; Las Vegas, Nevada; Palo Alto, California and Seattle, Washington. The Company will also seek to broaden the affinity marketing base of its future Varsity Clubs by situating them proximate to more than one prominent college or university, where appropriate. The Varsity Clubs concept also seeks to capitalize on affinity marketing strategies through the perceived affiliation with a nationally recognized university and the "city club" experience which the Company seeks to associate with the Varsity Clubs of America brand name. The Company intends to provide purchasers of Vacation Ownership Interests in one Varsity Club certain benefits at other Varsity Clubs in order to enhance their appeal to consumers.

SALES AND MARKETING

     Marketing is the process by which the Company attracts potential customers to visit and tour an ILX Resort or attend a sales presentation. Sales is the process by which the Company seeks to sell a Vacation Ownership Interest to a potential customer once he or she arrives for a tour at an ILX Resort or attends a sales presentation. The Company believes it has the marketing and sales infrastructure necessary to sell Vacation Ownership Interests on a competitive basis. All of the Company's sales and substantially all of the Company's marketing functions are currently performed in-house and the Company invests significant resources attracting, training and seeking to retain its sales and marketing employees. The Company intends to incorporate more of its marketing operations into its in-house capabilities. The Company believes this strategy provides it with greater control over these critical functions, resulting in greater consistency of customer relations and improved customer satisfaction. In addition, management believes that its practice of hiring employees to staff its sales and marketing functions, as opposed to using independent contractors as has been the industry norm, results in a higher retention rate among its sales force and provides a pool of experienced staff from which to draw upon as the Company's business expands. The Company expends substantial resources identifying, attracting and training its sales and marketing personnel and offers a full package of employment benefits to its sales and marketing personnel. Management believes that consistency and high quality in its sales and marketing operations is crucial to its success. The Company believes that the package of benefits offered to its sales and marketing employees is uncommon in the vacation ownership industry and, as a result, attracts high quality personnel and provides an incentive for their performance.

     Marketing. The Company's marketing activities are devoted primarily towards (i) hotel guests at the ILX Resorts, (ii) RCI and II exchange program participants staying at the ILX Resorts, (iii) off-premise contacts with visitors to the local surroundings of the ILX Resorts and in the metropolitan areas within driving distances of the ILX Resorts and (iv) direct mail and telemarketing to residents of metropolitan areas within driving distance of the ILX Resorts. The Company's marketing strategy seeks to target prospective buyers who respond favorably to travel-related inducements because the Company believes such consumers are more likely to travel and therefore have a greater likelihood of purchasing a Vacation Ownership Interest. The Company identifies potential purchasers through internally developed marketing techniques, and sells Vacation Ownership Interests through its four sales offices located at or near ILX Resorts. The Company primarily targets customers who live within driving distance of an ILX Resort or who are vacationing at or near a ILX Resort. This practice allows the Company to invite potential purchasers to experience the ILX

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Resorts and avoid the more expensive marketing costs of subsidized airfare and lodging which are typically associated with the vacation ownership industry. In addition, the Company believes that its marketing strategy results in a higher percentage of sales per prospective customer contacts as compared to many of its competitors because its targeted customer base has a demonstrated interest in the locale of an ILX Resort and/or a greater likelihood to take vacations.

     Similar to branding techniques utilized by some of its competitors, the Company also seeks to capitalize upon affinity marketing concepts in attracting prospective buyers to its Varsity Clubs concept by seeking to develop a branded "city club" experience for flexible use by local residents. In addition, marketing of Varsity Clubs seeks to focus upon alumni, parents of university students and other persons or entities who have a pre-existing affiliation with or other attraction to the local university. All of the Company's marketing activities emphasize the convenience of the ILX Resorts coupled with the opportunity to participate in exchange networks as well as the quality and breadth of amenities available at each of the ILX Resorts.

     Sales. The Company actively sells its inventory of Vacation Ownership Interests primarily through a sales staff of approximately 140 employees, including approximately 100 sales agents at four sales offices, each located at or near selected ILX Resorts. Prospective first-time purchasers participate in a tour of the facilities as well as its related amenities, guided by a salesperson. At the conclusion of the tour, the terms of making a purchase, including financing alternatives, are explained to the customer. Approximately 20% to 25% of the Company's sales have historically been made on a cash basis. However, for those customers seeking financing, the Company conducts substantial credit pre-approval research. The Company's point-of-sale credit pre-approval process typically includes a review of the customer's credit history. After final approval of a purchase, which includes verification of employment, the Company waits until expiration of the applicable statutory waiting period, generally from three to seven days, prior to recognizing a sale as complete.

     In addition to generating sales to first-time buyers, the Company's sales force seeks to generate sales of additional Vacation Ownership Interests or Upgrades to ILX Owners. Sales to ILX Owners generally have lower marketing costs associated with them as these buyers tend to be more familiar with the nature of purchasing a Vacation Ownership Interest and the amenities offered by the ILX Resorts. As a result of an increased emphasis upon sales to these buyers, sales to ILX Owners accounted for 12.4% of Vacation Ownership Interest sales by the Company during the nine months ended September 30, 1997. During 1995 and 1996, sales to ILX Owners accounted for less than 5.9% of the Company's total sales. The Company intends to increase its sales efforts with respect to ILX Owners.

     The Company's inventory of Vacation Ownership Interests has historically consisted of a one-week interval which may be used on an annual or an alternate-year basis in a specified ILX Resort during a specified range of dates. ILX Owners may also participate in exchange networks such as RCI and II. However, commencing in 1998, the Company will offer deeded membership interests in its Premiere Vacation Club, which permit a member to stay at one or more of the participating ILX Resorts for up to one week on an annual or alternate-year basis. A member may divide their stays into shorter vacations at any time between a specified period of time. The Company believes that the variety and flexibility of use options associated with its inventory of Vacation Ownership Interests are uniquely attractive to customers.

CUSTOMER FINANCING

     The Company currently provides financing for approximately 75% to 80% of its Vacation Ownership Interest sales. On financed sales, the Company receives at least 10% of the aggregate sales price of Vacation Ownership Interest as a down payment. Financing for the remainder is typically made available for a term of seven years at a rate of 14% to 15% per annum. At September 30, 1997, the Company had a portfolio of retained Customer Notes totaling $14.8 million in principal amount.

     The Company believes that providing available financing is essential to the successful sales and marketing of its Vacation Ownership Interest inventory. However, the Company seeks to minimize the risks associated with its financing activities by emphasizing the credit pre-approval process. Management believes that its efforts in this area are more extensive than those typically engaged in by some of its competitors. In addition, the Company expends significant resources negotiating alternative repayment programs for past due accounts,

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so as to minimize its actual losses. Collection activities with respect to
Customer Notes which the Company has hypothecated are managed internally and serviced by a third-party on behalf of the lenders and the Company. In addition, the Company occasionally utilizes third party collection agencies for difficult accounts. Historically, these have represented only a minimal percentage of the Customer Notes.

     Prior to 1995, the Company sold the majority of its Customer Notes and retained the small remaining portion, most of which were hypothecated. Since 1995, the Company has increased the amount of Customer Notes which it retains, most of which it hypothecates, and, as a result, at September 30, 1997, the Company retained Customer Notes in an aggregate principal amount of $14.8 million as compared to $7.9 million at December 31, 1995. Because the Company has historically financed its operations through the sale of a substantial majority of its Customer Notes, the Company's net income from customer financing transactions (i.e., the spread between the interest charged to customers and the Company's borrowing costs) has been limited. However, although there can be no assurance in this regard, the Company believes that the closing of this Offering and the reduction of its current indebtedness will allow the Company to arrange more favorable receivable financing, which will in turn enable the Company to retain a significantly greater percentage of its Customer Notes, thereby increasing the net income attributable to favorable interest rate differences. At September 30, 1997, $3.2 million in principal, or 8.3%, of the retained Customer Notes and the Customer Notes which have been previously sold with recourse to the Company were over 90 days past due. The Company intends to seek to negotiate more favorable terms for its Customer Notes credit facilities following this Offering. However, the Company does not currently have any agreements regarding renegotiated or additional credit facilities and there can be no assurance that the Company will be successful in this regard. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     Although the terms of each Customer Note vary, typically such notes are deemed past due when a scheduled payment is 30 days or more past due. In addition, a delinquency occurs when an account becomes more than 90 days past due. The Company seeks to avoid defaults by working closely with the lender or its collection agent with respect to ILX Owners who become delinquent. The first collection contact typically occurs within 16 to 30 days of a payment's due date.

     The Company has agreements with financial institutions for total commitments of $20 million under which the Company may sell certain of its customer notes receivables. These agreements provide for sales on a recourse basis with a percentage of the amount sold held back by the respective financial institution as additional collateral. Customer notes receivables may be sold at discounts or premiums to the principal amount in order to yield the consumer market, as defined by such financial institution. At September 30, 1997, $8.0 million was available to the Company under these commitments. The Company also has financing commitments in the aggregate amount of $14.2 million, pursuant to which the Company may hypothecate Customer Notes which are pledged to the lender as collateral. These borrowings bear interest at rates from prime plus 3.25% to prime plus 5% and expire at various dates from 1998 through 2003. At September 30, 1997, $8.1 million was available to the Company under these commitments. The Company currently reserves approximately 3% of gross sales (including cash sales) as an allowance for doubtful accounts. This reserve represents a percentage decrease since the Company's inception based upon the Company's actual collections experience. At December 31, 1995 and 1996 and September 30, 1997, the aggregate amount of these reserves were $2.4 million, $2.6 million and $3.0 million, respectively. During 1995, 1996 and the nine months ended September 30, 1997, the Company's provision for doubtful accounts exceeded actual write-offs by $1.1 million, $0.2 million and $0.5 million, respectively. To the extent that the Company's losses as a result of bad debt exceed its corresponding reserves, its financial condition and results of operations may be materially adversely affected. See "Risk Factors -- Financing Customer Borrowings; Liquidity Risks."

OTHER OPERATIONS

     Resort Operations. The Company also receives revenues from (i) the rental of its unsold or unused inventory of units at the ILX Resorts, (ii) the sale of food, beverages and other amenities at such resorts and (iii) the management and operation of the ILX Resorts. During 1996, the Company received $11.1 million in net revenues from these operations, consisting of $5.8 million in room rental revenue, $3.9 million in food and

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

beverage revenue and $1.4 million in other revenue. Of these amounts, Los Abrigados contributed $8.0 million, or 72.1% of the Company's total resort operations revenues in 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Historically, the Company's resort operation activities have not generated a material portion of the Company's net profits on a consolidated business. Revenues from resort operations typically vary significantly from one ILX Resort to another. In addition, changes in revenue received from these operations have not typically correlated with fluctuations in the Company's revenues from sales of Vacation Ownership Interests. Management expects this trend to continue in the future in part because of the emphasis of the Company's growth strategy on its Varsity Clubs, which have typically generated a lower percentage of revenues from resort operations than that generated by the Company's CARs. However, the Company believes that its resort management activities directly complement the Company's efforts with respect to the marketing and sales of Vacation Ownership Interests.

     Red Rock Collection. The Company's operations also include the sale of personal care products through its wholly-owned subsidiary Sedona Worldwide Incorporated. The Company's personal care products have been marketed under its proprietary Red Rock Collection brand name through the ILX Resorts. Commencing in 1998, these products will be marketed under the brand name "Sedona Spa" and, in connection with such change, certain modifications to the product line will be implemented. This resort-based sales program includes an upscale line of personal care amenities, in-room gift basket promotions and retail product sales at the ILX Resorts. Red Rock Collection products are primarily used by the Company as promotion incentives to potential purchasers who attend the Company's sales tours and presentations. The Company then uses direct mail to market Red Rock Collection products to resort customers and tour participants who have previously used the products. Sales of Red Rock Collection products are included in "Sales of Land and Other" on the Company's financial statements and, to date, have not resulted in a material amount of net revenues or profits to the Company. The Company has not in the past and does not intend in the future to devote a significant portion of its resources to sales of Red Rock Collection products.

     Land Sales. Since 1993, the Company has also received revenues from the sale of primarily unimproved real property. These operations originated as a result of the Company's opportunistic acquisition of its wholly owned subsidiary, Genesis, in November 1993. The sale of real property is not a core business function for the Company and, as such, the Company has not historically and does not intend in the future to devote a material portion of its resources to these operations. Typically, the Company has sold these assets as subdivided lots or large unimproved parcels. The Company intends to sell substantially all of these assets during 1998, although there can be no assurance that it will be able to sell these assets at attractive prices, if at all, during this year. Following the sale of these assets, management does not expect the sale of real property to be material to its results of operations.

PARTICIPATION IN EXCHANGE NETWORKS

     The Company believes that consumers are more likely to purchase from its inventory of Vacation Ownership Interests as a result of the Company's participation in the Vacation Ownership Interest exchange networks operated by RCI and II, the leading exchange network operators. In a 1995 study sponsored by the Alliance for Timeshare Excellence and ARDA, exchange opportunity was cited by purchasers of interval interests as one of the most significant factors in their decision to purchase an interest. Membership in RCI or II allows ILX Owners to exchange in a particular year their occupancy right in the unit in which they own a Vacation Ownership Interest for an occupancy right at the same time or a different time in another participating resort, based upon availability and the payment of a variable exchange fee. A participating ILX Owner may exchange his or her Vacation Ownership Interest for an occupancy right in another participating resort by listing the Vacation Ownership Interest as available with the exchange network operator and by requesting occupancy at another participating resort, indicating the particular resort or geographic area to which the owner desires to travel, the size of the unit desired and the period during which occupancy is desired. The exchange network assigns a rating to each listed Vacation Ownership Interest, based upon a number of factors, including the location and size of the unit, the quality of the resort and the period of the year during which the Vacation Ownership Interest is available, and attempts to satisfy the exchange request by providing an occupancy right in another Vacation Ownership Interest with a similar rating. Approximately 85% of the Vacation Ownership Interests at the ILX Resorts qualify as "red time," the highest demand classification, thereby increasing the exchange opportunities available to ILX Owners. If RCI or II is unable to meet the member's initial request, the network operator may suggest alternative resorts, based on availability. In addition, ILX's Owner Services Department has established arrangements with additional resorts and smaller exchange networks through which it offers exchange opportunities and discounted vacation getaways to ILX Owners. The Company believes that its direct participation in the exchange process, coupled with these additional services, provides ILX with a competitive advantage and tend to increase customer satisfaction. See "-- Operating Strategies" above.

COMPETITION

     ILX's Vacation Ownership Interest plans compete both with other Vacation Ownership Interest plans as well as hotels, motels, condominium developments and second homes. ILX considers the direct competitors of individual resorts to also include alternative accommodations, including hotels, motels, bed-and-breakfasts and small vacation ownership operators located within the immediate geographic vicinity of such resort. This is particularly true with respect to its CARs that tend to attract purchasers whose decision to buy a Vacation Ownership Interest is likely to be influenced by the convenience of the resort to their principal residence.

     The Vacation Ownership Interest industry historically has been highly fragmented and dominated by a very large number of local and regional resort developers and operators, each with limited portfolios. More recently, many of the world's most widely-recognized lodging, hospitality and entertainment companies have begun to develop and sell vacation ownership interests under their brand names, including Marriott Ownership Resorts, Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels & Resorts and Promus Hotel Corporation. In addition, other publicly-traded companies such as Signature Resorts, Inc., Fairfield Communities, Inc., Silverleaf Resorts, Inc., Trendwest Resorts, Inc. and Vistana, Inc. currently compete or may compete in the future with the Company. Furthermore, significant competition exists in other markets in which the Company currently operates or is developing vacation ownership resorts. Many entities with which the Company competes have significantly greater access to financial, sales and marketing and other resources than those of the Company and may be able to grow at a more rapid rate or more profitably as a result. Management anticipates competition to increase in the future as a result of consolidation in the vacation ownership industry. There can be no assurance that the Company will be able to successfully compete with such companies. See "Risk Factors -- Competition."

GOVERNMENTAL REGULATION

     General. The Company's marketing and sales activities and other resort operations are subject to extensive regulation by the federal government and the states in which the Company's resorts are located and in which its interval interests are marketed and sold. Federal legislation to which the Company is or may be subject includes the Federal Trade Commission Act, the Fair Housing Act, the Truth-in-Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Interstate Land Sales Full Disclosure Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act and the Civil Rights Acts of 1964, 1968 and 1991. Many states have adopted legislation as well as specific laws and regulations regarding the sale of vacation ownership interests. The laws of most states, including Arizona, require a designated state authority to approve a detailed offering statement describing the Company and all material aspects of the resort and sale of vacation ownership interests at such resort. In addition, the laws of most states in which the Company sells interests grant the purchaser of a vacation ownership interest the right to rescind a contract of purchase at any time within a statutory rescission period. Furthermore, most states have other laws which regulate the Company's activities, such as real estate licensure laws, travel sales licensure laws, anti-fraud laws, telemarketing laws, prize, gift and sweepstakes laws, and labor laws. The Company believes that it is in material compliance with all applicable federal, state, local and foreign laws and regulations to which it is currently subject. See "Risk Factors -- Regulation of Marketing and Sales of Vacation Ownership Interests and Related Laws."

     Environmental Matters. Under applicable federal, state and local environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate, remediate and remove hazardous or toxic substances at such property, and may be held liable for property damage and for investigation, remediation and removal costs incurred by such parties in connection with the contamination. Such laws typically impose such liability without regard to whether the owner or operator knew of or caused the presence of the contaminants, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The costs associated with compliance with such regulations may be substantial, and the presence of such substances, or the failure to properly remediate the contamination on such property, may adversely affect the owner's or operator's ability to sell or rent such property or to borrow against such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances at a disposal or treatment facility also may be liable for the costs of removal or remediation of a release of hazardous or toxic substances at such disposal or treatment facility, whether or not such facility is owned or operated by such person. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. Finally, the owner or operator of a site may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site. In connection with its ownership and operation of its properties, the Company may be potentially liable for such costs.

     The Company does not always conduct Phase I environmental assessments at the ILX Resorts, properties under development and properties subject to acquisition. Because many of the Company's resorts are typically found in remote locations, it does not consider the risks of environmental liabilities significant enough to warrant the performance of Phase I assessments at such locations. Failure to obtain such reports may result in the Company acquiring or developing unusable property or assuming certain liabilities which could have been avoided if the Company had the information typically discovered in a Phase I report. However, when appropriate, the Company has in the past and will in the future obtain Phase I reports. To date, the Company has obtained environmental reports with respect to three of the ILX Resorts. In addition, the Company does conduct significant in-house due diligence prior to the acquisition of any real property interests. To date, the Company's investigation of its properties have not revealed any environmental liability that the Company believes would have a material adverse effect on the Company's business, assets, financial condition or results of operations, nor is the Company aware of any such material environmental liability. See "Risk Factors -- Possible Environmental Liabilities."

     The Company believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances. The Company has not been notified by any governmental authority or any third party, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties.

     Other Regulations. Under various state and federal laws governing housing and places of public accommodation, the Company is required to meet certain requirements related to access and use by disabled persons. Although management believes that the Company's resorts are substantially in compliance with present requirements of such laws, the Company may incur additional costs of compliance in connection with the development of new resorts, or conversion or renovation of ILX Resorts. Additional legislation may impose additional requirements on owners with respect to access by disabled persons. The aggregate costs associated with compliance with such regulations are not currently known, and, while such costs are not expected to have a material effect on the Company, such costs could be substantial. Limitations or restrictions on the completion of certain renovations may limit application of the Company's growth strategy in certain instances or reduce profit margins on the Company's operations.

EMPLOYEES

     As of September 30, 1997, the Company had approximately 760 employees, of which approximately 525 were employed on a full-time basis (including approximately 120 employed on a full-time equivalent basis of

28 hours per week). The Company believes relations with its employees are good and none of its employees are represented by labor unions.

INSURANCE

     The Company carries comprehensive liability, business interruption, title, fire and storm insurance with respect to the ILX Resorts, with policy specifications, insured limits and deductibles customarily carried for similar properties which the Company believes are adequate. There are, however, certain types of losses (such as losses caused by floods or acts of war) that are not generally insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the Company could lose its capital invested in a resort, as well as the anticipated future revenues from such resort and would continue to be obligated on any mortgage indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on the Company. See "Risk
Factors -- Natural Disasters; Uninsured Loss."

LEGAL PROCEEDINGS

     Although the Company may be subject to litigation from time to time in the ordinary course of its business, it is not a party to any pending or threatened legal proceedings that it believes will have a material impact on its business.

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

                                   MANAGEMENT

     The following table sets forth certain information concerning the Company's executive officers, directors and certain key employees. Except as otherwise noted, none of the executive officers are directors or officers of any other publicly owned corporation or entity.

NAME                                 AGE                         POSITION
-----------------------------------  ---   ----------------------------------------------------
Joseph P. Martori..................  56    Chairman of the Board and Chief Executive Officer
Nancy J. Stone.....................  40    President, Chief Operating Officer and Director
Edward S. Zielinski................  46    Executive Vice President, President and Chief
                                           Operating Officer of Varsity Clubs of America
                                           Incorporated and Director
Jay R. Hoffman.....................  43    Senior Vice President and Chief Financial Officer
John P. Brooks.....................  52    Senior Vice President, Sales and Marketing
George C. Wallach..................  61    Senior Vice President and General Counsel
Steven R. Chanen...................  44    Director
Thomas J. Hamel....................  39    Director
Patrick J. McGroder III............  52    Director
James W. Myers.....................  63    Director

DIRECTORS AND EXECUTIVE OFFICERS

     JOSEPH P. MARTORI has served as a director of the Company since its inception and as Chairman of the Board since 1991. Mr. Martori served as President from November 1993 through 1995 and has served as Chief Executive Officer since 1994. Prior thereto, Mr. Martori was engaged in the private practice of law since 1967 with the New York City law firm of Sullivan & Cromwell; the Phoenix law firms of Snell & Wilmer; Martori, Meyer, Hendricks & Victor, P.A. (of which he was a founding member); and Brown & Bain, P.A. (of which he was the Chairman of the Corporate, Real Estate and Banking Department). Mr. Martori was a founder of Firstar Metropolitan Bank & Trust in Phoenix and has served on its Board of Directors since 1983. Mr. Martori is also Chairman of the Board of MEI, an investment company which holds 36.0% of the Company's
outstanding Common Stock (  % after the closing of this Offering,      % if the
Underwriters' over-allotment option is exercised in full). Mr. Martori is also a member of the Board of Trustees of The Lawyers' Committee for Civil Rights under Law. Mr. Martori received a B.S. degree, summa cum laude, and an M.B.A. degree in finance from New York University and a J.D. degree, cum laude, from the University of Notre Dame Law School.

     NANCY J. STONE has served as a Director of the Company since April 1989, and as President and Chief Operating Officer since January 1996. Ms. Stone served as Chief Financial Officer of the Company from July 1993 to December 29, 1997, as well as from January 1990 to April 1992, and as Executive Vice President from July 1993 to December 1995. Ms. Stone served on the faculty of North Central College, Naperville, Illinois from 1992 to 1993. Ms. Stone also served as Vice President of Finance and Secretary of the Company from April 1987 to December 1989. Ms. Stone is a Certified Public Accountant in the States of Arizona and Illinois. Ms. Stone received a B.A. degree in accounting and finance from Michigan State University magna cum laude, and an M.B.A. degree from Arizona State University summa cum laude.

     EDWARD S. ZIELINSKI has served as a Director and Executive Vice President of the Company since January 1996, and as President and Chief Executive Officer of Varsity Clubs of America Incorporated since July 1997. Mr. Zielinski served as Senior Vice President of the Company from January 1994 to December 1995 and as General Manager of Los Abrigados Resort & Spa from December 1992 until January 1994, and in various other executive positions with the Company since November 1988. Mr. Zielinski has twenty years of resort management and marketing experience in both the domestic and international markets. Prior to joining the Company, Mr. Zielinski served as General Manager of Oceania Resorts, Ltd., a New Zealand-Australian company, from August 1985 through October 1988 based in Auckland, New Zealand. Prior thereto, Mr. Zielinski held senior management positions with Hyatt International Hotels and Continental Airlines Hotel Division.

     JAY R. HOFFMAN became Senior Vice President and Chief Financial Officer of the Company on December 29, 1997. Prior thereto, Mr. Hoffman served as Chief Financial Officer of Homeplex Mortgage Investments Corporation (now Monterey Homes Corporation), a mortgage company in Phoenix, Arizona from 1988 to 1997; as Senior Audit Manager with Kenneth Leventhal & Company (now Ernst & Young) in Phoenix, Arizona from 1987 to 1988; and with Arthur Andersen L.L.P. in Kansas City, Missouri and Phoenix, Arizona from 1976 to 1987. Mr. Hoffman is a Certified Public Accountant in the States of Arizona and Missouri. Mr. Hoffman received a B.B.A. degree from the University of Missouri.

     JOHN P. BROOKS has served as Senior Vice President, Sales and Marketing, of the Company since October 1997. Mr. Brooks has also served as Senior Vice President and General Sales Manager of the Sedona Vacation Club at Los Abrigados since October 1997 and served as Vice President and Director of Operations at Los Abrigados from 1994 to October 1997. Mr. Brooks has served in various sales management positions for the Company since March 1989. Mr. Brooks served in similar positions with Arroyo Robles Resort in Sedona, Arizona and Fairfield Resort in Flagstaff, Arizona prior to joining the Company. Mr. Brooks co-owned and managed Century 21 Plaza II Realty in Phoenix, Arizona from 1977 to 1986. Mr. Brooks is a licensed real estate broker and received a B.S. degree in marketing and management from Arizona State University.

     GEORGE C. WALLACH has served as General Counsel since May 1997 and as Senior Vice President of the Company since January 1996. He joined the Company in 1995 and served as Executive Vice President from February to December 1995 and resident Project Director for Kohl's Ranch Lodge from June 1995 to May 1997. Prior to joining the Company, Mr. Wallach was a partner in the Phoenix, Arizona law firm of Brown & Bain, P.A. from 1986 to 1995, specializing in real estate and business law. Mr. Wallach currently serves on the Board of Directors of The University of Arizona Law College Association (past President) and the Board of Directors of The University of Arizona Alumni Association. Mr. Wallach received B.A. and M.A. degrees from the University of Arizona. Mr. Wallach earned a J.D. degree at the University of Arizona "with distinction."

     STEVEN R. CHANEN has served as a Director of the Company since July 1995. Mr. Chanen has served as President and Chief Operating Officer of Chanen Construction Company, Inc., Phoenix, Arizona, since 1989, as Chairman of the Board of Media Technology Capital Corporation (doing business as S.R. Chanen & Co., Inc.) since 1986, and as President of United Property Investments Corporation, a subsidiary of United Properties, Ltd. of Vancouver, Canada since 1987. Prior thereto, Mr. Chanen served as Vice President of FMR Capital Corporation from 1981 to 1986 and as a shareholder and director of Wentworth and Lundin law firm from 1980 to 1986. Mr. Chanen received B.S. and J.D. degrees from Arizona State University.

     THOMAS J. HAMEL has served as a Director of the Company since December 1997. Mr. Hamel serves as President and Chief Operating Officer of Resort Funding, Inc., a vacation ownership finance company in Syracuse, New York. Mr. Hamel has been with Resort Funding, Inc. since 1986 and has substantial experience with the Company and within the vacation ownership industry in general. Mr. Hamel also serves as a director of Equivest Finance Company, a publicly held corporation, and is a member of the finance and property management committees of the American Resort Development Association, the vacation ownership industry's primary trade association. Mr. Hamel received a B.S. degree in business finance from LeMoyne College, Syracuse, New York.

     PATRICK J. MCGRODER III has served as a Director of the Company since June 1997. Mr. McGroder has been a trial lawyer engaged in the practice of law since 1970, and has served since 1990 as a member of the law firm of Goldstein & McGroder, Ltd. of Phoenix, Arizona (which he co-founded). Mr. McGroder received a B.A. degree from the University of Notre Dame and a J.D. degree from the University of Arizona School of Law.

     JAMES W. MYERS has served as a Director of the Company since July 1995. Mr. Myers has served as President of Myers Management and Capital Group, Inc., a management consulting firm he founded, since December 1995. From 1986 to 1995, Mr. Myers was President and Chief Executive Officer of Myers Craig Vallone Francois, Inc., an investment banking and management advisory firm he also founded. Prior thereto, Mr. Myers held executive positions with a variety of public and private companies from 1956 to 1986. Mr. Myers also serves as a director of Chambers Belt, Inc., China Mist Tea, Landiscor, Inc., Solar Cells, Inc.

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

and Nanomics, Inc. Mr. Myers received a B.S. degree from Northwestern University and an M.B.A. degree from the University of Chicago.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The Board of Directors has established an audit committee (the "Audit Committee"), which consists of Messrs. Myers and McGroder. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring the Company's financial policies and control procedures, and reviewing and monitoring the provision of non-audit services by the Company's auditors.

     Compensation Committee. The Board of Directors has established a compensation committee (the "Compensation Committee"), which consists of Messrs. Myers and McGroder. The Compensation Committee reviews, determines and establishes salaries, bonuses and other compensation, including stock options and awards, for the Company's executive officers.

     Executive Committee. The Board of Directors has also established an Executive Committee consisting of Ms. Stone and Messrs. Martori, Myers and Zielinski. The Executive Committee meets on a monthly basis and has authority to take certain limited actions on behalf of the Board of Directors concerning the Company's ongoing operations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Martori and Ms. Stone served on the Compensation Committee of the Board of Directors until November 1997. Each of Ms. Stone and Mr. Martori also served as an executive officer of the Company during that same period. In November 1997, the Compensation Committee was changed to consist solely of non-employee directors.

     Effective as of January 1, 1998, the Company entered into four year employment agreements with each of Mr. Martori and Ms. Stone. These agreements provide for an annual base salary of $200,000 for Mr. Martori and $150,000 for Ms. Stone. In addition, Ms. Stone is to receive an award of 15,000 restricted shares of Common Stock on January 1st of each year during the term of the agreement commencing January 1, 1998, provided Ms. Stone is employed by the Company on the date of grant. See "-- Employment Agreements" and "Certain Relationships and Related Transactions."

     Mr. Martori is the Chairman of the Board of MEI, a holder of 36.0% of the
Company's outstanding Common Stock (  % on the Closing of this Offering,   % if
the Underwriters' over-allotment option is exercised in full).

     In August 1992, LAP issued to MEI, as agent for EJM, MEI, Arthur J. Martori and Alan R. Mishkin ("Mishkin"), a $770,000 promissory note bearing interest at 14%, collateralized by $810,630 in notes receivable. The promissory note was issued to reduce Class A limited partners' capital contributions by $500,000, Class A priority returns by $149,954, Class B accrued interest by $73,772 and certain loan guarantee fees by $46,274. Principal payments of $52,181 and interest payments of $13,548 were made during 1997.

     In December 1995, LAP issued 10% promissory notes to EJM and Joseph P. Martori, a trustee for Cynthia J. Polich (not an affiliate of the Company) ("Polich"), in the original principal amounts of $550,000 and $350,000. In 1997, 36,800 shares of the Company's Common Stock were issued in satisfaction of the remaining $230,000 principal amount of the note payable to EJM. The note payable for the benefit of Polich matures on December 31, 1999, is secured by 122 Vacation Ownership Interests in Kohl's Ranch and is convertible into Common Stock at a price of $7.50 per share. In 1997, LAP paid $68,792 in principal and interest on the note payable for the benefit of Polich and $17,203 in interest on the note payable to EJM.

     In January 1996, the Company paid to MEI $60,000 cash and issued a promissory note in the principal amount of $100,000 as satisfaction for $173,225 of unpaid guarantee fees and $44,073 in holdbacks previously payable by LAP to MEI. The note was repaid in full in January 1997. See Notes 10 and 15 to the Company's Consolidated Financial Statements.

     In August 1997, the Company acquired the Class B Limited Partnership Interests in LAP from MEI and Mishkin for (i) $820,000 cash, (ii) the issuance of 20,000 shares of Common Stock, with a value of $125,000 at the time of issuance, and (iii) the issuance of 8% promissory notes in the original principal amounts of $1.3 million payable to MEI and $675,000 payable to Mishkin. Both of these notes mature in 2002, and their repayment is secured by interests in LAP. The Company paid $100,000 in principal payments to MEI pursuant to the note in 1998.

     During 1997, LAP made a capital distribution of $140,000 to MEI, a Class B Limited Partner at the time of distribution. See "Certain Relationships and Related Transactions."

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company's Articles of Incorporation and Bylaws contain certain provisions which require the Company to indemnify its officers, directors, employees and agents against certain liabilities and expenses incurred in connection with their acting in such capacity. See "Description of ILX Securities and Pertinent Arizona Statutes -- Certain Charter and By-Law Provisions."

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for each of the fiscal years ended December 31, 1997, 1996, and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the Company's Chief Executive Officer and other most highly compensated executive officers (collectively, the "Named Executive Officers") receiving compensation in excess of $100,000 in all capacities in which they served during the last completed fiscal year.

                              SUMMARY COMPENSATION

                                                                                          LONG-TERM
                                        ANNUAL COMPENSATION                          COMPENSATION AWARDS
                            --------------------------------------------   ----------------------------------------
                                                              OTHER        RESTRICTED    SECURITIES
                                                             ANNUAL          STOCK       UNDERLYING     ALL OTHER
      NAME AND TITLE        YEAR    SALARY     BONUS     COMPENSATION(2)     AWARDS     OPTIONS/SARS   COMPENSATION
--------------------------  ----   --------   --------   ---------------   ----------   ------------   ------------
Joseph P. Martori(1)......  1997   $149,606   $ 50,000           --               --          --             --
  Chairman and Chief        1996    136,500     20,000           --                           --             --
  Executive Officer         1995    204,877         --           --               --          --             --
Nancy J. Stone(1).........  1997    129,659    102,896(3)        --               --          --             --
  President and Chief       1996    115,193     17,500           --               --          --             --
  Operating Officer         1995    125,489      1,953(4)        --               --          --             --
Edward S. Zielinski(1)....  1997    115,012     34,689(5)        --               --          --             --
  Executive Vice President  1996    110,388     19,968(6)        --               --          --             --
                            1995     90,837      1,953(4)        --               --          --             --
John P. Brooks............  1997     36,000    117,832(7)        --               --          --             --
  Senior Vice President     1996     36,000     95,518(7)        --               --          --             --
                            1995     36,000     83,348(7)        --               --          --             --

---------------
(1) Effective as of January 1, 1998, each of Mr. Martori, Ms. Stone and Mr. Zielinski entered into an employment agreement with the Company which establishes the rates of annual base and incentive compensation to be received by him or her commencing on such date. See "-- Employment Agreements."

(2) Excludes Profit Sharing Plan contributions on behalf of the executive officer. During 1994 the Company adopted a Profit Sharing Plan and has since declared 1994, 1995, 1996 and 1997 contributions. No executive officer was allocated more than $3,800, $4,000 and $4,100 for the 1994, 1995 and 1996 plan years, respectively.

(3) Includes 7,500 shares of unrestricted ILX Common Stock at $5.625 per share and 7,500 shares of restricted ILX Common Stock at $2.8125 per share.

(4) Represents 500 shares of restricted ILX Common Stock at $3.90625 per share.

(5) Includes 3,500 shares of unrestricted ILX Common Stock at $5.625 per share.

(6) Includes 1,000 shares of restricted ILX Common Stock at $3.75 per share.

(7) Includes commissions on sales of Vacation Ownership Interests.

OPTION GRANTS IN THE LAST FISCAL YEAR

     No stock options or stock appreciation rights were granted to Named Executive Officers or to other employees in 1997.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR END
                                 OPTION VALUES

     The following table sets forth information regarding option exercises by the Named Executive Officers during 1997 and unexercised options held by Named Executive Officers at December 31, 1997.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                  SHARES                 OPTIONS AT FISCAL YEAR-END          FISCAL YEAR-END
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                            EXERCISE(#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Joseph P. Martori.............       0           $0             0            0             $ 0            $ 0
Nancy J. Stone................       0            0         5,000            0               0              0
Edward S. Zielinski...........       0            0         6,000            0               0              0
John P. Brooks................       0            0         4,000            0               0              0

DIRECTOR COMPENSATION

     The Company's policy is to pay a fee for each Board of Directors' meeting attended by directors who are not employees of the Company, and reimburse all directors for actual expenses incurred in connection with attending meetings of the Board of Directors. The fee for each Board of Directors' meeting attended by a non-employee director is $1,000. In addition, all non-employee directors receive a grant of options to purchase 5,000 shares of Common Stock following their election to the Board of Directors. The options are fully exercisable on the first anniversary of the date of grant.

STOCK OPTION PLANS

     The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options are granted and determines the number of shares of Common Stock covered by the option, its exercise price or purchase price, and its expiration date.

     1995 Stock Option Plan. The Company's 1995 Stock Option Plan was adopted by the Board of Directors in July 1995 (the "1995 Stock Option Plan"). The 1995 Stock Option Plan authorizes the Board of Directors of the Company to grant options to purchase the Company's authorized but unissued or reacquired Common Stock to the key employees of the Company or its subsidiaries. The aggregate number of shares of Common Stock which may be issued under the Stock Option Plan is 100,000 shares, all of which were available for future grants as of December 31, 1997. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement.

     Under the 1995 Stock Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), or options not intended to qualify as Incentive Stock Options ("Nonstatutory Options"). The options are granted for investment purposes only and are not transferable except by the laws of descent and devise.

     Incentive Stock Options may only be granted to employees of the Company. They are exercisable one year after the grant of the options and expire on the earlier of (i) five years after the date of grant as to any optionee who immediately before the granting of the options owned more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries or (ii) ten years after the date of grant of the option as to any optionee whose stock ownership represented less than ten percent of the Company or any of its subsidiaries' combined voting power immediately before the date of grant. Nonstatutory Stock Options are exercisable at any time after they are granted and their durations are determined by the Board of Directors. All options granted pursuant to the 1995 Stock Option Plan are subject to earlier termination in the event of the termination of the optionee's employment with the Company.

     1992 Stock Option Plan. The Company's 1992 Stock Option Plan was adopted by the Board of Directors in May 1992 (the "1992 Stock Option Plan"). The 1992 Stock Option Plan authorizes the Board of Directors of the Company to grant options to purchase the Company's authorized but unissued or reacquired Common Stock to the key employees of the Company or its subsidiaries. The aggregate number of shares of Common Stock which may be issued under the 1992 Stock Option Plan is 100,000 shares, of which 39,600 were available for future grants as of December 31, 1997. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price as determined by the Board of Directors, during a period specified in the applicable option agreement.

     Under the 1992 Stock Option Plan, the Company may grant Incentive Stock Options or Nonstatutory Options. All options granted pursuant to the 1992 Stock Option Plan are granted for investment purposes only and neither type of options are transferable except by laws of descent and devise.

     Incentive Stock Options may only be granted to employees of the Company. They are exercisable one year after the grant of the options and expire on the earlier of (i) five years after the grant of the options for any optionee who immediately before the granting of the options owned stock representing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries or (ii) ten years after the grant of the options for any optionee whose stock ownership represented less than ten percent of the Company or any of its subsidiaries' combined voting power immediately before the granting of the options. Nonstatutory Stock Options are exercisable at any time after they are granted and their durations are determined by the Board of Directors. However, both types of options are subject to earlier termination in the event of the termination of the optionee's employment with the Company.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with each of Mr. Joseph Martori, Ms. Nancy Stone and Mr. Edward Zielinski to serve as Chairman and Chief Executive Officer of the Company; President of the Company; and Executive Vice President of the Company and President of the Company's wholly-owned subsidiary, Varsity Clubs of America, Inc. respectively. Each of these agreements has a four-year term which expires in December 2001. These agreements provide for an annual base salary of $200,000 to Mr. Martori, $150,000 to Ms. Stone and $130,000 to Mr. Zielinski. In addition, each employee may receive certain incentive compensation at the discretion of the Board of Directors. Ms. Stone and Mr. Zielinski are also entitled to receive awards of 15,000 and 7,000 shares of restricted Common Stock, respectively, on January 1, 1998 and each anniversary thereof provided that he or she is employed by the Company on the date of grant.

     Under each agreement, the respective employee's employment may be terminated prior to its expiration (i) by the Company for Good Cause (defined as his or her willful breach or habitual neglect of his or her duties under the employment agreement, willful violation of reasonable and substantial rules governing employee performance, willful refusal to obey reasonable orders in a manner amounting to gross insubordination or commission of dishonest acts), (ii) upon the employee's disability or death or (iii) upon thirty days notice of either party. If the employee is terminated without "Good Cause" prior to the expiration of the agreement, they are entitled to receive their base salary for the twelve month period following such termination. The agreements generally prohibit each employee from competing with the Company during his or her respective term of employment by the Company and for a period of twelve months following the respective employee's termination for Good Cause. In addition, each agreement contains customary confidentiality provisions in favor of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of transactions entered into on behalf of the Company or its subsidiaries since January 1, 1997, in which the amount involved exceeded $60,000 and in which officers, directors, nominees and/or greater than 5% beneficial owners of the Company's Common Stock (or any immediate family members of the foregoing) had, or will have, a direct or indirect material interest.

     In August 1992, LAP issued to MEI, as agent for EJM, MEI, Arthur J. Martori and Mishkin, a $770,000 promissory note bearing interest at 14%, collateralized by $810,630 in notes receivable. The promissory note was issued to reduce Class A limited partners' capital contributions by $500,000, Class A priority returns by $149,954, Class B accrued interest by $73,772 and certain loan guarantee fees by $46,274. Principal payments of $52,181 and interest payments of $13,548 were made during 1997.

     In December 1995, LAP issued 10% promissory notes to EJM and Joseph P. Martori, a trustee for Polich (not an affiliate of the Company), in the original principal amounts of $550,000 and $350,000. In 1997, 36,800 shares of the Company's Common Stock were issued in satisfaction of the remaining $230,000 principal amount of the note payable to EJM. The note payable for the benefit of Polich matures on December 31, 1999, is secured by 122 Vacation Ownership Interests in Kohl's Ranch and is convertible into Common Stock at a price of $7.50 per share. In 1997, LAP paid $68,792 in principal and interest on the note payable for the benefit of Polich and $17,203 in interest on the note payable to EJM.

     In January 1996, the Company paid to MEI $60,000 cash and issued a promissory note in the principal amount of $100,000 as satisfaction for $173,225 of unpaid guarantee fees and $44,073 in holdbacks previously payable by LAP to MEI. The note was repaid in full in January 1997. See Notes 10 and 15 to the Company's Consolidated Financial Statements.

     In June 1997, the Company entered into an exclusive agreement for financial advisory, investment banking and agency services with the Underwriter. In exchange for these services, the Company issued 12,000 shares of Common Stock on August 1, 1997 and is obligated to issue an additional 12,000 shares on February 1, 1998. The shares issued in August 1997 have been registered for resale and the Company is obligated to register for resale the shares to be issued in February 1998.

     In August 1997, the Company acquired the Class B Limited Partnership Interests in LAP from MEI and Mishkin for (i) $820,000 cash, (ii) the issuance of 20,000 shares of Common Stock, with a value of $125,000 at the time of issuance, and (iii) the issuance of 8% promissory notes in the original principal amounts of $1.3 million payable to MEI and $675,000 payable to Mishkin. Both of these notes mature in 2002, and their repayment is secured by interests in LAP. The Company paid $100,000 in principal payments to MEI pursuant to the note in 1997.

     During 1997, the Company made payments of interest in the aggregate amount of $72,726 to EJM on an 8% promissory note in the principal amount of $909,078, due December 31, 1999. The note was issued by the Company as consideration for all of the Class A Limited Partnership Interests in LAP, which the Company acquired in 1994. The note is convertible into shares of Common Stock at a price of $10.00 per share, provided such conversion does not cause EJM's ownership, direct or indirect, of the Common Stock to exceed 50% of the total outstanding shares.

     During 1997, LAP made a capital distribution of $140,000 to MEI, a Class B Limited Partner at the time of distribution.

     Effective as of January 1, 1998, the Company entered into four year employment agreements with each of Messrs. Martori and Zielinski and Ms. Stone. Pursuant to these agreements, the Company shall provide an annual base salary of $200,000 to Mr. Martori, $150,000 to Ms. Stone and $130,000 to Mr. Zielinski, in addition to additional compensation payable at the discretion of the Board of Directors. Ms. Stone and Mr. Zielinski are entitled to receive 15,000 and 7,000 restricted shares of Common Stock on January 1st of each year during the term of their respective employment.

     Joseph P. Martori, Chairman of the Board and Chief Executive Officer of the Company, is also the Chairman of the Board of MEI, which owns 36.0% of the
Common Stock outstanding as of December 15, 1997 (     % on the closing of the
Offering,      % if the Underwriters' over-allotment option is exercised in full). The voting stock of MEI is controlled by EJM, who is a cousin of Joseph
P. Martori. EJM served as a Director of the Company from December 1993 to November 1997. See "Risk Factors -- Voting Control by Existing ILX Shareholders."

     Mr. Hamel, who became a director of the Company in December 1997, is Chief Operating Officer of Resort Funding Inc. ("RFI"). Since January 1, 1997, the Company has borrowed $3,811,924 and has made payments of principal and interest in the aggregate amounts of $1,440,305 and $627,296, respectively, to RFI pursuant to certain notes payable issued by the Company in connection with the financing of construction of VCA-Tucson and VCA-South Bend and for its general working capital purposes. In addition, during 1997, RFI purchased Customer Notes with aggregate principal balances of $8,421,219. At September 30, 1997, the Company was indebted to RFI in the aggregate principal amount of $6,015,662.

     The above-described transactions are believed to be on terms no less favorable to the Company than those available in arms' length transactions with unaffiliated third parties. Each transaction has been approved by independent directors of the Company who are not parties to the transaction.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of December 31, 1997, certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to have beneficial ownership of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all executive officers and directors as a group, and their percentage ownership before and after this Offering. See "Description of ILX Securities and Pertinent Arizona Statutes" for a description of the voting and other rights of holders of the Company's Common Stock.

                     NAME AND ADDRESS OF                       NUMBER OF     % BEFORE     % AFTER
                     BENEFICIAL OWNER(+)                       SHARES(1)     OFFERING     OFFERING
-------------------------------------------------------------  ---------     --------     --------
Joseph P. Martori............................................    954,724(2)     36.7%
Nancy J. Stone...............................................     75,418(3)      2.9%
Edward S. Zielinski..........................................     11,320(4)        *
John P. Brooks...............................................      4,800(5)
James W. Myers...............................................      9,800(6)        *
Steven R. Chanen.............................................      5,000(7)        *
Patrick J. McGroder III......................................     17,015(8)        *
Thomas J. Hamel..............................................        -0-         0.0%
Edward J. Martori............................................    992,619(9)     38.2%
Martori Enterprises Incorporated.............................    934,310        36.0%
All Directors and Officers as a Group (9 persons)............  1,126,586        42.7%

---------------
 *  Less than 1%.

(+) Unless otherwise indicated, each holder has the address: c/o ILX Resorts
    Incorporated, 2111 E. Highland Ave., Suite 210, Phoenix, Arizona 85016.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after the date set forth in the introductory paragraph above. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or group of persons has or have the right to acquire from the Company within 60 days from the date set forth in the introductory paragraph above is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 934,310 shares owned by MEI, of which Joseph P. Martori is a director and owner of 40% of the voting capital stock, 4,602 shares owned by Christina Ann Martori, daughter of Joseph P. Martori, under trust dated February 20, 1978, and 212 shares held by a trust, of which Joseph P. Martori is trustee.

(3) Includes 5,000 shares issuable pursuant to options from the Company and 10,000 shares issuable pursuant to options from MEI at $8.125 per share; and includes 2,000 shares and options to purchase 17,500 shares from the Company at $8.125 per share held by her husband, Michael W. Stone.

(4) Includes 200 shares held by Edward S. Zielinski as custodian for his son, Stefan Edward Zielinski, options to purchase 6,000 shares from the Company at $8.125 per share, and 100 shares held by his wife, Nancy Zielinski.

(5) Includes options to purchase 4,000 shares from the Company at $8.125 per share.

(6) Includes 4,800 shares owned by Myers Capital Management of which James W. Myers has sole voting and dispositive power and options to purchase 5,000 shares from the Company at $7.50 per share.

(7) Includes 5,000 shares issuable pursuant to options from the Company at $7.50 per share.

(8) Includes 1,500 shares held by the Patrick J. McGroder and Susan McGroder Revocable Trust; 2,000 shares held by the McGroder Family Limited Partnership in which Patrick J. McGroder and Susan McGroder have a 99% interest; 2,280 shares held by Patrick J. McGroder III IRA; 5 shares held by Shamrock Consultants, which is wholly owned by Patrick J. McGroder; 19 shares held by Patrick J.

    McGroder II, P.C., an Arizona professional corporation, wholly owned by Patrick J. McGroder; 128 shares held by Patrick J. McGroder II, P.C. Profit Sharing Trust, of which Patrick J. McGroder is the sole beneficiary; 10,000 shares held by McMac, L.L.C., an Arizona limited liability company of which Patrick J. McGroder is one-third owner; 150 shares held by Mr. McGroder's children's irrevocable trusts as follows: 50 shares held by the Caroline E. McGroder 1992 Trust, 50 shares held by the Elizabeth McGroder 1992 Trust and 50 shares held by the Patrick J. McGroder IV 1992 Trust.

(9) Includes 934,310 shares owned by MEI, 56% of the voting capital stock of which is owned by Edward J. Martori, and 142 shares owned by the Estate of Edward Joseph Martori, of which Edward J. Martori is beneficiary.

          DESCRIPTION OF ILX SECURITIES AND PERTINENT ARIZONA STATUTES

ILX COMMON STOCK

     Each share of ILX Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of ILX's shareholders, except that the election of directors is by cumulative voting to the extent and in the manner provided by Arizona law. In any election of directors, cumulative voting entitles each share of Common Stock to a total number of votes equal to the total number of directors to be elected. Such votes may be cast for one or more directors as the shareholder desires. No holder of ILX Common Stock has any preemptive right to subscribe for or purchase additional shares of ILX's stock. Holders of ILX Common Stock are entitled to share ratably in all dividends not attributable to the Series A or Series C Stock that are declared by the Board of Directors, and in all assets available for distribution upon liquidation after giving effect to the liquidation preferences of the Series A, Series B and Series C Stock.

SERIES A PREFERRED STOCK

     In August 1991, ILX authorized and issued 110,000 shares of non-voting Series A Stock, of which 59,845 shares remain issued and outstanding at September 30, 1997. Beginning July 1, 1996, the Series A Stock is entitled to an annual dividend of $.80 per share out of funds legally available therefor. Dividends may not be paid on ILX Common, Series B or Series C Stock until the Series A Stock sinking fund requirements and dividends payments are satisfied. The Series A Stock has a liquidation preference of $10.00 per share that is superior to the liquidation preferences of the Series B Stock and Series C Stock and the liquidation rights on the ILX Common Stock. Beginning January 1, 1993, ILX, through its wholly owned subsidiary, LAP, is required quarterly to make provision for a dividend sinking fund in an amount equal to $100 for each unrescinded sale of a Sedona Vacation Club annual Vacation Ownership Interest made during the preceding calendar quarter. The foregoing discussion of the Series A Stock is qualified in its entirety by reference to the Certificate of Designation of the Series A Stock, a copy of which may be obtained from ILX.

SERIES B CONVERTIBLE PREFERRED STOCK

     In August 1991, ILX authorized and issued 275,000 shares of non-voting $10.00 par value Series B Convertible Preferred (the "Series B Stock") Stock, of which 55,000 shares remain issued and outstanding at September 30, 1997. The Series B Stock has a liquidation preference of $10.00 per share that is junior to the liquidation preference of the Series A Stock but senior to the liquidation preference of the Series C Stock and the liquidation rights on the ILX Common Stock. From and after July 1, 1996, each share of Series B Stock may be converted into two-fifths of a share of ILX Common Stock. The conversion rate shall be adjusted for dividends paid in ILX Common Stock, stock splits, reverse stock splits and stock reclassifications. No dividends are payable on the Series B Stock. The foregoing discussion of the Series B Stock is qualified in its entirety by reference to the Certificate of Designation for the Series B Stock, a copy of which may be obtained from ILX.

SERIES C CONVERTIBLE PREFERRED STOCK

     In November 1993, ILX authorized 309,000 shares of non-voting Series C Stock. ILX issued 305,652 shares of Series C Stock, of which 265,623 shares remain issued and outstanding at September 30, 1997. The Series C Stock was issued, along with certain shares of ILX Common Stock, to former Genesis shareholders in exchange for their Genesis common stock. The Series C Stock is entitled to a Dividend Preference, when and as dividends are declared by ILX's Board of Directors, out of any funds legally available therefor at the rate of $.60 per share per annum, payable in preference and priority to any payment of any dividend on ILX Common Stock but subordinate and subject to the dividend rights of the Series A Stock. Except for Cumulation Shares (as hereafter defined) issuable on conversion or liquidation of the Series C Stock, the right to the Dividend Preference is not cumulative. If, during any year prior to November 1, 1998, the Dividend Preference is not paid in full, the unpaid portion thereof will accumulate through November 1, 1998 (the total amount of such cumulation expressed in dollars is referred to herein as the "Dividend Arrearage"). ILX is not required to pay the Dividend Preference in cash except upon liquidation. "Cumulation Shares" means the total Dividend Arrearage (as of the date of calculation thereof) owed to any holder of Series C Stock with respect to all shares of Series C Stock owned of record by such holder divided by $30.00. Partial fiscal years are to be equitably prorated. The Series C Stock has a liquidation preference of $10.00 per share plus any Dividend Arrearage allocable to such shares. Such liquidation preference is subordinate to the liquidation preferences of ILX's Series A Stock and Series B Stock. The Series C Stock may be redeemed by ILX at any time at a price of $10.00 per share plus payment of all declared but unpaid dividends. At the option of the holder, shares of Series C Stock may be converted into shares of ILX Common Stock prior to November 1, 2003 at a rate of one share of ILX Common Stock, subject to adjustment, for every three shares of Series C Stock. Upon conversion of a holder's Series C Stock, a holder of Series C Stock also shall convert the applicable Dividend Arrearage with respect to such shares into ILX Common Stock at the rate of one share of ILX Common Stock, subject to adjustment, for every $30.00 of Dividend Arrearage. To date, no cash dividends have been paid on the Series C Stock. This summary of the terms of the Series C Stock is qualified in its entirety by the Certificate of Designation of the Series C Stock, a copy of which may be obtained from ILX.

ARIZONA ANTI-TAKEOVER LEGISLATION AND ANTI-TAKEOVER DEVICES

     Arizona Revised Statutes ("ARS") Sections 10-2701 et seq. were adopted by the Arizona legislature in an attempt to prevent corporate "greenmail" and restrict the ability of a potential suitor to acquire domestic corporations. These statutes generally apply to business combinations or control share acquisitions of "issuing public corporations," which defined term includes ILX. These statutes could impede an acquisition of ILX and its affiliates. Section 10-2704 limits the ability of a corporation to repurchase stock from a beneficial owner of more than 5% of the voting power of an issuing public corporation unless certain conditions are satisfied. ARS Section 10-2705 limits the ability of the issuing public corporation to enter into or amend any agreements containing provisions that increase the current or future compensation of any officer or director of the issuing public corporation during any tender offer or request or invitation for tenders of any class or series of shares of the issuing public corporation (other than an offer, request or invitation by the issuing public corporation). ARS Sections 10-2721, et. seq. regulates "control share acquisitions," defined as a direct or indirect acquisition of beneficial ownership of shares of an issuing public corporation that would, when added to all other shares of the issuing public corporation beneficially owned by the acquiring person, entitle the acquiring person immediately after the acquisition to exercise either (a) at least 20% but less than 33 1/3% or (b) at least 33 1/3% but less than 50% or (c) more than 50% of the voting power in the election of directors. Among other things, control share acquisitions exclude statutory mergers and acquisitions, and acquisitions pursuant to security agreements. Within ten days after engaging in a control share acquisition, the acquiring person must deliver to the issuing public corporation an information statement setting forth the identity of the acquiring person and all of its affiliates, the number and class of securities of the issuing public corporation beneficially owned before, and to be acquired in, the control share acquisition, and the terms of the control share acquisition. The shares acquired in a control share acquisition have all the same voting rights as other shares in elections for directors, but do not have the right to vote on other matters unless approved by a resolution of shareholders of the issuing public corporation other than the acquiring person and any officer or director. If the shareholders vote not to accord voting rights to the shares acquired by the acquiring person, the issuing public corporation may redeem the control shares at their then current market price. Finally, in certain circumstances, ARS Section 10-2741 prohibits an issuing public corporation or a subsidiary thereof from engaging in a business combination with any interested shareholder (i.e., a beneficial owner of at least 10% of the outstanding shares of the company or an affiliate thereof) of the issuing public corporation or any affiliate or associate of the interested shareholder for three years after the interested shareholder's share acquisition date.

     The constitutionality of these provisions of Arizona law has not been tested under Arizona or federal law. No assurance can be given that such statutes would withstand any such constitutional challenge. The existence of these statutes may make ILX a less attractive merger or acquisition candidate.

     Except as described above with respect to the statutory provisions of the Arizona anti-takeover laws, ILX has not adopted any anti-takeover devices with respect to its equity or debt securities. See "Risk Factors -- Arizona Anti-takeover Provisions."

CERTAIN CHARTER AND BY-LAW PROVISIONS

     In general, each director and officer of ILX is eligible to be indemnified by the Company against all expenses, including attorneys' fees, judgments, fines, punitive damages and amounts paid in settlement, that were incurred in connection with a proceeding to which such director or officer was a party by reason of the fact that such officer or director was acting on behalf of ILX, unless (1) indemnification is expressly prohibited by applicable law or (2) as to a director, if the individual breached his or her duty of loyalty to ILX, the individual's acts or omissions are not in good faith, or the individual engaged in intentional misconduct or a knowing violation of law. In addition, ILX will not indemnify a director or officer for any liability incurred in a proceeding initiated (or participated in as an intervenor or amicus curiae) by the officer or director seeking indemnification unless such initiation or participation is authorized by the affirmative vote of a majority of the directors in office.

     ILX is required to advance funds to pay the expenses of any officer or director involved in a proceeding, provided that such expenses are incurred in good faith and ILX receives an undertaking that the individual will repay the funds if it is ultimately determined that he or she is not entitled to indemnification. The indemnification rights granted to ILX's officers and directors are deemed to be a legally binding contract between ILX and each such officer and director. Any repeal, amendment or modification of Articles 13 or 14 of ILX's Articles of Incorporation shall be effective prospectively and shall not affect any prior rights or obligations concerning the indemnification of ILX's officers and directors.

     Article X of ILX's Amended and Restated Bylaws also require the Company to indemnify its officers, directors, employees and agents against all expenses incurred by them in connection with any legal action, including shareholder derative suits, based on any action or omission alleged to have been committed while acting within the scope of such relationship to the Company. Any such claim for indemnification is subject to the good faith determination by the Board of Directors that the person seeking indemnification did not act, fail to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. Upon making such determination, indemnification is mandatory unless the person seeking indemnification unreasonably refused to permit the Company, at its own expense and through counsel of its choosing, to defend him or her in the subject action.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  UNDERWRITING

     The Underwriters named below, for whom EVEREN Securities, Inc. is acting as representative, have severally agreed to purchase, and the Company has agreed to sell, subject to the terms and conditions set forth in an underwriting
agreement, dated March   , 1998 (the "Underwriting Agreement"), the respective
number of shares of Common Stock set forth opposite their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the shares if any are purchased.

                                 UNDERWRITER                               NUMBER OF SHARES
    ---------------------------------------------------------------------  ----------------
    EVEREN Securities, Inc. .............................................

                                                                               ---------
              Total......................................................
                                                                               =========

     The Underwriters, through the Representative, have advised the Company that they propose to offer the shares to the public at the Price to Public set forth on the cover page of this Prospectus. The Underwriters may allow to selected
dealers a concession of not more than $          per share, and the Underwriters
may allow, and such dealers may reallow, a concession of not more than
$          per share to certain other dealers. After the Offering, the public offering price, concession and reallowance may be changed by the Representative. The Common Stock is offered subject to receipt and acceptance by the Underwriters, and to certain other conditions, including the right to reject orders in whole or in part.

     The Company has granted to the Underwriters an option exercisable for 30
days after the date of this Prospectus to purchase up to             additional
shares to cover over-allotments at the public offering price less the underwriting discounts and commissions, all as set forth on the cover page of this Prospectus. To the extent such option is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of Common Stock as it was obligated to purchase pursuant to the Underwriting Agreement.

     The Underwriters have reserved up to     shares of Common Stock offered
hereby to be sold at a discounted price to directors, officers and employees of the Company and to certain other persons.

     The Company and its officers, directors and certain shareholders have agreed that, for a period of 180 days from the date of this Prospectus, they will not, without the prior written consent of EVEREN Securities, Inc., directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or any security convertible into Common Stock, except for options granted pursuant to the Company's stock option plans. In addition, the Company and its officers, directors and certain shareholders have agreed that they will not, directly or indirectly, file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any additional shares of Common Stock or securities convertible or exchangeable for any shares of Common Stock for a period of 180 days after the date of this Prospectus.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

     The shares of Common Stock are quoted in the Nasdaq SmallCap Market under the symbol "ILEX." The Company has received pre-approval for listing of its Common Stock on the American Stock Exchange and, although there can be no assurances, the Company intends to have its Common Stock commence trading on that exchange during the first quarter of 1998 to apply to have the Common Stock, including the shares of Common Stock offered hereby, included on the American Stock Exchange, although there can be no assurance in this regard.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase shares of Common Stock. As an exception to these rules, the Representative is permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock. In addition, if the Representative over-allots (i.e., if it sells more shares of Common Stock than are set forth on the cover page of this Prospectus) and thereby creates a short position in the Common Stock in connection with this Offering, then the Representative may reduce that short position by purchasing Common Stock in the open market. The Representative may also elect to reduce any short position by exercising all or part of the over-allotment option described herein. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases. Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representative will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     In June 1997, the Company entered into an agreement with the Underwriter for the Underwriter to act as ILX's exclusive financial advisor, investment banker and agent with respect to evaluation of alternatives to position ILX for long-term growth and to enhance shareholder value. In exchange for their services, ILX issued 12,000 shares of ILX common stock on August 1, 1997 and is obligated to issue an additional 12,000 shares on February 1, 1998. In accordance with the terms of the agreement, ILX has registered with the Securities and Exchange Commission the shares issued in August and intends to cause the shares to be issued in February to be so registered. The parties intend for the agreement to remain in effect for a minimum of one year.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Company and the validity of the securities offered hereby will be passed upon for the Company by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona. Certain legal matters will be passed upon for the Underwriter by O'Melveny & Myers LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1996 and September 30, 1997, and for each of the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement on Form S-1 with the Commission, under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     ILX is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information including the Registration Statement filed with the Commission by ILX can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a web site that contains reports, proxy statements and other information filed electronically with the Commission (http://www.sec.gov).

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Independent Auditors' Report..........................................................   F-2
Financial Statements
  Consolidated Balance Sheets at December 31, 1995 and 1996, and September 30,1997....   F-3
  Consolidated Statements of Operations for the years ended December 31, 1994, 1995
     and 1996, and the nine months ended September 30, 1996 (unaudited) and 1997......   F-4
  Consolidated Statements of Shareholders' Equity for the years ended December 31,
     1994, 1995 and 1996, and the nine months ended September 30, 1997................   F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995
     and 1996, and the nine months ended September 30, 1996 (unaudited) and 1997......   F-6
  Notes to Consolidated Financial Statements..........................................   F-7

                          INDEPENDENT AUDITORS' REPORT

Shareholders of ILX Resorts Incorporated
Phoenix, Arizona

     We have audited the accompanying consolidated balance sheets of ILX Resorts Incorporated (formerly ILX Incorporated) and Subsidiaries (the "Company") as of December 31, 1995 and 1996 and September 30, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1995 and 1996 and September 30, 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

December 23, 1997, except for Note 1, as to which the date is January 9, 1998 Phoenix, Arizona

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                         DECEMBER 31,
                                                  ---------------------------
                                                     1995            1996         SEPTEMBER 30, 1997
                                                  -----------     -----------     ------------------
Cash and cash equivalents.......................  $ 3,746,518     $ 3,523,047        $     2,218,261
Notes receivable, net (Notes 2, 6, 9, 10 and
  13)...........................................    8,785,487      11,745,720             15,933,418
Resort property held for Vacation Ownership
  Interests sales (Notes 2, 3, 9, 10 and 16)....   14,851,856      15,247,587             14,230,827
Resort property under development (Notes 5 and
  9)............................................    1,119,080       1,209,706              1,727,833
Land held for sale..............................    1,545,184       1,547,493              1,551,065
Deferred assets (Note 6)........................      451,496         313,346                313,813
Property and equipment, net (Notes 7, 9 and
  16)...........................................    3,175,420       4,877,467              5,182,104
Deferred income taxes (Note 8)..................    1,887,021       1,178,653                764,449
Other assets....................................    2,190,451       1,631,886              1,938,462
                                                  -----------     -----------            -----------
          TOTAL ASSETS..........................  $37,752,513     $41,274,905        $    43,860,232
                                                  ===========     ===========            ===========
                                LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Accounts payable................................  $ 2,313,638     $ 2,310,600        $     1,919,757
Accrued and other liabilities...................    4,662,872       4,658,222              2,976,446
Due to affiliates (Note 15).....................      440,629         139,715                 41,336
Notes payable (Note 9)..........................   11,689,945      14,867,096             19,250,677
Notes payable to affiliates (Notes 10 and 15)...    1,837,912       1,567,287              3,110,106
                                                  -----------     -----------            -----------
                                                   20,944,996      23,542,920             27,298,322
                                                  -----------     -----------            -----------
MINORITY INTERESTS (Note 11)....................    3,032,415       2,556,865                     --
                                                  -----------     -----------            -----------
COMMITMENTS AND CONTINGENCIES (Notes 12 and 19)
SHAREHOLDERS' EQUITY (Notes 13 and 14)
  Preferred stock, $10 par value; 10,000,000
     shares authorized; 411,483, 392,109 and
     380,468 shares issued and outstanding;
     liquidation preference of $4,114,830,
     $3,921,090 and $3,804,680, respectively....    1,515,134       1,419,243              1,384,891
  Common stock, no par value; 30,000,000 shares
     authorized; 2,525,151, 2,604,858 and
     2,692,433 shares issued (Note 1)...........    9,322,375       9,788,738             10,275,111
  Treasury stock, at cost, 4,000, 6,000 and
     6,100 shares, respectively.................      (25,032)        (36,536)               (37,099)
  Additional paid in capital....................       35,190          78,300                 79,450
  Retained earnings.............................    2,927,435       3,925,375              4,859,557
                                                  -----------     -----------            -----------
     Total shareholders' equity.................   13,775,102      15,175,120             16,561,910
                                                  -----------     -----------            -----------
          TOTAL LIABILITIES AND SHAREHOLDERS'
            EQUITY..............................  $37,752,513     $41,274,905        $    43,860,232
                                                  ===========     ===========            ===========

                See notes to consolidated financial statements.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                NINE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                  ---------------------------------------   -------------------------
                                     1994          1995          1996                        1997
                                  -----------   -----------   -----------      1996       -----------
                                                                            -----------
                                                                            (UNAUDITED)
TIMESHARE REVENUES:
  Sales of Vacation Ownership
     Interests..................  $18,713,970   $21,353,758   $19,639,194   $15,270,596   $17,750,423
  Resort operating revenue......    8,764,558     8,868,344    11,136,591     7,996,778     8,000,593
  Interest income...............      402,596       627,081       997,500       712,628       973,236
                                  -----------   -----------   -----------   -----------   -----------
     Total timeshare revenues...   27,881,124    30,849,183    31,773,285    23,980,002    26,724,252
                                  -----------   -----------   -----------   -----------   -----------
COST OF SALES AND OPERATING
  EXPENSES:
  Cost of Vacation Ownership
     Interests sold.............    2,393,298     3,529,566     3,101,023     2,311,644     2,369,296
  Cost of resort operations.....    7,807,857     9,354,382    10,596,007     7,924,836     7,938,745
  Sales and marketing...........   10,141,147    10,971,694    10,677,905     7,817,019    10,237,066
  General and administrative....    1,772,812     3,410,118     2,115,058     1,613,644     2,003,106
  Provision for doubtful
     accounts...................      764,065     1,235,417       590,653       459,143       526,352
  Depreciation and
     amortization...............    1,425,792       696,062       476,467       543,643       345,145
                                  -----------   -----------   -----------   -----------   -----------
     Total cost of sales and
       operating expenses.......   24,304,971    29,197,239    27,557,113    20,669,929    23,419,710
                                  -----------   -----------   -----------   -----------   -----------
Timeshare operating income......    3,576,153     1,651,944     4,216,172     3,310,073     3,304,542
                                  -----------   -----------   -----------   -----------   -----------
Land and other business:
  Sales of land and other.......    2,472,141     1,856,947       377,524       331,615        67,563
  Cost of land sold and other...    1,955,631     1,664,971       327,220       291,017        50,978
                                  -----------   -----------   -----------   -----------   -----------
Income from land and other
  business......................      516,510       191,976        50,304        40,598        16,585
                                  -----------   -----------   -----------   -----------   -----------
Total operating income..........    4,092,663     1,843,920     4,266,476     3,350,671     3,321,127
Interest expense (Notes 9 and
  10)...........................     (666,141)   (1,265,227)   (1,975,110)   (1,406,073)   (1,500,472)
                                  -----------   -----------   -----------   -----------   -----------
Income before income taxes and
  minority interests............    3,426,522       578,693     2,291,366     1,944,598     1,820,655
Income tax (expense) benefit
  (Note 8)......................      161,799       547,216      (678,822)     (607,371)     (656,302)
                                  -----------   -----------   -----------   -----------   -----------
Income before minority
  interests.....................    3,588,321     1,125,909     1,612,544     1,337,227     1,164,353
Minority interests (Note 11)....   (1,440,034)     (501,246)     (561,428)     (486,469)     (178,307)
                                  -----------   -----------   -----------   -----------   -----------
NET INCOME......................  $ 2,148,287   $   624,663   $ 1,051,116   $   850,758   $   986,046
                                  ===========   ===========   ===========   ===========   ===========
NET INCOME PER COMMON AND
  EQUIVALENT SHARE (NOTE 1).....  $      0.86   $      0.25   $      0.41   $      0.33   $      0.37
                                  ===========   ===========   ===========   ===========   ===========
NUMBER OF COMMON AND EQUIVALENT
  SHARES (NOTE 1)...............    2,492,649     2,542,167     2,589,857     2,578,007     2,651,535
                                  ===========   ===========   ===========   ===========   ===========

                See notes to consolidated financial statements.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                       PREFERRED STOCK            COMMON STOCK           TREASURY STOCK     ADDITIONAL
                     --------------------   -------------------------   -----------------    PAID IN      RETAINED
                     SHARES      AMOUNT      SHARES         AMOUNT      SHARES    AMOUNT     CAPITAL      EARNINGS       TOTAL
                     -------   ----------   ---------     -----------   ------   --------   ----------   ----------   -----------
BALANCES, DECEMBER
  31, 1993.......... 438,175   $1,673,028   2,416,723     $ 8,681,349                        $ 30,000    $  157,118   $10,541,495
Net income..........                                                                                      2,148,287     2,148,287
Issuance of common
  stock for
  acquisition.......                           24,600         123,000                                                     123,000
Other issuance of
  common stock......                            4,923          29,232                                                      29,232
Exchange of
  preferred stock
  for common
  stock.............  (7,260)     (20,038)      2,420          20,038
Exercise of
  options...........                           32,517         121,135                                                     121,135
Exchange of
  preferred stock
  for lodging
  certificates......    (245)      (2,450)                                                                                 (2,450)
Exercise of cash
  options...........    (357)      (1,785)       (119)         (1,785)                                                     (3,570)
                     -------   ----------   ---------     -----------   ------   --------     -------    ----------   -----------
BALANCES, DECEMBER
  31, 1994.......... 430,313    1,648,755   2,481,064       8,972,969                          30,000     2,305,405    12,957,129
Net income..........                                                                                        624,663       624,663
Issuance of common
  stock for
  acquisition.......                           24,000         240,000                                                     240,000
Other issuance of
  common stock......                           17,220          86,212                                                      86,212
Exchange of
  preferred stock
  for common
  stock.............  (7,524)     (20,766)      2,508          20,766
Issuance of
  cumulation shares
  for dividend
  arrearage.........                              372           2,613                                        (2,633)          (20)
Exchange of
  preferred stock
  for lodging
  certificates...... (11,267)    (112,670)                                                      5,190                    (107,480)
Exercise of cash
  options...........     (39)        (185)        (13)           (185)                                                       (370)
Acquisition of
  treasury shares...                                                    (4,000)  $(25,032)                                (25,032)
                     -------   ----------   ---------     -----------   ------   --------     -------    ----------   -----------
BALANCES, DECEMBER
  31, 1995.......... 411,483    1,515,134   2,525,151       9,322,375   (4,000)   (25,032)     35,190     2,927,435    13,775,102
Net income..........                                                                                      1,051,116     1,051,116
Issuance of common
  stock.............                           74,500         423,875                                                     423,875
Exchange of
  preferred stock
  for common
  stock............. (13,515)     (37,301)      4,505          37,301
Issuance of
  cumulation shares
  for dividend
  arrearage.........                              702           5,187                                        (5,207)          (20)
Exchange of
  preferred stock
  for lodging
  certificates......    (824)      (8,240)                                                      4,760                      (3,480)
Redemption of
  preferred stock...  (5,035)     (50,350)                                                     38,350                     (12,000)
Payment of
  dividends.........                                                                                        (47,969)      (47,969)
Acquisition of
  treasury shares...                                                    (2,000)   (11,504)                                (11,504)
                     -------   ----------   ---------     -----------   ------   --------     -------    ----------   -----------
BALANCES, DECEMBER
  31, 1996.......... 392,109    1,419,243   2,604,858       9,788,738   (6,000)   (36,536)     78,300     3,925,375    15,175,120
Net income..........                                                                                        986,046       986,046
Issuance of common
  stock.............                           83,000         451,125                                                     451,125
Exchange of
  preferred stock
  for common
  stock............. (11,334)     (31,282)      3,778          31,282
Issuance of
  cumulation shares
  for dividend
  arrearage.........                              797           3,966                                        (3,970)           (4)
Exchange of
  preferred stock
  for lodging
  certificates......    (307)      (3,070)                                                      1,150                      (1,920)
Payment of
  dividends.........                                                                                        (47,894)      (47,894)
Acquisition of
  treasury shares...                                                     (100)       (563)                                   (563)
                     -------   ----------   ---------     -----------   ------   --------     -------    ----------   -----------
BALANCES, SEPTEMBER
  30, 1997.......... 380,468   $1,384,891   2,692,433     $10,275,111   (6,100)  $(37,099)   $ 79,450    $4,859,557   $16,561,910
                     =======   ==========   =========     ===========   ======   ========     =======    ==========   ===========

                See notes to consolidated financial statements.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                   NINE MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                      SEPTEMBER 30,
                                              -------------------------------------------     ---------------------------
                                                 1994            1995            1996            1996            1997
                                              -----------     -----------     -----------     -----------     -----------
                                                                                              (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................. $ 2,148,287     $   624,663     $ 1,051,116     $   850,758     $   986,046
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
    Undistributed minority interest..........     760,306         501,246         531,370         239,258         178,032
    Deferred income taxes....................    (885,408)       (603,842)        708,368         735,150         414,204
    Provision for doubtful accounts..........     764,065       1,235,417         590,653         459,143         526,352
    Depreciation and amortization............   1,425,792         696,062         476,467         543,643         345,145
    Amortization of guarantee fees...........     140,550         100,350          72,100          56,300          67,150
    Change in assets and liabilities:
      Decrease (increase) in resort property
         held for Vacation Ownership Interest
         sales...............................     870,858      (4,397,799)        532,072         485,381       1,016,760
      Increase in resort property under
         development.........................  (1,735,592)       (417,680)        (90,626)        (65,269)       (518,127)
      (Increase) decrease in land held for
         sale................................   1,440,765         127,984          (2,309)         (2,309)         (3,572)
      Decrease (increase) in other assets....    (862,965)       (296,028)        356,893        (198,852)        (11,637)
      (Decrease) increase in accounts
         payable.............................    (218,535)        731,979          (3,038)       (141,757)       (390,843)
      Increase (decrease) in accrued and
         other liabilities...................         628       1,903,936         (46,306)       (191,012)        455,444
      (Decrease) increase in due to
         affiliates..........................     255,658        (543,905)       (200,914)       (240,863)        (98,379)
      Decrease in deferred income............     (91,704)       (365,195)             --              --              --
                                              -----------     -----------     -----------     -----------     -----------
Net cash provided by (used in) operating
  activities.................................   4,012,705        (702,812)      3,975,846       2,529,571       2,966,575
                                              -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Notes receivable, net......................    (843,335)     (3,270,008)     (3,550,886)     (3,123,123)     (4,429,967)
  Decrease (increase) in deferred assets.....    (353,251)        198,153          66,050          66,050         (67,617)
  Purchases of property and equipment, net...    (581,435)        (84,237)        (35,577)       (242,465)       (492,988)
  Net cash paid for minority interest........    (371,250)             --              --              --        (820,000)
                                              -----------     -----------     -----------     -----------     -----------
Net cash used in investing activities........  (2,149,271)     (3,156,092)     (3,520,413)     (3,299,538)     (5,810,572)
                                              -----------     -----------     -----------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable................   6,165,996       9,593,122       5,693,139       4,181,139       6,208,386
  Proceeds from notes payable to
    affiliates...............................          --         900,000              --              --              --
  Principal payments on notes payable........  (6,006,073)     (5,841,405)     (5,416,266)     (3,826,898)     (4,374,662)
  Principal payments on notes payable to
    affiliates...............................    (567,074)       (742,672)       (370,625)       (339,350)       (202,181)
  Distributions to minority partners.........          --              --        (937,534)       (720,000)       (140,000)
  Proceeds from issuance of common stock.....     122,767          86,212         423,875         423,875          96,125
  Acquisition of treasury stock and other....      (3,570)        (25,422)        (11,524)             --            (563)
  Redemption of preferred stock..............          --              --         (12,000)        (12,000)             --
  Preferred stock dividend payments..........          --              --         (47,969)        (47,971)        (47,894)
                                              -----------     -----------     -----------     -----------     -----------
Net cash provided by (used in) financing
  activities.................................    (287,954)      3,969,835        (678,904)       (341,205)      1,539,211
                                              -----------     -----------     -----------     -----------     -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................   1,575,480         110,931        (223,471)     (1,111,172)     (1,304,786)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD.....................................   2,060,107       3,635,587       3,746,518       3,746,518       3,523,047
                                              -----------     -----------     -----------     -----------     -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD... $ 3,635,587     $ 3,746,518     $ 3,523,047     $ 2,635,346     $ 2,218,261
                                              ===========     ===========     ===========     ===========     ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:
  Notes payable issued or assumed to purchase
    assets or minority interest.............. $ 1,880,698     $ 2,606,550     $ 3,080,278     $ 3,080,278     $ 1,975,000
  Notes payable assumed by buyer of property
    and equipment............................          --        (320,000)       (180,000)       (180,000)             --
  Common stock issued to acquire assets or in
    exchange for indebtedness................     123,000         240,000              --              --         355,000

                See notes to consolidated financial statements.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation and Business Activities

     The consolidated financial statements include the accounts of ILX Resorts Incorporated, formerly ILX Incorporated, and its wholly-owned and majority-owned subsidiaries ("ILX" or the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

     The Company's significant business activities include developing, operating, marketing and financing ownership interests in resort properties located in Arizona, Colorado, Florida, Indiana and Mexico. Effective in the third quarter of 1994, the Company expanded its operations to include marketing of skin and hair care products which are not considered significant to resort operations.

  Reverse Stock Split

     On January 9, 1998, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's issued and outstanding shares of common stock. The reverse stock split has been retroactively reflected in the accompanying financial statements.

  September 30, 1996 Interim Financial Statements (Unaudited)

     The accompanying financial statements for the nine months ended September 30, 1996 and related disclosures are unaudited. These unaudited condensed interim financial statements do not include all of the disclosures provided in the annual consolidated financial statements and have been prepared in accordance with Article 10 of Regulation S-X. The interim financial statements should be read in conjunction with the accompanying audited financial statements and footnotes thereto. In the opinion of the Company, all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the financial position, results of operations, and cash flows have been reflected in the financial statements for the nine months ended September 30, 1996.

  Net Income per Share

     Net income per common and equivalent share is based on the weighted average number of common shares outstanding, including common stock equivalents which have a dilutive effect. Common stock equivalents consist of Series B Convertible Preferred Stock, warrants and shares issuable under the stock option plans (Notes 13 and 14). Net income per common share and common equivalent share is based on net income adjusted for declared dividends on Series A Preferred Stock and undeclared dividends on Series C Preferred Stock.

  Resort Property Held for Vacation Ownership Sales

     Resort property held for Vacation Ownership Interest sales is recorded at the lower of historical cost less amounts charged to cost of Vacation Ownership Interests sold or market. As Vacation Ownership Interests are sold, the Company amortizes to cost of sales the average carrying value of the property plus estimated future additional costs related to remodeling and construction.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

  Land Held for Sale

     Land held for sale is recorded at the lower of cost or fair value less cost to sell, consistent with the Company's intention to liquidate these properties.

  Revenue Recognition

     Revenue from sales of Vacation Ownership Interests is recognized in accordance with Statement of Financial Accounting Standard No. 66, Accounting for Sales of Real Estate ("SFAS 66"). No sales are recognized until such time as a minimum of 10% of the purchase price has been received in cash, the statutory rescission period has expired, the buyer is committed to continued payments of the remaining purchase price and the Company has been released of all future obligations for the Vacation Ownership Interest. Resort operating revenue represents daily room rentals and revenues from food and other resort services. Such revenues are recorded as the rooms are rented or the services are performed.

  Property and Equipment

     Property and equipment are stated at cost and are depreciated on the straight-line method over their respective estimated useful lives ranging from 3 to 30 years. Property and equipment under capitalized leases are stated at the lesser of fair value or the present value of future minimum lease payments as of the date placed in service, and amortized on the straight-line method over the term of the lease.

  Statements of Cash Flows

     Cash equivalents are liquid investments with an original maturity of three months or less. The following summarizes interest paid, income taxes paid and capitalized interest to resort property under development:

                                                                                NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                        ----------------------------------   -----------------------
                                          1994        1995         1996         1996         1997
                                        --------   ----------   ----------   ----------   ----------
                                                                             (UNAUDITED)
Interest..............................  $716,000   $1,271,000   $1,746,000    1,377,000   $1,547,000
Income taxes..........................    17,000      221,000      723,000        2,000           --
Interest capitalized..................        --      228,000       95,000       54,000      140,000

  Accounting Matters

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which is effective for the Company beginning January 1, 1996. SFAS 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company did not grant any stock options to employees in 1996 or for the nine months ended September 30, 1997. The Company intends to continue to apply APB Opinion No. 25 to any future stock options that may be granted to employees.

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS 125"), which is

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

effective for fiscal years beginning after December 31, 1996. During 1997, SFAS 125 was adopted and had no significant impact on the Company's financial position, results of operations or cash flows.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" ("SFAS 128"), which specifies new computation, presentation and disclosure requirements. SFAS 128 will be effective for both interim and annual periods ending after December 15, 1997. Management believes that the adoption of SFAS 128 will not have a material impact on the earnings per share presented.

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS 129"), which is effective for financial statements for periods ending after December 15, 1997 and establishes standards for disclosing information about an entity's capital structure. The Company does not believe the adoption of SFAS 129 will have a significant effect on its disclosures about capital structure.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which is effective for financial statements for periods ending after December 15, 1997 and establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The Company does not believe the adoption of SFAS 130 will have a material impact on its financial statement presentation or related disclosures.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years beginning after December 15, 1997 and establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 may require additional disclosures and will be effective beginning January 1, 1998.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     The financial statements for prior periods have been reclassified to be consistent with the current period financial statement presentation.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 2  NOTES RECEIVABLE

     Notes receivable consist of the following:

                                                        DECEMBER 31,
                                                  -------------------------
                                                     1995          1996       SEPTEMBER 30, 1997
                                                  -----------   -----------   ------------------
    Vacation Ownership Interest notes
      receivable................................  $ 7,913,111   $10,559,309      $ 14,763,222
    Holdbacks by financial institutions.........    2,736,882     3,481,061         3,929,141
    Other receivables...........................      546,394       275,347           263,576
    Allowance for possible credit losses........   (2,410,900)   (2,569,997)       (3,022,521)
                                                  -----------   -----------       -----------
                                                  $ 8,785,487   $11,745,720      $ 15,933,418
                                                  ===========   ===========       ===========

     Notes generated from the sale of Vacation Ownership Interests bear interest at annual rates ranging from 11% to 16% and have terms of five to ten years. The notes are collateralized by deeds of trust on the Vacation Ownership Interests sold.

     The Company has agreements with financial institutions for total commitments aggregating $20 million under which the Company may sell certain of its notes receivable. These agreements provide for sales on a recourse basis with a percentage of the amount sold held back by the financial institution as additional collateral. Notes may be sold at discounts to yield the consumer market rate as defined by the financial institution. At September 30, 1997, approximately $8.0 million is available under these commitments.

     The Company also has financing commitments aggregating $14.2 million whereby the Company may borrow against notes receivable pledged as collateral. These borrowings bear interest at prime plus 3.25% to prime plus 5% and expire at various dates from 1998 through 2003. At September 30, 1997, approximately $8.1 million is available under these commitments.

     At December 31, 1995 and 1996 and September 30, 1997, the Company had approximately $20 million, $22 million and $23 million, respectively, in outstanding notes receivable sold on a recourse basis. Portions of the notes receivable are secured by deeds of trust on Los Abrigados Resort & Spa ("Los Abrigados"), Golden Eagle Resort and Varsity Clubs of America-South Bend ("VCA-South Bend").

     At December 31, 1995 and 1996 and September 30, 1997, the Company had approximately $181,000, $188,000 and $167,000, respectively, in additional outstanding notes sold on a recourse basis to related parties.

     At September 30, 1997, notes receivable in the amount of approximately $296,000 have been contributed to the Company's Series A Preferred Stock sinking fund and therefore their use is restricted. (Note 13).

     The following summarizes activity in the allowance for possible credit losses:

                                          YEAR ENDED DECEMBER 31,
                                  ----------------------------------------
                                                                               NINE MONTHS ENDED
                                     1994           1995           1996        SEPTEMBER 30, 1997
                                  ----------     ----------     ----------     ------------------
    Beginning balance...........  $  815,353     $1,262,483     $2,410,900         $2,569,997
    Provision for doubtful
      accounts..................     764,065      1,235,417        590,653            526,352
    Amounts written off.........    (316,935)       (87,000)      (431,556)           (73,828)
                                  ----------     ----------     ----------         ----------
    Ending balance..............  $1,262,483     $2,410,900     $2,569,997         $3,022,521
                                  ==========     ==========     ==========         ==========

     At December 31, 1995 and 1996 and September 30, 1997, the above allowance includes $400,000, $440,000 and $460,000 respectively, for notes sold with recourse.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 3  RESORT PROPERTY HELD FOR VACATION OWNERSHIP INTEREST SALES

     Resort property held for Vacation Ownership Interests sales consists of the following:

                                                     DECEMBER 31,
                                              ---------------------------
                                                 1995            1996         SEPTEMBER 30, 1997
                                              -----------     -----------     ------------------
    Los Abrigados...........................  $ 3,883,064     $ 4,325,052        $  4,301,928
    The Inn at Los Abrigados................           --         773,911           1,004,715
    Golden Eagle Resort.....................    2,029,287       2,242,947           2,351,731
    Kohl's Ranch Lodge......................    1,939,879       2,110,012           1,989,956
    VCA -- South Bend.......................    6,915,206       5,692,165           4,538,397
    Costa Vida Resort.......................       18,420          40,500              11,100
    Ventura Resort..........................       66,000          63,000              33,000
                                              -----------     -----------         -----------
                                              $14,851,856     $15,247,587        $ 14,230,827
                                              ===========     ===========         ===========

     In September 1994, the Company acquired, for $15,000, an option from an affiliate to purchase 667 Vacation Ownership Interests in Los Abrigados which were sold in 1992. The terms of the option agreement provide that the seller may sell to the Company or the Company may acquire from the seller up to 25 Vacation Ownership Interests per month and, in addition, up to one half of the remainder of the 667 Vacation Ownership Interests per year, for $2,100 per Vacation Ownership Interest. The seller must provide the Company with written notice of its intent to sell 30 days in advance of a monthly sale and 180 days in advance of an annual sale. The Company had purchased 560 Vacation Ownership Interests under this option as of September 30, 1997.

     In June 1995, the Company acquired Kohl's Ranch Lodge, a ten acre-rustic resort near Payson, Arizona for a purchase price of $1,590,000, consisting of a $50,000 cash down payment, assumption of an existing deed of trust of $932,250, issuance of a $367,750 second deed of trust to the seller and the issuance of 24,000 shares of restricted common stock valued at $10 per share. The Company made improvements to the property and commenced timeshare sales in July 1995.

     Varsity Clubs of America Incorporated ("Varsity Clubs"), a wholly-owned subsidiary of ILX, intends to develop lodging accommodations in areas located near major university campuses, and to market those lodging accommodations, including interval ownership interests, to alumni and other sport enthusiasts. The first Varsity Clubs facility, located near the University of Notre Dame, was completed in August 1995. Revenues of $513,400, net of related selling costs of $148,205, were deferred at December 31, 1994 and were recognized in 1995 when construction was complete. The Company is currently constructing a second Varsity Club in Tucson, Arizona (Note 5).

     The Company acquired approximately one-half acre of improved property, to be known as the Inn at Los Abrigados, adjacent to Los Abrigados, in September 1996 for a purchase price of $750,000, consisting of a $185,862 cash down payment and a $564,138 first deed of trust. The Company has made improvements to the property through late November 1997 when it commenced resort operations. Vacation Ownership Interest sales are expected to begin in 1998.

NOTE 4  RED ROCK COLLECTION

     Red Rock Collection Incorporated, an Arizona corporation ("Red Rock Collection") was formed to market an exclusive line of skin and hair care products. Costs were deferred until July 1994, the date at which sales commenced. Deferred costs of approximately $929,000 were expensed in 1994.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 5  RESORT PROPERTY UNDER DEVELOPMENT

     In July 1995, the Company acquired for $1,002,000 a two-acre parcel in Tucson, Arizona, near the University of Arizona, to be the site of a second Varsity Clubs. The Company made a down payment of $300,600 with the remaining balance of $701,400 financed by a note payable to the seller. Construction of the facility commenced in 1997 and is expected to be completed in 1998. The Company has a commitment for construction financing in the amount of $6.55 million (Note 9), which is expected to be sufficient to build and furnish the property.

NOTE 6  DEFERRED ASSETS

     As part of the acquisition of Los Abrigados, certain affiliates of the Company guaranteed the underlying mortgage on the Resort. As partial consideration for their guarantee, the affiliates earned a $780,000 fee. The fee is amortized to expense and was payable to the affiliates at the rate of $100 per Los Abrigados Vacation Ownership Interest sold. At December 31, 1995 and 1996 and September 30, 1997, deferred assets included $359,550, $287,400 and $220,250, respectively, of guarantee fees, net of accumulated amortization.

     As additional consideration for the guarantee, the affiliates were entitled to receive a percentage of certain amounts held back on the sale of notes receivable by a financial institution as collateral. The amount was to be paid as the amounts held back were collected from the financial institution.

NOTE 7  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                         DECEMBER 31,
                                                   ------------------------
                                                      1995         1996       SEPTEMBER 30, 1997
                                                   ----------   -----------   ------------------
    Land.........................................  $       --   $ 1,658,500      $  1,658,500
    Buildings and improvements...................   2,795,746     3,290,834         3,679,375
    Leasehold improvements.......................     500,148       498,198             5,718
    Furniture and fixtures.......................     440,202       415,714           553,685
    Office equipment.............................     253,444       269,129           299,628
    Computer equipment...........................     151,105       156,611           187,837
    Vehicles.....................................      26,829        26,829            56,279
                                                   -----------  -----------       -----------
                                                    4,167,474     6,315,815         6,441,022
    Accumulated depreciation.....................    (992,054)   (1,438,348)       (1,258,918)
                                                   -----------  -----------       -----------
                                                   $3,175,420   $ 4,877,467      $  5,182,104
                                                   ===========  ===========       ===========

     In March 1996, the Company, through a subsidiary, became the general partner of the limited partnership that owns Lomacasi Cottages in Sedona, Arizona, a 5.27-acre property approximately one mile from Los Abrigados. At December 31, 1996 and September 30, 1997, property and equipment, net of accumulated depreciation, includes $2,162,280 and $2,196,612, respectively, related to Lomacasi Cottages, which serves as collateral for two notes payable aggregating $2,145,648 at September 30, 1997 (Note 9).

     In December 1997, the Company sold its general partner interest in Lomacasi Cottages to a non-affiliated buyer. In connection with the sale, the Company received as consideration 100,000 shares of its common stock.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 8  INCOME TAXES

     Deferred income tax assets (liabilities) included in the consolidated balance sheets consist of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                         1995          1996       SEPTEMBER 30, 1997
                                                      -----------   -----------   ------------------
Deferred Tax Assets:
  Nondeductible accruals for uncollectible
     receivables....................................  $   805,000   $   871,000      $  1,023,000
  Tax basis in excess of book on resort property
     held for Vacation Ownership Interest sales.....      735,000       494,000           366,000
  Deferred startup expenses for tax purposes........      281,000       270,000           204,000
  Intangible assets capitalized for tax purposes....       24,000        21,000            20,000
  Minority interest allocation in excess of tax.....      238,000       270,000           391,000
  Alternative minimum tax credit....................       56,000       121,000           316,000
  Net operating loss carryforwards..................    1,439,000     1,822,000         2,330,000
  Other.............................................       39,000        41,000            77,000
                                                      -----------   -----------       -----------
     Total deferred tax assets......................    3,617,000     3,910,000         4,727,000
                                                      -----------   -----------       -----------
Deferred Tax Liabilities:
  Installment receivable gross profit deferred for
     tax purposes...................................   (1,628,000)   (2,595,000)       (3,876,000)
  Tax amortization of loan fees in excess of book...     (102,000)     (136,000)          (87,000)
                                                      -----------   -----------       -----------
     Total deferred tax liabilities.................   (1,730,000)   (2,731,000)       (3,963,000)
                                                      -----------   -----------       -----------
          Deferred Income Taxes.....................  $ 1,887,000   $ 1,179,000      $    764,000
                                                      ===========   ===========       ===========

     A reconciliation of the income tax benefit and the amount that would be computed using statutory federal income tax rates is as follows:

                                                  YEAR ENDED DECEMBER 31,
                                             ----------------------------------    NINE MONTHS ENDED
                                                1994        1995        1996      SEPTEMBER 30, 1997
                                             ----------   ---------   ---------   -------------------
Federal, computed on income before minority
  interest and income taxes................  $1,165,000   $ 197,000   $ 779,000        $ 619,000
Minority interest..........................    (490,000)   (170,000)   (191,000)         (61,000)
State, computed on income after minority
  interest and before income taxes.........     119,000      58,000      91,000           98,000
Deferred tax adjustment....................          --     128,000          --               --
Decrease in valuation allowance............    (956,000)   (760,000)         --               --
                                             ----------   ---------   ---------         --------
Income tax expense (benefit)...............  $ (162,000)  $(547,000)  $ 679,000        $ 656,000
                                             ==========   =========   =========         ========

     The Company reports substantially all Vacation Ownership Interest sales which it finances on the installment method for Federal income tax purposes. Under the installment method, the Company does not recognize income on the financed portion of sales of Vacation Ownership Interests, until the installment payments on customer receivables are received by the Company or the customer receivables are sold by the Company. Interest will be imposed, however, on the amount of tax attributable to the installment payments for the period beginning on the date of sale and ending on the date the related tax is paid. If the Company is otherwise not subject to tax in a particular year, no interest is imposed since the interest is based on the amount of tax paid in that year. The consolidated financial statements do not contain an accrual for any

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

interest expense which would be paid on the deferred taxes related to the installment method. The amount of interest expense is not estimable as of September 30, 1997.

     The Company is subject to Alternative Minimum Tax ("AMT") as a result of the deferred income which results from the installment sales treatment of timeshare sales for regular tax purposes. The AMT liability creates a deferred tax asset which can be used to offset any future tax liability from regular Federal income tax. This deferred tax asset has an unlimited carryover period.

     In 1994, due to the profitability of Los Abrigados, the improvement in the Arizona real estate market and the development of tax strategies, which include the acquisition by Genesis of Vacation Ownership Interests in resort properties that have historically been sold on a profitable basis, it was concluded that more likely than not a portion of the Genesis net operating loss ("NOL") carryforwards and the remainder of Los Abrigados tax benefits would be utilized. Accordingly, the valuation allowance was reduced in 1994. In 1995, due to the continued expansion and profitability of Vacation Ownership Interests activity it was determined that the balance of the Genesis NOL's would be utilized and the remaining valuation allowance was eliminated.

     At December 31, 1996, the Company, excluding Genesis, had NOL carryforwards of approximately $3,627,000, which expire in 2001 through 2012. At December 31, 1996, Genesis had federal NOL carryforwards of approximately $2,265,000 which expire in 2008 and state NOL carryforwards of $373,000 which expire in 1998. The Genesis losses are limited as to usage because they arise from built in losses of an acquired company and can only be utilized through earnings of Genesis.

     In addition, Section 382 of the Internal Revenue Code imposes additional limitations on the utilization of NOLs by a corporation following various types of ownership changes which result in more than a 50% change in ownership of a corporation within a three-year period. Such changes may occur as a result of new common stock issuances by the Company or changes occurring as a result of filings with the Securities and Exchange Commissions on Schedule 13D and 13G by holders of more than 5% of the Common Stock, whether involving the acquisition or disposition of common stock. If such a subsequent change occurs, the limitations of Section 382 would apply and may limit or deny the future utilization of the net operating loss by the Company, which could result in the Company paying substantial additional federal and state taxes.

NOTE 9  NOTES PAYABLE

     Notes payable consist of the following:

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1995           1996        SEPTEMBER 30, 1997
                                                    -----------    -----------    ------------------
Note payable, collateralized by 200,000 shares of
  the Company's common stock pledged by an
  affiliate, interest at 12%, due through 2002..... $        --    $        --       $  2,400,000
Note payable, collateralized by consumer notes
  receivable and deed of trust on Kohl's Ranch
  Lodge, interest at prime plus 4% (12.5% at
  September 30, 1997), due through 2003............     338,849      1,787,228          2,041,232
Construction note payable, collateralized by deed
  of trust on VCA-South Bend, interest at 13%, due
  through 1998.....................................   4,186,869      2,797,733          2,006,393

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                           DECEMBER 31,
                                                    --------------------------
                                                       1995           1996        SEPTEMBER 30, 1997
                                                    -----------    -----------    ------------------
Note payable, collateralized by deed of trust on
  Los Abrigados, interest at prime plus 1.25%
  (9.75% at September 30, 1997), due through
  1999.............................................     805,000      1,572,167          1,625,167
Note payable, collateralized by second deed of
  trust on Lomacasi Cottages, interest at 8%
  through November 1997, increasing .5% annually
  through 1999, due through 2010 (Note 7)..........          --      1,620,658          1,620,658
Construction note payable, collateralized by deed
  of trust on VCA-Tucson, interest at 12% plus $100
  per annual Tucson Vacation Ownership Interest
  sold, due through 2001...........................          --        300,000          1,609,269
Note payable, collateralized by deed of trust on
  Kohl's Ranch Lodge, interest at prime plus 4%
  (12.5% at September 30, 1997), due through
  2000.............................................          --             --          1,419,000
Note payable, collateralized by deed of trust on
  Golden Eagle Resort, notes receivable, and an
  assignment of the Company's general partnership
  interest in LAP, interest at 12%, due through
  1998.............................................   1,549,990      1,449,990          1,349,990
Note payable, collateralized by notes receivable
  and deed of trust on Golden Eagle Resort,
  interest at prime plus 4% (12.5% at September 30,
  1997), due through 2002..........................   1,195,716      1,068,541          1,127,206
Obligations under capital leases with interest at
  9.5% to 14.7% (Note 16)..........................     884,498        906,309            766,751
Note payable, collateralized by first deed of trust
  on the Inn at Los Abrigados, interest at prime
  plus 4% (12.5% at September 30, 1997), due
  through 2000.....................................          --        564,138            713,327
Note payable, collateralized by 285 Vacation
  Ownership Interests in Los Abrigados, interest at
  prime plus 4% (12.5% at September 30, 1997), due
  through 2000.....................................          --             --            573,500
Note payable, collateralized by first deed of trust
  on Lomacasi Cottages, interest at 12.5%, due
  through 2000 (Note 7)............................          --        536,184            524,990
Note payable, collateralized by VCA-South Bend
  consumer notes receivable, interest at prime plus
  3.25% (11.75% at September 30, 1997), due through
  2003.............................................          --        135,840            320,821
Note payable, collateralized by Los Abrigados
  consumer notes receivable, interest at prime plus
  5% (13.5% at September 30, 1997), due through
  2003.............................................          --        330,953            300,535
Note payable, collateralized by Kohl's Ranch
  consumer notes receivable, interest at prime plus
  5% (13.5% at September 30, 1997), due through
  2003.............................................          --        265,489            269,323

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                           DECEMBER 31,
                                                       1995           1996        SEPTEMBER 30, 1997
                                                    -----------    -----------       -----------
$500,000 revolving line of credit, unsecured,
  interest at prime plus 2% (10.5% at September 30,
  1997), due 1998..................................     145,000             --            200,000
Note payable, collateralized by second deed of
  trust on Kohl's Ranch Lodge, interest at 8%, due
  through 2000.....................................     334,800        190,450            179,026
Note payable, collateralized by consumer notes
  receivable and deed of trust on Los Abrigados,
  interest at prime plus 4% (12.5% at September 30,
  1997), due through 1998..........................     246,828        140,668             84,899
Note payable, collateralized by deed of trust,
  interest at 7.375%, due through 2001.............      63,701         54,996             46,850
Note payable, collateralized by deed of trust on
  Kohl's Ranch Lodge, interest at prime plus 1.25%
  (9.5% at December 31, 1996), repaid in 1997......     853,500        584,500                 --
Note payable, collateralized by contract for sale
  on land in Tucson, Arizona, interest at 9.75%,
  due through 1998, repaid in 1997.................     701,400        491,981                 --
Note payable, interest at 8%, due through 1997.....          --         13,959                 --
Other..............................................     383,794         55,312             71,740
                                                    -----------    -----------        -----------
                                                    $11,689,945    $14,867,096       $ 19,250,677
                                                    ===========    ===========        ===========

     The Company has a $500,000 unsecured revolving line of credit with interest at prime plus 1.5% (10% at September 30, 1997) which is due in 1998. There were no amounts outstanding under the line of credit at December 31, 1995, December 31, 1996 or September 30, 1997.

     At September 30, 1997, approximately $14.1 million of the Company's notes payable have scheduled payment terms that may be accelerated based on established release prices related to future Vacation Ownership Interests sales or are dependent on the amount of mortgage notes receivable pledged as collateral. The maturities of these notes are included below based on their scheduled repayment terms and maturities. Future contractual maturities of notes payable and capitalized leases at September 30, 1997 are as follows:

            1997...................................................... $   854,416
            1998......................................................   5,167,275
            1999......................................................   1,157,046
            2000......................................................   2,373,820
            2001......................................................   1,618,345
            2002......................................................   3,527,206
            Thereafter................................................   4,552,569
                                                                       -----------
                                                                       $19,250,677
                                                                       ===========

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 10  NOTES PAYABLE TO AFFILIATES

     Notes payable to affiliates consist of the following:

                                                          DECEMBER 31,
                                                    -------------------------
                                                       1995           1996        SEPTEMBER 30, 1997
                                                    ----------     ----------     ------------------
Note payable, collateralized by LAP partnership
  interest, interest at 8%, due through 2002......  $       --     $       --         $1,300,000
Note payable, collateralized by LAP partnership
  interest, interest at 8%, due through 1999......     927,868        909,078            909,078
Note payable, collateralized by LAP partnership
  interest, interest at 8%, due through 2002......          --             --            675,000
Note payable, collateralized by notes receivable,
  interest at 14%, due through 1997...............     266,218        128,209             76,028
Notes payable, collateralized by 122 Vacation
  Ownership Interests in Kohl's Ranch Lodge,
  interest at 10%, due December 1999, convertible
  to common stock at $7.50 per share (Note 15)....     580,000        430,000            150,000
Note payable, unsecured, interest at 10%, due
  through 1999, repaid in 1997 (Note 15)..........          --        100,000                 --
Other.............................................      63,826             --                 --
                                                    ----------     ----------         ----------
                                                    $1,837,912     $1,567,287         $3,110,106
                                                    ==========     ==========         ==========

     Future maturities of notes payable to affiliates at September 30, 1997 are as follows:

            1998....................................................... $  476,028
            1999.......................................................  1,359,078
            2000.......................................................    300,000
            2001.......................................................    300,000
            2002.......................................................    675,000
                                                                        ----------
                                                                        $3,110,106
                                                                        ==========

     Total interest expense on notes payable to affiliates for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $141,000, $222,000, $158,000 and $108,000, respectively.

NOTE 11  MINORITY INTERESTS

     Minority interests consisted primarily of the Company's interests in LAP, the Arizona limited partnership which owns and operates Los Abrigados. Through August 1997, the Company held a 78.5% interest in LAP and the 21.5% minority interest was held by Class B limited partners. In August 1997, the Company acquired the Class B Limited Partnership Interest in LAP for a purchase price of $2,920,000 consisting of $820,000 cash, the issuance of 20,000 shares of the Company's common stock valued at $6.25 per share, and the issuance of promissory notes in the amounts of $1,300,000 and $675,000 (Note 10).

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

NOTE 12  COMMITMENTS AND CONTINGENCIES

  Operating Leases

     Future minimum lease payments on noncancelable operating leases at September 30, 1997 are as follows:

            1997......................................................  $ 64,000
            1998......................................................   252,000
            1999......................................................   194,000
            2000......................................................   164,000
            2001......................................................   107,000
            2002......................................................     9,000
                                                                        --------
                                                                        $790,000
                                                                        ========

     Total rent expense for the years ended December 31, 1994, 1995 and 1996 and for the nine months ended September 30, 1997, was approximately $449,000, $490,000, $443,000 and $377,000, respectively.

  Legal Proceedings

     Although the Company may be subject to litigation from time to time in the ordinary course of its business, it is not a party to any pending or threatened legal proceedings that it believes will have a material impact on its business.

NOTE 13  SHAREHOLDERS' EQUITY

  Preferred Stock

     At December 31, 1995 and 1996 and September 30, 1997, preferred stock includes 66,011, 60,152 and 59,845 shares of the Company's Series A Preferred Stock carried at $660,110, $601,520 and $598,450, respectively. The Series A Preferred Stock has a par value and liquidation preference of $10 per share and, commencing July 1, 1996, is entitled to annual dividend payments of $.80 per share. Dividends were paid of $47,969 in 1996 and $47,894 for the nine months ended September 30, 1997. Commencing January 1, 1993, on a quarterly basis, the Company must contribute $100 per Vacation Ownership Interest sold in Los Abrigados to a mandatory dividend sinking fund. At September 30, 1997, notes receivable in the amount of approximately $296,000 have been designated for the sinking fund. Dividends on the Company's common stock are subordinated to the Series A dividends and to the contributions required by the sinking fund. The Company redeemed 5,035 shares of Series A Preferred Stock for $12,000 in 1996.

     At December 31, 1995 and 1996 and September 30, 1997, preferred stock includes 55,000 shares of the Company's Series B Convertible Preferred Stock carried at $55,000. The Series B Convertible Preferred Stock has a $10 par value and a liquidation preference of $10 per share, which is subordinate to the Series A liquidation preference. The Series B Convertible Preferred Stock is not entitled to dividends. Commencing July 1, 1996, the Series B Convertible Preferred Stock may be converted into common stock on the basis of two shares of common for five shares of preferred stock.

     Both the Series A and Series B preferred stock may, at the holder's election, be exchanged for Los Abrigados Vacation Ownership Interests at the rate of 1,000 shares of stock plus $2,100 cash per Vacation Ownership Interest. Through September 1996, these shares could also have been exchanged for lodging certificates under certain conditions.

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     At December 31, 1995 and 1996 and September 30, 1997, preferred stock includes 290,472, 276,957 and 265,623 shares of the Company's Series C Convertible Preferred Stock carried at $800,024, $762,723 and $731,441, respectively. The Series C Convertible Preferred Stock has a $10 par value and is entitled to dividends at the rate of $.60 per share per annum when declared by the Board of Directors. If dividends are not declared in any year prior to the fifth anniversary of the Genesis merger date (November 1, 1993), such undeclared dividends ("Dividend Arrearage") may be converted to "Cumulation Shares" at the rate of $6 of Dividend Arrearage per Cumulation Share. The Series C Preferred Stock and the Cumulation Shares have a liquidation preference of $10 per share and $6 per share, respectively, and are subordinate to the liquidation preferences of the Series A and Series B stock. Commencing November 1, 1994 through October 31, 2004, the Series C Preferred Stock may be converted to ILX common stock on the basis of one share of common stock for three shares of Series C Preferred Stock and one share of ILX common stock for each $30 in Dividend Arrearages. For the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1997, 7,260, 7,524, 13,515 and 11,334 Series C Convertible shares were exchanged for 2,420, 2,508, 4,505 and 3,778 common shares, respectively. For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, 372, 702 and 797 common shares were issued to exchanging shareholders for their 1995, 1996 and 1997 dividend arrearage, respectively. ILX may redeem the Series C Preferred Stock commencing November 1, 1996, at $10 per share plus payment of all declared but unpaid dividends.

  Common Stock

     In February 1994, the Company issued to affiliated minority interest shareholders 24,600 shares of restricted common stock, valued at $5 per share, which was at a discount of $2.80 under the approximate market price at the date of issuance, in exchange for their minority interest in Red Rock Collection.

     In March 1994, the Company issued warrants for 20,000 shares of ILX restricted common stock exercisable at a price of $8.125 per share, the approximate market value at date of issuance. The warrants were issued in conjunction with the early collection in March 1994, of a note receivable with a due date of December 31, 1997, in the amount of $900,000. The warrants expired without being exercised on June 30, 1997.

     During 1995, 4,923 shares of restricted common stock valued at $29,232 were issued in exchange for services provided to the Company. The stock was valued at the approximate market price on the date of the agreement.

     Effective June 1995, the Company entered into a one-year consulting agreement for investor relations, broker relations and public relations services. In exchange for the services to be provided, the Company issued 10,000 shares of restricted common stock in 1995 and 10,000 shares in 1996. The shares were valued at $5.9375 per share and the cost was recognized over a one-year period. In addition, during 1995, the Company granted options for 80,000 shares of common stock at $6.25 per share and 20,000 shares of common stock at $8.125 per share. During 1996, options for 50,000 shares were exercised at $6.25.

     In June 1995, the Company issued 24,000 shares of restricted Common Stock as partial consideration for the acquisition of Kohl's Ranch Lodge.

     In June 1997, the Company entered into an agreement with EVEREN Securities, Inc. ("ESI") for ESI to act as ILX's exclusive financial advisor, investment banker and agent with respect to evaluation of alternatives to position ILX for long-term growth and to enhance shareholder value. In exchange for the services, ILX issued 12,000 shares of ILX common stock on August 1, 1997 and will issue an additional

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

12,000 shares on February 1, 1998. The shares issued and to be issued have been valued at $112,500. In accordance with the terms of the agreement, ILX has registered with the Securities and Exchange Commission the shares issued in August and will likewise cause the shares to be issued in February to be so registered. The parties intend for the agreement to remain in effect for a minimum of one year.

     For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, the Company issued 7,220, 14,500 and 14,200 shares of restricted common stock valued at $26,837, $52,000 and $39,875, respectively, to employees in exchange for services provided.

NOTE 14  EMPLOYEE STOCK OPTION PLANS

     The Company has Stock Option Plans pursuant to which options (which term as used herein includes both incentive stock options and non-statutory stock options) may be granted to key employees, including officers, whether or not they are directors, and non-employee directors and consultants, who are determined by the Board of Directors to have contributed in the past, or who may be expected to contribute materially in the future, to the success of the Company. The exercise price of the options granted pursuant to the Plans shall be not less than the fair market value of the shares on the date of grant. All outstanding stock options require the holder to have been a director or employee of the Company for at least one year before exercising the option. Options are exercisable over a five-year period from date of grant if the optionee was a ten-percent or more shareholder immediately prior to the granting of the option and over a ten-year period if the optionee was not a ten-percent shareholder. The aggregate number of shares which may be issued under the Plans shall not exceed 268,275 shares.

     Stock option transactions are summarized as follows:

        Outstanding at December 31, 1993...................................   32,517
          Options exercised................................................  (32,517)
          Options granted..................................................  101,600
          Options canceled.................................................  (36,000)
                                                                              ------
        Outstanding at December 31, 1994...................................   65,600
          Options granted..................................................  110,000
          Options canceled.................................................   (1,000)
                                                                              ------
        Outstanding at December 31, 1995...................................  174,600
          Options exercised................................................  (50,000)
          Options canceled.................................................  (58,600)
                                                                              ------
        Outstanding at December 31, 1996...................................   66,000
          Options canceled.................................................   (5,600)
                                                                              ------
        Outstanding at September 30, 1997..................................   60,400
                                                                              ======

     The exercise price on the options exercised during 1994 was $2.00 per share for 12,517 shares and $3.425 for 20,000 shares. The exercise price for options granted in 1995 ranged from $6.25 to $8.125 per share and includes options for 10,000 shares granted to directors, and for options granted in 1994 ranged from $8.125 to $10.00 per share. The exercise price for options exercised in 1996 was $6.25 per share for 50,000 shares. The

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

exercise price for options outstanding at September 30, 1997 ranged from $7.50 to $8.125 per share. Options outstanding at September 30, 1997 have expiration dates as follows:

            YEAR ENDING                                                 OPTIONS FOR
            DECEMBER 31,                                                  SHARES
            ----------------------------------------------------------  -----------
            1999......................................................       12,500
            2000......................................................       10,000
            2004......................................................       37,900
                                                                              -----
                                                                             60,400
                                                                              =====

NOTE 15  RELATED PARTY TRANSACTIONS

     In addition to the related party transactions described elsewhere in the financial statements, the Company had the following related party transactions:

     The Company leased from affiliates through October 1, 1996, 41 Vacation Ownership Interests in the Stonehouse at Los Abrigados at the rate of $1,000 per Vacation Ownership Interest per year. The Company paid $41,000, $41,000 and $30,750 per year in lease payments to affiliates for the years ended December 31, 1994, 1995 and 1996. The affiliates paid maintenance fees to the Company on an annual basis for their ownership intervals of $375 per interval in 1994, $650 per interval in 1995 and $714 per interval in 1996.

     In December 1994, the Company acquired a condominium adjacent to the Golden Eagle Resort for $104,915, consisting of cash of $32,643 and the assumption of the underlying mortgage of $72,272. The condominium is used to house the general manager of the resort. Vacation Ownership Interests in the property may be marketed in the future.

     In June 1995, an affiliate of the Company purchased twenty-four (24) one-night intervals in VCA-South Bend for $90,000.

     In December 1995, in exchange for modification of the terms of note payables to affiliates, the Company provided the affiliates with the option to convert, at maturity, the $580,000 note balances into shares of ILX common stock at the price of $10 per share (Note 10). In July 1997, the Company issued 36,800 shares of its common stock in exchange for $230,000 of the balance on this note. In conjunction with the exchange, 100 Vacation Ownership Interests in Los Abrigados, which secured the note, were released. The stock conversion option price on the remaining $150,000 note payable balance was reduced from $10 per share to $7.50 per share.

     In December 1995, the Company sold its Red Rock Collection building to an affiliate for $500,000. The purchase price consisted of a reduction in the principal balance of the Company's note payable to the affiliate of $320,000 in December 1995, and, in January 1996, payment by the affiliate of the $180,000 note secured by a deed of trust on the building. The Company leased back the building for a one-year term, with four one-year options to renew through December 2000. Rent of $44,000 was paid in 1996 and $36,000 for the nine months ended September 30, 1997.

     In January 1996, an affiliate of the Company agreed to accept a discounted payment of $60,000 cash and $100,000 in a promissory note as full satisfaction of a remaining obligation of the Company to such affiliate of $173,225 in guarantee fees and $44,073 in holdbacks. The note was paid in full in January 1997 (Note 10).

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

     In September 1996, the Company purchased from an affiliate twenty Vacation Ownership Interests in the Stonehouse at Los Abrigados for $260,000. Subsequently, the affiliate purchased 52 Vacation Ownership Interests in Kohl's Ranch for $260,000.

     The Company sells a significant portion of its notes receivable and has notes payable in the amount of $6,015,662 at September 30, 1997 to an entity, in which a member of the Company's Board of Directors is the President and Chief Operating Officer.

NOTE 16  CAPITAL LEASES

     Leased assets included in resort property held for Vacation Ownership Interest sales and property and equipment totaled $900,150, $1,097,720 and $1,146,898 (net of accumulated amortization of $227,527, $369,880 and $441,167)
at December 31, 1995 and 1996 and September 30, 1997, respectively. The leases expire through 2000. Future minimum lease payments at September 30, 1997 are as follows:

            1997......................................................  $ 69,936
            1998......................................................   371,500
            1999......................................................   308,458
            2000......................................................   131,506
                                                                        --------
            Total.....................................................   881,400
            Less: Amounts representing interest.......................  (114,649)
                                                                        --------
            Net minimum lease payments................................  $766,751
                                                                        ========

NOTE 17  SUBSEQUENT EVENTS

     In December 1997, the Company acquired the Roundhouse Resort, an existing 59-unit Vacation Ownership Interests resort with approximately five acres of developable land located in Pinetop/Lakeside, Arizona. The total consideration paid by the Company was $700,000.

NOTE 18  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Quarterly financial information is presented in the following summary. Revenues include both timeshare and land sale revenues.

                                                                 1995
                                         ----------------------------------------------------
                                                          THREE MONTHS ENDED
                                         ----------------------------------------------------
                                          MARCH 31     JUNE 30     SEPTEMBER 30   DECEMBER 31
                                         ----------   ----------   ------------   -----------
        Revenues.......................  $6,857,839   $8,185,738    $8,455,525    $ 9,207,028
        Operating income (loss)........     933,672    1,364,513       487,849       (942,114)
        Net income (loss)..............     402,565      644,621       492,913       (915,436)
        Net income (loss) per share....         .16          .26           .19           (.35)

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

                                                                 1996
                                         ----------------------------------------------------
                                                          THREE MONTHS ENDED
                                         ----------------------------------------------------
                                          MARCH 31     JUNE 30     SEPTEMBER 30   DECEMBER 31
                                         ----------   ----------   ------------   -----------
        Revenues.......................  $7,472,586   $8,367,012    $8,472,019    $ 7,839,192
        Operating income...............     788,308    1,026,305     1,536,058        915,805
        Net income.....................      97,548      254,423       498,787        200,358
        Net income per share...........         .04          .10           .19            .08

                                                                     1997
                                                    --------------------------------------
                                                              THREE MONTHS ENDED
                                                    --------------------------------------
                                                     MARCH 31     JUNE 30     SEPTEMBER 30
                                                    ----------   ----------   ------------
        Revenues..................................  $7,815,390   $8,965,584   $ 10,010,841
        Operating income..........................     714,647    1,271,352      1,335,128
        Net income................................     106,204      422,823        457,019
        Net income per share......................         .04          .16            .17

     The operating loss and net loss in the fourth quarter of 1995 is due primarily to write-offs of bond offering costs and VCA land deposits and associated costs.

NOTE 19  CONCENTRATIONS OF RISK

  Credit Risk

     The Company is exposed to on-balance sheet credit risk related to its notes receivable. The Company is exposed to off-balance sheet credit risk related to loans sold under recourse provisions.

     The Company offers financing to the buyers of Vacation Ownership Interests at the Company's resorts. These buyers make a down payment of at least 10% of the purchase price and deliver a promissory note to the Company for the balance; the promissory notes generally bear interest at a fixed rate, are payable over a seven-year period and are secured by a first mortgage on the Vacation Ownership Interest. The Company bears the risk of defaults on these promissory notes. The Company performs credit evaluations prior to Vacation Ownership Interest sales. The Vacation Ownership Interests deed of trust serves as collateral on the note receivable. If a buyer of a Vacation Ownership Interest defaults, the Company generally must foreclose on the interest and attempt to resell it; the associated marketing, selling and administrative costs from the original sale are not recovered; and such costs must be incurred again to resell the Vacation Ownership Interest.

  Interest Rate Risk

     Because the Company's indebtedness bears interest at variable rates and the Company's customer receivables bear interest at fixed rates, increases in interest rates could cause the rate on the Company's borrowings to exceed the rate at which the Company provides financing to its customers. The Company does not engage in interest rate hedging transactions. Therefore, any increase in interest rates, particularly if sustained, could have a materially adverse effect on the Company's results of operations, cash flows and financial position.

  Availability of Funding Sources

     The Company funds substantially all of the notes receivable, resort property held for Vacation Ownership Interest sale and land inventory which it originates or purchases with sales of consumer notes, borrowings through its financing facilities and internally generated funds. Borrowings are in turn repaid with the proceeds

                   ILX RESORTS INCORPORATED AND SUBSIDIARIES

          FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996 AND THE
                    NINE MONTHS ENDED SEPTEMBER 30, 1997 AND
   UNAUDITED INTERIM INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996

received by the Company from sales of notes receivable or from repayments by consumers of such notes receivable. To the extent that the Company is not successful in maintaining or replacing existing financings, it would have to curtail its operations or sell assets, thereby having a material adverse effect on the Company's results of operations, cash flows and financial condition.

  Geographic Concentration

     The Company's notes receivable are primarily originated in Arizona and, to a lesser extent, Indiana. The risk inherent in such concentrations is dependent upon regional and general economic stability which affects property values and the financial stability of the borrowers. The Company's resort property held for Vacation Ownership Interests sales is also concentrated in these states. The risk inherent in such concentrations is in the continued popularity of the resort destinations, which affects the marketability of the Company's products and the collection of notes receivable.

NOTE 20  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

     SFAS 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents

     The carrying amount reported in the balance sheet for cash and cash equivalents approximates their fair value because of the short maturity of these instruments.

  Notes receivable

     The carrying amount reported in the balance sheet for notes receivable approximates its fair value because the interest rates on the portfolio of notes receivable approximate current interest rates to be received on similar current notes receivable.

  Notes payable

     The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

  Notes payable to affiliates

     The fair value of the notes payable to affiliates is not determinable since these financial instruments are not readily marketable and are payable to affiliates.

------------------------------------------------------

    No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                      ------------------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................    3
Risk Factors...............................   18
Use of Proceeds............................   29
Price Range of Common Stock................   29
Dividend Policy............................   30
Capitalization.............................   31
Selected Consolidated Historical and Pro
  Forma Financial Information..............   32
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   39
Business...................................   47
Management.................................   70
Certain Relationships and Related
  Transactions.............................   76
Principal Shareholders.....................   78
Description of ILX Securities and Pertinent
  Arizona Statutes.........................   80
Underwriting...............................   83
Legal Matters..............................   84
Experts....................................   84
Additional Information.....................   84
Consolidated Financial Statements..........  F-1

------------------------------------------------------





PROSPECTUS                                      , 1998
------------------------------------------------------

                  SHARES

          [ILX LOGO]

ILX Resorts Incorporated
Common Stock

       ------------------------------------

EVEREN Securities, Inc.



------------------------------------------------------

                              PART II TO FORM S-1

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses incurred by the Registrant in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee and the NASD and Nasdaq filing fee.

        SEC Registration Fee................................................  $6,785
        NASD Filing Fee.....................................................  $
        [Nasdaq] Listing Fee................................................  $
        Accounting Fees and Expenses........................................  $
        Legal Fees and Expenses.............................................  $
        Printing, Engraving and Mailing Expenses............................  $
        Miscellaneous.......................................................  $
                                                                              -------
                                                                                   -
                  Total.....................................................  $
                                                                              ========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Articles 13 and 14 of ILX's Articles of Incorporation, as amended (the "Articles of Incorporation") under certain circumstances, provide for the indemnification of ILX's officers and directors against liabilities they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Articles 13 and 14 of ILX's Articles of Incorporation.

     In general, each director and officer of ILX is eligible to be indemnified by the Company against all expenses, including attorneys' fees, judgments, fines, punitive damages and amounts paid in settlement, that were incurred in connection with a proceeding to which such director or officer was a party by reason of the fact that such officer or director was acting on behalf of ILX, unless (1) indemnification is expressly prohibited by applicable law or (2) as to a director, if the individual breached his or her duty of loyalty to ILX, the individual's acts or omissions are not in good faith, or the individual engaged in intentional misconduct or a knowing violation of law. In addition, ILX will not indemnify a director or officer for any liability incurred in a proceeding initiated (or participated in as an intervenor or amicus curiae) by the officer or director seeking indemnification unless such initiation or participation is authorized by the affirmative vote of a majority of the directors in office.

     ILX is required to advance funds to pay the expenses of any officer or director involved in a proceeding, provided that such expenses are incurred in good faith and ILX receives an undertaking that the individual will repay the funds if it is ultimately determined that he or she is not entitled to indemnification. The indemnification rights granted to ILX's officers and directors are deemed to be a legally binding contract between ILX and each such officer and director. Any repeal, amendment or modification of Articles 13 or 14 of ILX's Articles of Incorporation shall be effective prospectively and shall not affect any prior rights or obligations concerning the indemnification of ILX's officers and directors.

     Article X of ILX's Amended and Restated Bylaws also require the Company to indemnify its officers, directors, employees and agents against all expenses incurred by them in connection with any legal action, including shareholder derative suits, based on any action or omission alleged to have been committed while acting within the scope of such relationship to the Company. Any such claim for indemnification is subject to the good faith determination by the Board of Directors that the person seeking indemnification did not act, fail to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. Upon making such determination, indemnification is mandatory unless the person seeking indemnification unreasonably shall refuse to permit the Company, at its own expense and through counsel of its choosing, to defend him or her in the subject action.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the period commencing January 1, 1995, the Company sold or issued the securities listed below without registration under the Securities Act of 1933, as amended.

     In June 1995, the Company issued 24,000 shares of restricted Common Stock as partial consideration for the acquisition of Kohl's Ranch Lodge.

     In July 1995, the Company issued options to purchase up to 5,000 shares of Common Stock to two of its nonemployee directors at an exercise price of $7.50 per share, as consideration for their service to the Company. Effective January 23, 1998, the exercise price of these options was changed to $6.25 per share in order to be consistent with similar options granted to the Company's other non-employee directors.

     Effective June 1995, the Company entered into a one-year consulting agreement for investor relations, broker relations and public relations services. In exchange for the services to be provided, the Company issued 10,000 shares of restricted common stock in 1995 and 10,000 shares in 1996. The shares were valued at $5.9375 per share. In addition, during 1995, the Company granted options for 80,000 shares of Common Stock at $6.25 per share and 20,000 shares of common stock at $8.125 per share.

     In January 1997, the Company entered into a new one-year consulting agreement for financial and business advisory services. In exchange for the services to be provided, the Company granted options to purchase up to 100,000 shares of Common Stock. These options were assumed, effective as of the initial grant, by an affiliate of the Company and have since expired without exercise.

     Also in January 1997, the Company entered into a separate six-month consulting agreement. In exchange for the services to be provided, the Company granted options to purchase up to 100,000 shares of Common Stock at an exercise price of $6.25 per share. These options were assumed, effective as of the initial grant, by an affiliate of the Company and have since expired without exercise.

     In June 1997, the Company entered into an exclusive agreement for financial advisory, investment banking and agency services. In exchange for these services, the Company issued 12,000 shares of Common Stock on August 1, 1997 and is obligated to issue an additional 12,000 shares on February 1, 1998. The shares issued in August 1997 have been registered for resale and the Company is obligated to also register for resale the shares to be issued in February 1998.

     In August 1997, the Company issued 20,000 shares of restricted Common Stock valued at $6.25 per share in conjunction with the acquisition of the Class B Limited Partnership Interest in LAP.

     Effective January 23, 1998, the Company issued options to purchase up to 5,000 shares of Common Stock to two of its non-employee directors at an exercise price of $6.25 per share, as consideration for their services to the Company.

     In each of the years ended December 31, 1995, 1996 and 1997, the Company granted 7,220, 14,500 and 17,240 shares of restricted Common Stock valued at $26,837, $52,000 and $56,975, respectively, to employees and directors of ILX in exchange for services provided.

     Unless otherwise noted herein, the issuances of securities in the transactions described above were deemed to be exempt from registration under the Act either pursuant to the exemption from registration contained in Section 3(a)(9) and Section 4(2) thereof, or under the provisions of Regulation D or Rule 701 promulgated under the Act. Such sales were made solely to investors who represented that they were accredited investors and to not more than 35 non-accredited investors, all of whom purchased such securities for investment and not with a view to the distribution thereof. All sales were made without any general solicitation or general advertising. Restrictions have been imposed on the resale of such securities, including the placement of legends thereon noting such restrictions, and written disclosure of such restrictions were made prior to issuance of the securities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
     1        Form of Underwriting Agreement...................................        *
 3(i).1       Articles of Incorporation of International Leisure Enterprises
              Incorporated, filed October 8, 1986..............................        **
 3(i).2       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed August 31,
              1987.............................................................        **
 3(i).3       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed October 19,
              1987.............................................................        **
 3(i).4       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed May 3,
              1990.............................................................        **
 3(i).5       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated (Changed by this
              Amendment to ILX Incorporated), filed June 28, 1993..............        **
 3(i).6       Certificate of Amendment to Articles of Incorporation, filed
              January 12, 1998.................................................       ***
 3(i).7       Articles of Correction, filed January 22, 1998, to correct
              Certificate of Amendment to Articles of Incorporation, dated
              January 12, 1998.................................................       ***
 3(i).8       Certificate of Designation, Preferences, Rights, and Limitations
              of Series A Preferred Stock, $10.00 par value of International
              Leisure Enterprises Incorporated, filed September 5, 1991........        **
 3(i).9       Certificate of Designation, Preferences, Rights, and Limitations
              of Series B Preferred Stock, $10.00 par value of International
              Leisure Enterprises Incorporated, filed September 5, 1991........        **
3(i).10       Certificate of Designation of Series C Preferred Stock, filed
              April 30, 1993...................................................        **
 3.(ii)       Amended and Restated Bylaws of International Leisure Enterprises
              Incorporated, dated October 26, 1987.............................        **
     4        Form of Common Stock Certificate.................................        *
     5        Legal Opinion of Squire, Sanders & Dempsey L.L.P.................       ***
   10.1       Form of Stock Option Agreement between International Leisure
              Enterprises Incorporated and Option Holder.......................        **
   10.2       1992 Stock Option Plan...........................................        **
   10.3       1995 Stock Option Plan...........................................        **
   10.4       Agreement and Plan of Merger among ILE Acquisition Corporation,
              International Leisure Enterprises Incorporated and Genesis
              Investment Group, Inc., dated March 15, 1993.....................        **
   10.5       First Amendment to Agreement and Plan of Merger between ILE
              Acquisition Corporation, International Leisure Enterprises
              Incorporated and Genesis Investment Group, Inc., dated April 22,
              1993.............................................................        **
   10.6       Agreement among ILX Incorporated, Martori Enterprises
              Incorporated, Los Abrigados Partners Limited Partnership, Red
              Rock Collection Incorporated, Edward John Martori and Joseph P.
              Martori as Trustee for Cynthia J. Polich Irrevocable Trust dated
              December 29, 1995................................................        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
   10.7       Lease Agreement between Edward John Martori and Red Rock
              Collection Incorporated, dated December 29, 1995.................        **
   10.8       First Amended Certificate of Limited Partnership and Amended
              Agreement of Los Abrigados Partners Limited Partnership, dated
              September 9, 1991................................................        **
   10.9       Certificate of Amendment of Limited Partnership for Los Abrigados
              Partners Limited Partnership, dated November 11, 1993............        **
  10.10       Certificate of Amendment of Limited Partnership for Los Abrigados
              Partners Limited Partnership, dated July 1, 1994.................        **
  10.11       First Amendment to Amended Agreement of Los Abrigados Partners
              Limited Partnership, dated February 9, 1996......................        **
  10.12       Loan Agreement ($1,000,000) between The Steele Foundation, Inc.,
              ILX Incorporated and Los Abrigados Partners Limited Partnership,
              dated July 21, 1993..............................................        **
  10.13       Second Modification Agreement between ILX Incorporated, Los
              Abrigados Partners Limited Partnership, ILE Sedona Incorporated,
              and The Steele Foundation, Inc., dated December 20, 1994.........        **
  10.14       Assignment of Beneficial Interest under Promissory Note, Deed of
              Trust and Title Policy to Daniel Cracchiolo as Personal
              Representative of the Estate of Ethel Steele by Genesis
              Investment Group, Inc., dated June 17, 1994......................        **
  10.15       Continuing Guaranty to Daniel Cracchiolo as Personal
              Representative of the Estate of Ethel Steele by ILX Incorporated,
              dated June 17, 1994..............................................        **
  10.16       Purchase and Sale Agreement between Edward J. Martori, Martori
              Enterprises Incorporated, Jerome M. White, Guadalupe Iniquez (as
              Trustee), Wedbush Morgan Securities (IRA), and Joseph P. Martori
              (as Trustee) and ILX Incorporated, dated July 1, 1994............        **
  10.17       Installment Promissory Note ($1,000,000) to Edward J. Martori by
              ILX Incorporated, dated July 1, 1994.............................        **
  10.18       Installment Promissory Note ($100,000) to Martori Enterprises
              Incorporated by ILX Incorporated, dated July 1, 1994.............        **
  10.19       Guarantee Fee Agreement between Los Abrigados Partners Limited
              Partnership and Arthur J. Martori and Alan R. Mishkin, dated
              September 9, 1991................................................        **
  10.20       License Agreement between Los Abrigados Partners Limited
              Partnership and those certain participants, dated September 1,
              1991.............................................................        **
  10.21       Promissory Note ($900,000) to Cynthia J. Polich Irrevocable Trust
              and Edward John Martori by Los Abrigados Partners Limited
              Partnership and ILX Incorporated, dated July 27, 1995............        **
  10.22       Deed of Trust and Assignment of Rents to Cynthia J. Polich
              Irrevocable Trust and Edward John Martori by Los Abrigados
              Partners Limited Partnership, dated July 27, 1995................        **
  10.23       Real Estate Purchase Contract between Indian Wells Partners,
              Ltd., Los Abrigados Partners Limited Partnership and
              International Leisure Enterprises Incorporated, dated December
              18, 1992.........................................................        **
  10.24       Option Agreement between Indian Wells Partners, Ltd. and Martori
              Enterprises Incorporated, dated March 31, 1994...................        **
  10.25       Assignment of Option by Martori Enterprises Incorporated to
              Genesis Investment Group, Inc., dated September 15, 1994.........        **
  10.26       Lease Agreement between Indian Wells Partners, Ltd. and Los
              Abrigados Partners Limited Partnership, dated December 21,
              1992.............................................................        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
  10.27       Second Amendment to Lease Agreement between Indian Wells
              Partners, Ltd. and Los Abrigados Partners Limited Partnership,
              dated March 31, 1994.............................................        **
  10.28       Loan Agreement ($5,000,000) between The Valley National Bank and
              Los Abrigados Partners Limited Partnership, dated September 9,
              1991.............................................................        **
  10.29       Modification Agreement ($5,000,000) between Bank One, Arizona, NA and Los Abrigados Partners Limited Partnership, dated October 22,
              1993.............................................................        **
  10.30       Second Modification Agreement ($5,000,000) between Bank One,
              Arizona, NA and Los Abrigados Partners Limited Partnership, dated
              October 4, 1994 additional advance including repayment of prior
              $750,000 loan)...................................................        **
  10.31       Third Modification Agreement ($5,000,000) between Bank One,
              Arizona, NA and Los Abrigados Partners Limited Partnership, dated
              January 25, 1996 (additional advance)............................        **
  10.32       Secured Promissory Note ($2,485,000) to Bank One, Arizona, NA by
              Los Abrigados Partners Limited Partnership, dated January 25,
              1996.............................................................        **
  10.33       Letter of Commitment between Tammac Financial Corp. and Los
              Abrigados Partners Limited Partnership, dated July 20, 1994......        **
  10.34       Financing Agreement between Tammac Financial Corp. and Los
              Abrigados Partners Limited Partnership, dated September 10,
              1991.............................................................        **
  10.35       Amendment to Commitment Letter, Financing Agreement and
              Reaffirmation of Various Loan Documents between Tammac Financial
              Corp., Los Abrigados Partners Limited Partnership and
              International Leisure Enterprises Incorporated, dated March 31,
              1993.............................................................        **
  10.36       Third Amendment to Financing Agreement between Tammac Financial
              Corp. and Los Abrigados Partners Limited Partnership, dated
              September 7, 1994................................................        **
  10.37       Amended and Restated Continuing Guaranty to Tammac Financial
              Corporation by ILX Incorporated, dated September 7, 1994.........        **
  10.38       Loan and Security Agreement between Tammac Financial Corp. and
              Los Abrigados Partners Limited Partnership, dated September 7,
              1994.............................................................        **
  10.39       Promissory Note ($499,859.15) to Tammac Financial Corp. by Los
              Abrigados Partners Limited Partnership, dated September 7,
              1994.............................................................        **
  10.40       Contract of Sale of Membership Agreements and Installment
              Purchase Agreements with Recourse between Resort Funding, Inc.
              and Los Abrigados Partners Limited Partnership, dated September
              14, 1993.........................................................        **
  10.41       Management Agreement between Bennett Funding International, Ltd.
              and Los Abrigados Partners Limited Partnership, ILE Sedona
              Incorporated, and ILX Incorporated dated November 21, 1995 (Los
              Abrigados Resort)................................................        **
  10.42       Promissory Note to Firstar Metropolitan Bank and Trust from Los
              Abrigados Partners Limited Partnership, dated November 8, 1993...        **
  10.43       Change in Terms Agreement ($400,000) between Los Abrigados
              Partners Limited Partnership and Firstar Metropolitan Bank and
              Trust, dated November 8, 1994....................................        **
  10.44       Change in Terms Agreement ($400,000) between Los Abrigados
              Partners Limited Partnership and Firstar Metropolitan Bank and
              Trust, dated November 8, 1995....................................        **
  10.45       Agreement for Purchase and Sale of Kohl's Ranch between Kohl's
              Ranch Associates and ILX Incorporated, dated March 10, 1995
              (Kohl's Ranch)...................................................        **
  10.46       Promissory Note ($367,750) to Kohl's Ranch Associates by ILX
              Incorporated, dated June 1, 1995 (Kohl's Ranch)..................        **

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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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  10.47       Fourth Modification Agreement and Assumption Agreement between
              Bank One, Arizona, NA and ILX Incorporated dated June 1, 1995
              (Kohl's Ranch)...................................................        **
  10.48       Letter of Commitment between Tammac Financial Corp. and ILX
              Incorporated, dated June 19, 1995 (Kohl's Ranch).................        **
  10.49       Promissory Note ($10,000,000) to Tammac Financial Corp. by ILX
              Incorporated, dated August 25, 1995 (Kohl's Ranch)...............        **
  10.50       Loan and Security Agreement between Tammac Financial Corp. and
              ILX Incorporated, dated August 25, 1995 (Kohl's Ranch)...........        **
  10.51       Letter of Commitment between Tammac Financial Corp. and ILX
              Incorporated, dated July 20, 1994 (Golden Eagle Resort)..........        **
  10.52       Loan and Security Agreement between Tammac Financial Corp. and
              ILX Incorporated, dated September 7, 1994 (Golden Eagle
              Resort)..........................................................        **
  10.53       Promissory Note ($2,000,000) to Tammac Financial Corp. by ILX
              Incorporated, dated September 7, 1994 (Golden Eagle Resort)......        **
  10.54       Amended and Restated Financing Agreement between Tammac Financial
              Corp. and ILX, Inc. Incorporated, dated September 7, 1994 (Golden
              Eagle Resort)....................................................        **
  10.55       Option Agreement between Imperial Properties and ILX
              Incorporated, dated July 25, 1994................................        **
  10.56       Joint Venture Agreement between Chanen Development Company, Inc.
              and ILE Sedona Incorporated, dated September 28, 1994............        **
  10.57       First Amended Certificate of Limited Partnership and Amended
              Agreement of The Sedona Real Estate Limited Partnership #1, dated
              March 1, 1996 (Lomacasi Resort)..................................        **
  10.58       Letter Agreement dated February 27, 1996 (Lomacasi Resort).......        **
  10.59       Letter of Commitment between Bennett Funding International, Ltd.
              and VCA South Bend Incorporated, dated August 18, 1994...........        **
  10.60       Construction Loan Agreement ($5,000,000) between Bennett Funding
              International, Ltd. and VCA South Bend Incorporated, dated
              October 4, 1994..................................................        **
  10.61       Construction Promissory Note ($5,000,000) to Bennett Funding
              International, Ltd. by VCA South Bend Incorporated, dated October
              4, 1994..........................................................        **
  10.62       Guaranty and Subordination Agreement (Construction Loan) to
              Bennett Funding International, Ltd. by ILX Incorporated, dated
              August 18, 1994..................................................        **
  10.63       Contract of Sale of Timeshare Receivables with Recourse between
              Bennett Funding International, Ltd. and VCA South Bend
              Incorporated, dated August 18, 1994..............................        **
  10.64       Guaranty and Subordination Agreement (Receivables Financing) to
              Bennett Funding International, Ltd. by ILX Incorporated, dated
              August 18, 1994..................................................        **
  10.65       Articles of Limited Partnership between Hotel Syracuse Timeshare
              Corporation and Syracuse Project Incorporated, dated August 15,
              1995.............................................................        **
  10.66       Agreement of Purchase and Sale of Real Property, Improvements and
              Associated Personalty between Hotel Syracuse, Inc. and Orangemen
              Club Limited Partnership, dated September 12, 1995...............        **
  10.67       Letter of Commitment between Resort Service Company, Inc. and
              Orangemen Club Limited Partnership, dated August 9, 1995.........        **

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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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
  10.68       Service Agreement between Hotel Syracuse, Inc. and Orangemen Club
              Limited Partnership, dated September 12, 1995....................        **
  10.69       Loan Agreement ($500,000) between Bank One, Arizona, NA and ILX
              Incorporated, dated October 4, 1994..............................        **
  10.70       Modification Agreement ($500,000) between Bank One, Arizona, NA
              and ILX Incorporated, dated October 4, 1995......................        **
  10.71       Promissory Note ($500,000) to Bank One, Arizona, NA by ILX
              Incorporated, dated October 4, 1994..............................        **
  10.72       Consulting Agreement between Investor Resource Services, Inc. and
              ILX Incorporated, dated January 1, 1997..........................        **
  10.73       Consulting Agreement between Universal Solutions, Inc. and ILX
              Incorporated.....................................................        **
  10.74       Security Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated
              September 9, 1991................................................        *
  10.75       Assignment of Management Agreement between Los Abrigados Partners
              Limited Partnership and The Valley National Bank of Arizona,
              dated September 9, 1991..........................................        *
  10.76       Secured Promissory Note ($5,000,000) to The Valley National Bank
              of Arizona by Los Abrigados Partners Limited Partnership, dated
              September 9, 1991................................................        *
  10.77       Deed of Trust to The Valley National Bank of Arizona by Los
              Abrigados Partners Limited Partnership, dated September 9,
              1991.............................................................        *
  10.78       Collateral Assignment (and Financing Statement) to The Valley
              National Bank of Arizona by Los Abrigados Partners Limited
              Partnership, September 9, 1991 (Los Abrigados Resort)............        *
  10.79       New Loan Agreement ($750,000) to Los Abrigados Partners Limited
              Partnership by The Valley National Bank of Arizona...............        *
  10.80       Letter Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated April
              8, 1994..........................................................        *
  10.81       Modification Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated June
              28, 1994.........................................................        *
  10.82       Fourth Modification Agreement ($800,000) between Los Abrigados
              Partners Limited Partnership and The Valley National Bank of
              Arizona, dated September 3, 1997.................................        *
  10.83       Repayment Guaranty to The Valley National Bank of Arizona by ILX
              Inc., dated October 4, 1994......................................        *
  10.84       Repayment Guaranty to The Valley National Bank of Arizona by ILX,
              dated January 25, 1996...........................................        *
  10.85       Memorandum of Modification, dated September 3, 1997..............        *
  10.86       Deed of Trust to Firstar Metropolitan Bank & Trust by Los
              Abrigados Partners Limited Partnership, dated November 8, 1993...        *
  10.87       Commercial Guaranty to Firstar Metropolitan Bank & Trust by ILX,
              Inc..............................................................        *
  10.88       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated
              November 8, 1994.................................................        *
  10.89       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated,
              September 20, 1996...............................................        *

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
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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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  10.90       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated,
              September 25, 1997...............................................        *
  10.91       Promissory Note ($4,000,000) to Firstar Metropolitan Bank & Trust
              by ILX, dated October 28, 1997...................................        *
  10.92       Deed of Trust between ILX, Inc. and Firstar Metropolitan Bank &
              Trust, dated October 28, 1997....................................        *
  10.93       Junior Deed of Trust, Assignment of Rents, and Security Agreement
              among ILX, Inc., First American Title Insurance Company and
              Kohl's Ranch Associates, dated June 1, 1995......................        *
  10.94       Secured Line of Credit Lending Agreement between ILX, Inc., Los
              Abrigados Partners Limited Partnership, ILE Sedona Inc. and
              Litchfield Financial Corporation, dated April 9, 1996............        *
  10.95       Secured Line of Credit Promissory Note ($2,000,000) to Litchfield
              Financial Corporation by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., dated April 9, 1996................        *
  10.96       First Amendment to Secured Line of Credit Lending Agreement,
              dated July 29, 1996..............................................        *
  10.97       Second Amendment to Secured Line of Credit Lending Agreement,
              dated January 10, 1997...........................................        *
  10.98       Pledge and Security Agreement between Los Abrigados Partners
              Limited Partnership, ILE Sedona Inc. and Litchfield Financial
              Corporation, dated April 9, 1996.................................        *
  10.99       Collateral Assignment of Certain Promissory Notes to Litchfield
              Financial Corporation by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., dated April 9, 1996................        *
 10.100       Secured Construction Loan Agreement ($750,000) between Litchfield
              Financial Corporation and ILX, Inc., dated September 13, 1996....        *
 10.101       Receivables Sale and Purchase Agreement between ILX, Inc. and
              Litchfield Financial Corporation, dated February 19, 1997........        *
 10.102       Secured Construction Promissory Note ($750,000) to Litchfield
              Financial Corporation by ILX, Inc., dated September 13, 1996.....        *
 10.103       Pledge and Security Agreement between Litchfield Financial
              Corporation and ILX, Inc., dated September 13, 1996..............        *
 10.104       Deed of Trust, Assignment of Rents, Security Agreement and
              Fixture Filing, dated September 13, 1996.........................        *
 10.105       First Amendment to Deed of Trust between Litchfield Financial
              Corporation and ILX, Inc., dated February 19, 1997...............        *
 10.106       Collateral Assignment of Deed of Trust and Note by Litchfield
              Financial Corporation to Bank of Scotland, dated January 2,
              1997.............................................................        *
 10.107       Amended and Restated Promissory Note.............................        *
 10.108       Amendment to Collateral Assignment of Deed of Trust and Note
              ($20,000,000), dated April 7, 1997...............................        *
 10.109       First Amendment to Deed of Trust, dated February 19, 1997........        *
 10.110       Assignment of Mortgages to Litchfield Financial Corporation by
              the Bank of Scotland, dated September 25, 1997...................        *
 10.111       Secured Line of Credit Lending Agreement between ILX, Inc. and
              Litchfield Financial Corporation, dated June 27, 1997............        *

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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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
 10.112       Secured Line of Credit Promissory Note ($5,000,000) to Litchfield
              Financial Corporation by ILX, Inc., dated June 27, 1997..........        *
 10.113       Secured Term Promissory Note ($1,500,000) to Litchfield Financial
              Corporation by ILX, Inc., dated June 27, 1997....................        *
 10.114       Amendment to Secured Line of Credit Lending Agreement, Secured
              Line of Credit Promissory Note and Secured Term Promissory Note,
              dated June 27, 1997..............................................        *
 10.115       Deed of Trust, Assignment of Rents, Security Agreement and
              Fixture Filing between ILX, Inc., Heartsill Ragon III and
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.116       Amendment to Deed of Trust to Litchfield Financial Corporation by
              ILX, Inc., dated June 27, 1997...................................        *
 10.117       Absolute and Unconditional Assignment of Deed of Trust to
              Litchfield Financial Corporation by ILX, Inc., dated June 27,
              1997.............................................................        *
 10.118       Absolute Assignment of Leases and Rents by ILX, Inc. to
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.119       Pledge and Security Agreement between Litchfield Financial
              Corporation and ILX, Inc., dated June 27, 1997...................        *
 10.120       Acknowledgement, Consent and Subordination Agreement between
              Kohl's Ranch Associates, Tammac Financial Corporation and
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.121       Collateral Assignment of Management, Marketing and Other
              Contracts to Litchfield Financial Corporation by ILX, Inc., dated
              June 27, 1997....................................................        *
 10.122       Credit Terms and Conditions Agreement between ILX, Inc. and
              Imperial Bank, Arizona, dated December 30, 1997..................        *
 10.123       Promissory Note ($1,000,000) to Imperial Bank, Arizona by ILX,
              Inc., dated December 29, 1997....................................        *
 10.124       Assignment of Indebtedness and Loan Documents by Tammac Financial
              Corporation to Steele Foundation, Inc., dated July 21, 1993......        *
 10.135       Assignment of Beneficial Interest under Deed of Trust to Steele
              Foundation, Inc. by Tammac Financial Corporation, dated July 21,
              1993.............................................................        *
 10.136       Promissory Note/Collateral Assignment Modification Agreement,
              dated July 21, 1993 (includes ILE Sedona)........................        *
 10.127       Financing Statement between Steele Foundation, Inc. and ILX, Inc.
              and Los Abrigados Partners Limited Partnership, dated July 21,
              1993.............................................................        *
 10.128       Assignment of Deeds of Trust by Los Abrigados Partners Limited
              Partnership to Steele Foundation, Inc., dated July 21, 1993......        *
 10.129       Assignment of Contract Rights and Accounts Collateral by Los
              Abrigados Partners Limited Partnership to Steele Foundation,
              Inc., dated July 21, 1993........................................        *
 10.130       Blanket Assignment by Los Abrigados Partners Limited Partnership
              to Steele Foundation, Inc., dated July 21, 1993..................        *
 10.131       UCC Financing Statement by Los Abrigados Partners Limited
              Partnership......................................................        *
 10.132       Second Modification Agreement between Steele Foundation, Inc. and
              ILX, Inc., Los Abrigados Partners Limited Partnership, ILE Sedona
              Inc., dated December 20, 1994....................................        *
 10.133       Second Amendment to Deed of Trust, Security Agreement and
              Financing Statement, dated January 12, 1995......................        *

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                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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 10.134       Acquisition and Development Loan Agreement between Bennett
              Funding International Ltd. and VCA Tucson Inc., dated October 20,
              1995.............................................................        *
 10.135       Promissory Note ($6,000,000) to Bennett Funding International
              Ltd. by VCA Tucson Inc., dated October 20, 1995..................        *
 10.136       Mortgage and Security Agreement and UCC-1 Financing Statement to
              Bennett Funding International Ltd., dated October 20, 1995.......        *
 10.137       First Amendment to the Acquisition & Development Loan Agreement
              by Bennett Funding International Ltd., VCA Tucson Inc. and ILX,
              Inc., dated June 15, 1997........................................        *
 10.138       First Amendment to the Acquisition & Development Promissory Note
              by Bennett Funding International Ltd., VCA Tucson Inc. and ILS,
              Inc., dated June 15, 1997........................................        *
 10.139       First Amendment to the Mortgage and Security Agreement and UCC-1
              Financing Statement by VCA Tucson Inc., dated June 15, 1997......        *
 10.140       Contract of Sale and Timeshare Receivables with Recourse between
              VCA Tucson Inc. and Bennett Funding International Ltd., dated
              October 20, 1995.................................................        *
 10.141       First Amendment to the Contract of Sale of Timeshare Receivables
              with Recourse by VCA Tucson Inc. and Bennett Funding
              International Ltd................................................        *
 10.142       Guaranty and Subordination Agreement between ILX, Inc. and
              Bennett Funding International Ltd., dated October 20, 1995.......        *
 10.143       Mortgage and Security Agreement between VCA Tucson Inc. and
              Bennett Funding International Ltd., dated October 4, 1994........        *
 10.144       Interim Loan Agreement between VCA South Bend, Inc. and Bennett
              Funding International Ltd., dated March 31, 1995.................        *
 10.145       Promissory Note ($2,000,000) to Bennett Funding International
              Ltd. by VCA South Bend, Inc., dated March 31, 1995...............        *
 10.146       Collateral Assignments of Receivables to Bennett Funding
              International Ltd. by VCA South Bend, Inc., dated March 31,
              1995.............................................................        *
 10.147       Mortgage and Security Agreement filed October 13, 1994...........        *
 10.148       Amendment to Mortgage and Security Agreement by VCA South Bend,
              Inc. and Bennett Funding International Ltd., dated March 31,
              1995.............................................................        *
 10.149       Guaranty and Subordination Agreement between Bennett Funding
              International Ltd. and ILX, Inc., dated October 4, 1993..........        *
 10.150       Deed of Trust by ILX, Inc. in favor of Resort Funding, Inc.......        *
 10.151       Deed of Trust Equal Priority Agreement between Tammac Financial
              Corporation and Resort Funding, Inc., dated September 14, 1993...        *
 10.152       Mortgage and Security Agreement to Bennett Funding International
              Ltd. by VCA South Bend, Inc., dated October 4, 1994..............        *
 10.153       Contract of Sale of Timeshare Receivables with Recourse between
              Bennett Funding International Ltd. and VCA South Bend, Inc.,
              dated October 4, 1994............................................        *
 10.154       Guaranty and Subordination Agreement between Bennett Funding
              International Ltd. and ILX, Inc., dated October 4, 1993..........        *
 10.155       Settlement Agreement between Resort Funding, Inc., Los Abrigados
              Partners Limited Partnership, ILE Sedona, ILX, Inc. and Martori
              Enterprises Inc., dated June 15, 1997............................        *

                                      II-10
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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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
 10.156       Promissory Note ($2,400,000) by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., and ILX, Inc. to Resort Funding,
              Inc., dated June 15, 1997........................................        *
 10.157       Guaranty by ILE Sedona Inc. of Payment under the Settlement
              Agreement to Resort Funding, Inc., dated June 15, 1997...........        *
 10.158       Guaranty by ILX, Inc. of Payment under the Settlement Agreement
              to Resort Funding, Inc., dated June 15, 1997.....................        *
 10.159       Guaranty by Los Abrigados Partners Limited Partnership of Payment
              under the Settlement Agreement to Resort Funding, Inc., dated
              June 15, 1997....................................................        *
 10.160       Acquisition and Development Loan Agreement between Resort
              Funding, Inc. and ILX, Inc., dated December 12, 1997.............        *
 10.161       Acquisition and Development Promissory Note ($700,000) to Resort
              Funding, Inc. by ILX, Inc., dated December 12, 1997..............        *
 10.162       Deed of Trust and Assignment of Rents to Resort Funding, Inc. by
              ILX, Inc., dated December 12, 1997...............................        *
 10.163       Secured Promissory Note ($770,000) by Los Abrigados Partners
              Limited Partnership to Martori Enterprises, Inc. dated August 31,
              1992.............................................................        *
 10.164       Assignment of Deeds of Trust to Martori Enterprises Inc. by Los
              Abrigados Partners Limited Partnership, dated August 31, 1992....        *
 10.165       Secured Promissory Note ($200,000) to Martori Enterprises Inc. by
              Los Abrigados Partners Limited Partnership, dated February 16,
              1993.............................................................        *
 10.166       Financing and Security Agreement between Martori Enterprises Inc.
              and Los Abrigados Partners Limited Partnership, dated February
              16, 1993.........................................................        *
 10.167       Assignment of Deeds of Trust by Los Abrigados Partners Limited
              Partnership to Martori Enterprises Inc., dated February 16,
              1993.............................................................        *
 10.168       Secured Promissory Note ($150,000) by ILX, Inc. to Martori
              Enterprises Inc., dated May 15, 1993.............................        *
 10.169       Financing and Security Agreement between ILX, Inc. and Martori
              Enterprises Inc., dated May 15, 1993.............................        *
 10.170       Assignment of Deeds of Trust by ILX, Inc. to Martori Enterprises
              Inc., dated May 15, 1993.........................................        *
 10.171       Agreement for Transfer of Limited Partnership Interest between
              ILX, Inc. and Martori Enterprises Inc., dated August 8, 1997.....        *
 10.172       Installment Promissory Note ($1,300,000) by ILX, Inc. to Martori
              Enterprises Inc., dated August 8, 1997...........................        *
 10.173       Security Agreement between ILX, Inc. and Martori Enterprises
              Inc., dated August 8, 1997.......................................        *
 10.174       Installment Promissory Note ($909,078) by ILX, Inc. to Edward J.
              Martori, dated January 1, 1996...................................        *
 10.175       Promissory Note ($230,000) by Los Abrigados Partners Limited
              Partnership and ILX, Inc. to Edward J. Martori, dated January 1,
              1996.............................................................        *
 10.176       Promissory Note ($250,000) by Los Abrigados Partners Limited
              Partnership and ILX, Inc. to Joseph P. Martori as Trustee for the
              Cynthia J. Polich Irrevocable Trust, dated January 1, 1996.......        *
 10.177       Promissory Note ($100,000) by Los Abrigados Partners Limited
              Partnership to Martori Enterprises Inc., dated January 1, 1996...        *
 10.178       Installment Promissory Note ($1,000,000) by ILX, Inc. to Edward
              J. Martori, dated October 1, 1994................................        *

                                      II-11
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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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
 10.179       Agreement for Transfer of Limited Partnership Interest by ILX,
              Inc. and Alan R. Mishkin, dated August 29, 1997..................        *
 10.180       Installment Promissory Note ($675,000) by ILX, Inc. to Alan R.
              Mishkin dated September 24, 1997.................................        *
 10.181       Assignment of Limited Partnership Interest by Alan R. Mishkin to
              ILX, Inc., dated January 1, 1997.................................        *
 10.182       Security (Pledge) Agreement between ILX, Inc. and Alan R.
              Mishkin, dated September 24, 1997................................        *
 10.183       Assignment and Transfer Agreement between ILX, Inc. and Alan R.
              Mishkin, dated June 1, 1997......................................        *
 10.184       Deed of Trust, Security Agreement and Financing Statement by ILX
              Inc. to Tammac Financial Corporation, dated September 7, 1994....        *
 10.185       Collateral Assignment of Lease or Leases between ILX Inc. and
              Tammac Financial Corporation, dated September 7, 1994............        *
 10.186       First Amendment to Loan and Security Agreement between ILX Inc.
              and Tammac Financial Corporation, dated September 7, 1996........        *
 10.187       Amended and Restated Promissory Note ($2,193,627.46) by ILX Inc.
              to Tammac Financial Corporation, dated September 7, 1996.........        *
 10.188       First Modification of Deed of Trust, Security Agreement and
              Financing Statement by ILX Inc. to Tammac Financial Corporation,
              dated September 7, 1996..........................................        *
 10.189       Commitment Letter from Tammac Financial Corporation to ILX, Inc.,
              dated June 28, 1991..............................................        *
 10.190       Financing Agreement between Tammac Financial Corporation and Los
              Abrigados Partners Limited Partnership, dated September 10,
              1991.............................................................        *
 10.191       Security Agreement from Tammac Financial Corporation to ILE......        *
 10.192       Deed of Trust, Assignment of Rents and Security Agreement between
              ILX, Inc. and Tammac Financial Corporation, dated September 10,
              1991.............................................................        *
 10.193       Guaranty by ILX, Inc. of the performance by Los Abrigados
              Partners Limited Partnership, dated September 10, 1991...........        *
 10.194       Modification Agreement between Tammac Financial Corporation and
              Los Abrigados Partners Limited Partnership, dated August 12,
              1992.............................................................        *
 10.195       Amendment to Commitment Letter, Financing Agreement, and
              Reaffirmation of Various Loan Documents, dated March 31, 1993....        *
 10.196       Modification to Deed of Trust, Assignment of Rents and Security
              Agreement, dated March 31, 1993..................................        *
 10.197       Second Modification to Deed of Trust, Assignment of Rents and
              Security Agreement, dated September 7, 1994......................        *
 10.198       Amended and Restated Guaranty Agreement, dated September 7,
              1994.............................................................        *
 10.199       Fourth Amendment to Financing Agreement, dated September 7,
              1996.............................................................        *
 10.200       Loan Agreement ($598,500) between Tammac Financial Corporation
              and Genesis Investment Group, Inc., dated June 18, 1997..........        *
 10.201       Promissory Note ($598,500) to Tammac Financial Corporation by
              Genesis Investment Group, Inc., dated June 18, 1997..............        *
 10.202       Deed of Trust, Assignment of Rents and Security Agreement by
              Genesis Investment Group, Inc. to Tammac Financial Corporation,
              dated June 18, 1997..............................................        *
 10.203       Continuing Unlimited Guarantee by ILX, Inc. of the Obligations of
              Genesis Investment Group, Inc....................................        *

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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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
 10.204       Allonge to Promissory Note to Tammac Financial Corporation by
              Genesis Investment Group, Inc., dated June 18, 1997..............        *
 10.205       Deed of Trust, Assignment of Rents and Security Agreement to
              Tammac Financial Corporation by ILX, Inc., dated September 13,
              1995.............................................................        *
 10.206       Deed of Trust, Spreader and Amendment Agreement and Amendment to
              Loan Documents between ILX, Inc. and Tammac Financial
              Corporation, dated April 12, 1996................................        *
 10.207       Modification of Deed of Trust and Amendment to Loan Documents
              between ILX, Inc. and Tammac Financial Corporation, dated
              December 31, 1996................................................        *
 10.208       Third Amendment to Loan and Security Agreement by ILX, Inc. and
              Tammac Financial Corporation, dated August 25, 1997..............        **
 10.209       Amended and Restated Promissory Note ($5,000,000) to Tammac
              Financial Corporation by ILX, Inc., dated August 25, 1997........        *
 10.210       Third Modification of Deed of Trust, Assignment of Rents and
              Security Agreement between ILX, Inc. and Tammac Financial
              Corporation, dated August 25, 1997...............................        *
 10.211       Construction Loan Agreement between ILX, Inc. and Tammac
              Financial Corporation, dated May 28, 1993........................        *
 10.212       Promissory Note ($5,000,000) by ILX, Inc. to Tammac Financial
              Corporation, dated May 28, 1993..................................        *
 10.213       Collateral Assignment by ILX, Inc. to Tammac Financial
              Corporation, dated May 28, 1993..................................        *
 10.214       Collateral Assignment of Management Agreement between Golden
              Eagle Resort, Inc and Tammac Financial Corporation, dated May 28,
              1993.............................................................        *
 10.215       Continuing Guaranty Agreement between ILE Sedona Inc. and Tammac
              Financial Corporation, dated May 28, 1993........................        *
 10.216       Form of Employment Agreement among ILX Resorts Incorporated and
              each of Joseph Martori, Nancy Stone and Edward Zielinski.........        *
 10.217       Consulting Agreement between                          Texas
              Capital Securities and ILX Incorporated, dated January 7, 1997...        *
 10.218       Assumption Agreements among Martori Enterprises Incorporated, ILX
              Incorporated, Texas Capital Securities and Investor Resource
              Incorporated, dated May 2, 1997..................................       ****
 10.219       Letter Agreement, dated June 11, 1997, among EVEREN Securities,
              Inc. and ILX Incorporated........................................        *
    21        List of Subsidiaries of ILX Resorts Incorporated.................        **

                                      II-13
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
                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
    23.1      Consent of Squire, Sanders & Dempsey L.L.P.......................  See Exhibit 5
    23.2      Consent of Deloitte & Touche LLP.................................       ***
    24        Powers of Attorney...............................................   See Signature
                                                                                      Pages
    27        Amended Financial Data Schedule..................................       ***

---------------
*    To be filed by amendment.

** This exhibit is incorporated by reference to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996.

***  Filed herewith.

**** This exhibit is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997.

     (B) FINANCIAL STATEMENT SCHEDULES

     All schedules are omitted as the information required is inapplicable or the information is presented in the financial statements or the related notes.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-l and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on January 30, 1998.

                                          ILX RESORTS INCORPORATED,
                                          an Arizona corporation

                                          By:     /s/ JOSEPH P. MARTORI

                                            ------------------------------------
                                            Joseph P. Martori
                                            Chairman of the Board and
                                              Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitute and appoint JOSEPH P. MARTORI and NANCY J. STONE, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- and post-effective amendments (including any amendments pursuant to Rule 462(b)) to this Form S-1 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                               TITLE                     DATE
-----------------------------------------------  --------------------------    -----------------


             /s/ JOSEPH P. MARTORI               Chairman of the Board and      January 30, 1998
-----------------------------------------------  Chief Executive Officer
               Joseph P. Martori                 (principal executive
                                                 officer)
              /s/ JAY R. HOFFMAN                 Senior Vice President and      January 30, 1998
-----------------------------------------------  Chief Financial Officer
                Jay R. Hoffman                   (principal financial
                                                 officer)

              /s/ NANCY J. STONE                 President, Chief Operating     January 30, 1998
-----------------------------------------------  Officer and Director
                Nancy J. Stone

            /s/ EDWARD S. ZIELINSKI              Executive Vice President       January 30, 1998
-----------------------------------------------  and Director
              Edward S. Zielinski

             /s/ STEVEN R. CHANEN                Director                       January 30, 1998
-----------------------------------------------
               Steven R. Chanen

                   SIGNATURE                               TITLE                     DATE
-----------------------------------------------  --------------------------    -----------------


              /s/ JAMES W. MYERS                 Director                       January 30, 1998
-----------------------------------------------
                James W. Myers

            /s/ PATRICK J. MCGRODER              Director                       January 30, 1998
-----------------------------------------------
            Patrick J. McGroder III

              /s/ THOMAS J. HAMEL                Director                       January 30, 1998
-----------------------------------------------
                Thomas J. Hamel

                                 EXHIBIT INDEX

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
     1        Form of Underwriting Agreement...................................        *
 3(i).1       Articles of Incorporation of International Leisure Enterprises
              Incorporated, filed October 8, 1986..............................        **
 3(i).2       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed August 31,
              1987.............................................................        **
 3(i).3       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed October 19,
              1987.............................................................        **
 3(i).4       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated, filed May 3,
              1990.............................................................        **
 3(i).5       Articles of Amendment to the Articles of Incorporation of
              International Leisure Enterprises Incorporated (Changed by this
              Amendment to ILX Incorporated), filed June 28, 1993..............        **
 3(i).6       Certificate of Amendment to Articles of Incorporation, filed
              January 12, 1998.................................................       ***
 3(i).7       Articles of Correction, filed January 22, 1998, to correct
              Certificate of Amendment to Articles of Incorporation, dated
              January 12, 1998.................................................       ***
 3(i).8       Certificate of Designation, Preferences, Rights, and Limitations
              of Series A Preferred Stock, $10.00 par value of International
              Leisure Enterprises Incorporated, filed September 5, 1991........        **
 3(i).9       Certificate of Designation, Preferences, Rights, and Limitations
              of Series B Preferred Stock, $10.00 par value of International
              Leisure Enterprises Incorporated, filed September 5, 1991........        **
3(i).10       Certificate of Designation of Series C Preferred Stock, filed
              April 30, 1993...................................................        **
 3.(ii)       Amended and Restated Bylaws of International Leisure Enterprises
              Incorporated, dated October 26, 1987.............................        **
     4        Form of Common Stock Certificate.................................        *
     5        Legal Opinion of Squire, Sanders & Dempsey L.L.P.................       ***
   10.1       Form of Stock Option Agreement between International Leisure
              Enterprises Incorporated and Option Holder.......................        **
   10.2       1992 Stock Option Plan...........................................        **
   10.3       1995 Stock Option Plan...........................................        **
   10.4       Agreement and Plan of Merger among ILE Acquisition Corporation,
              International Leisure Enterprises Incorporated and Genesis
              Investment Group, Inc., dated March 15, 1993.....................        **
   10.5       First Amendment to Agreement and Plan of Merger between ILE
              Acquisition Corporation, International Leisure Enterprises
              Incorporated and Genesis Investment Group, Inc., dated April 22,
              1993.............................................................        **
   10.6       Agreement among ILX Incorporated, Martori Enterprises
              Incorporated, Los Abrigados Partners Limited Partnership, Red
              Rock Collection Incorporated, Edward John Martori and Joseph P.
              Martori as Trustee for Cynthia J. Polich Irrevocable Trust dated
              December 29, 1995................................................        **
   10.7       Lease Agreement between Edward John Martori and Red Rock
              Collection Incorporated, dated December 29, 1995.................        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
   10.8       First Amended Certificate of Limited Partnership and Amended
              Agreement of Los Abrigados Partners Limited Partnership, dated
              September 9, 1991................................................        **
   10.9       Certificate of Amendment of Limited Partnership for Los Abrigados
              Partners Limited Partnership, dated November 11, 1993............        **
  10.10       Certificate of Amendment of Limited Partnership for Los Abrigados
              Partners Limited Partnership, dated July 1, 1994.................        **
  10.11       First Amendment to Amended Agreement of Los Abrigados Partners
              Limited Partnership, dated February 9, 1996......................        **
  10.12       Loan Agreement ($1,000,000) between The Steele Foundation, Inc.,
              ILX Incorporated and Los Abrigados Partners Limited Partnership,
              dated July 21, 1993..............................................        **
  10.13       Second Modification Agreement between ILX Incorporated, Los
              Abrigados Partners Limited Partnership, ILE Sedona Incorporated,
              and The Steele Foundation, Inc., dated December 20, 1994.........        **
  10.14       Assignment of Beneficial Interest under Promissory Note, Deed of
              Trust and Title Policy to Daniel Cracchiolo as Personal
              Representative of the Estate of Ethel Steele by Genesis
              Investment Group, Inc., dated June 17, 1994......................        **
  10.15       Continuing Guaranty to Daniel Cracchiolo as Personal
              Representative of the Estate of Ethel Steele by ILX Incorporated,
              dated June 17, 1994..............................................        **
  10.16       Purchase and Sale Agreement between Edward J. Martori, Martori
              Enterprises Incorporated, Jerome M. White, Guadalupe Iniquez (as
              Trustee), Wedbush Morgan Securities (IRA), and Joseph P. Martori
              (as Trustee) and ILX Incorporated, dated July 1, 1994............        **
  10.17       Installment Promissory Note ($1,000,000) to Edward J. Martori by
              ILX Incorporated, dated July 1, 1994.............................        **
  10.18       Installment Promissory Note ($100,000) to Martori Enterprises
              Incorporated by ILX Incorporated, dated July 1, 1994.............        **
  10.19       Guarantee Fee Agreement between Los Abrigados Partners Limited
              Partnership and Arthur J. Martori and Alan R. Mishkin, dated
              September 9, 1991................................................        **
  10.20       License Agreement between Los Abrigados Partners Limited
              Partnership and those certain participants, dated September 1,
              1991.............................................................        **
  10.21       Promissory Note ($900,000) to Cynthia J. Polich Irrevocable Trust
              and Edward John Martori by Los Abrigados Partners Limited
              Partnership and ILX Incorporated, dated July 27, 1995............        **
  10.22       Deed of Trust and Assignment of Rents to Cynthia J. Polich
              Irrevocable Trust and Edward John Martori by Los Abrigados
              Partners Limited Partnership, dated July 27, 1995................        **
  10.23       Real Estate Purchase Contract between Indian Wells Partners,
              Ltd., Los Abrigados Partners Limited Partnership and
              International Leisure Enterprises Incorporated, dated December
              18, 1992.........................................................        **
  10.24       Option Agreement between Indian Wells Partners, Ltd. and Martori
              Enterprises Incorporated, dated March 31, 1994...................        **
  10.25       Assignment of Option by Martori Enterprises Incorporated to
              Genesis Investment Group, Inc., dated September 15, 1994.........        **
  10.26       Lease Agreement between Indian Wells Partners, Ltd. and Los
              Abrigados Partners Limited Partnership, dated December 21,
              1992.............................................................        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
  10.27       Second Amendment to Lease Agreement between Indian Wells
              Partners, Ltd. and Los Abrigados Partners Limited Partnership,
              dated March 31, 1994.............................................        **
  10.28       Loan Agreement ($5,000,000) between The Valley National Bank and
              Los Abrigados Partners Limited Partnership, dated September 9,
              1991.............................................................        **
  10.29       Modification Agreement ($5,000,000) between Bank One, Arizona, NA and Los Abrigados Partners Limited Partnership, dated October 22,
              1993.............................................................        **
  10.30       Second Modification Agreement ($5,000,000) between Bank One,
              Arizona, NA and Los Abrigados Partners Limited Partnership, dated
              October 4, 1994 additional advance including repayment of prior
              $750,000 loan)...................................................        **
  10.31       Third Modification Agreement ($5,000,000) between Bank One,
              Arizona, NA and Los Abrigados Partners Limited Partnership, dated
              January 25, 1996 (additional advance)............................        **
  10.32       Secured Promissory Note ($2,485,000) to Bank One, Arizona, NA by
              Los Abrigados Partners Limited Partnership, dated January 25,
              1996.............................................................        **
  10.33       Letter of Commitment between Tammac Financial Corp. and Los
              Abrigados Partners Limited Partnership, dated July 20, 1994......        **
  10.34       Financing Agreement between Tammac Financial Corp. and Los
              Abrigados Partners Limited Partnership, dated September 10,
              1991.............................................................        **
  10.35       Amendment to Commitment Letter, Financing Agreement and
              Reaffirmation of Various Loan Documents between Tammac Financial
              Corp., Los Abrigados Partners Limited Partnership and
              International Leisure Enterprises Incorporated, dated March 31,
              1993.............................................................        **
  10.36       Third Amendment to Financing Agreement between Tammac Financial
              Corp. and Los Abrigados Partners Limited Partnership, dated
              September 7, 1994................................................        **
  10.37       Amended and Restated Continuing Guaranty to Tammac Financial
              Corporation by ILX Incorporated, dated September 7, 1994.........        **
  10.38       Loan and Security Agreement between Tammac Financial Corp. and
              Los Abrigados Partners Limited Partnership, dated September 7,
              1994.............................................................        **
  10.39       Promissory Note ($499,859.15) to Tammac Financial Corp. by Los
              Abrigados Partners Limited Partnership, dated September 7,
              1994.............................................................        **
  10.40       Contract of Sale of Membership Agreements and Installment
              Purchase Agreements with Recourse between Resort Funding, Inc.
              and Los Abrigados Partners Limited Partnership, dated September
              14, 1993.........................................................        **
  10.41       Management Agreement between Bennett Funding International, Ltd.
              and Los Abrigados Partners Limited Partnership, ILE Sedona
              Incorporated, and ILX Incorporated dated November 21, 1995 (Los
              Abrigados Resort)................................................        **
  10.42       Promissory Note to Firstar Metropolitan Bank and Trust from Los
              Abrigados Partners Limited Partnership, dated November 8, 1993...        **
  10.43       Change in Terms Agreement ($400,000) between Los Abrigados
              Partners Limited Partnership and Firstar Metropolitan Bank and
              Trust, dated November 8, 1994....................................        **
  10.44       Change in Terms Agreement ($400,000) between Los Abrigados
              Partners Limited Partnership and Firstar Metropolitan Bank and
              Trust, dated November 8, 1995....................................        **
  10.45       Agreement for Purchase and Sale of Kohl's Ranch between Kohl's
              Ranch Associates and ILX Incorporated, dated March 10, 1995
              (Kohl's Ranch)...................................................        **
  10.46       Promissory Note ($367,750) to Kohl's Ranch Associates by ILX
              Incorporated, dated June 1, 1995 (Kohl's Ranch)..................        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
  10.47       Fourth Modification Agreement and Assumption Agreement between
              Bank One, Arizona, NA and ILX Incorporated dated June 1, 1995
              (Kohl's Ranch)...................................................        **
  10.48       Letter of Commitment between Tammac Financial Corp. and ILX
              Incorporated, dated June 19, 1995 (Kohl's Ranch).................        **
  10.49       Promissory Note ($10,000,000) to Tammac Financial Corp. by ILX
              Incorporated, dated August 25, 1995 (Kohl's Ranch)...............        **
  10.50       Loan and Security Agreement between Tammac Financial Corp. and
              ILX Incorporated, dated August 25, 1995 (Kohl's Ranch)...........        **
  10.51       Letter of Commitment between Tammac Financial Corp. and ILX
              Incorporated, dated July 20, 1994 (Golden Eagle Resort)..........        **
  10.52       Loan and Security Agreement between Tammac Financial Corp. and
              ILX Incorporated, dated September 7, 1994 (Golden Eagle
              Resort)..........................................................        **
  10.53       Promissory Note ($2,000,000) to Tammac Financial Corp. by ILX
              Incorporated, dated September 7, 1994 (Golden Eagle Resort)......        **
  10.54       Amended and Restated Financing Agreement between Tammac Financial
              Corp. and ILX, Inc. Incorporated, dated September 7, 1994 (Golden
              Eagle Resort)....................................................        **
  10.55       Option Agreement between Imperial Properties and ILX
              Incorporated, dated July 25, 1994................................        **
  10.56       Joint Venture Agreement between Chanen Development Company, Inc.
              and ILE Sedona Incorporated, dated September 28, 1994............        **
  10.57       First Amended Certificate of Limited Partnership and Amended
              Agreement of The Sedona Real Estate Limited Partnership #1, dated
              March 1, 1996 (Lomacasi Resort)..................................        **
  10.58       Letter Agreement dated February 27, 1996 (Lomacasi Resort).......        **
  10.59       Letter of Commitment between Bennett Funding International, Ltd.
              and VCA South Bend Incorporated, dated August 18, 1994...........        **
  10.60       Construction Loan Agreement ($5,000,000) between Bennett Funding
              International, Ltd. and VCA South Bend Incorporated, dated
              October 4, 1994..................................................        **
  10.61       Construction Promissory Note ($5,000,000) to Bennett Funding
              International, Ltd. by VCA South Bend Incorporated, dated October
              4, 1994..........................................................        **
  10.62       Guaranty and Subordination Agreement (Construction Loan) to
              Bennett Funding International, Ltd. by ILX Incorporated, dated
              August 18, 1994..................................................        **
  10.63       Contract of Sale of Timeshare Receivables with Recourse between
              Bennett Funding International, Ltd. and VCA South Bend
              Incorporated, dated August 18, 1994..............................        **
  10.64       Guaranty and Subordination Agreement (Receivables Financing) to
              Bennett Funding International, Ltd. by ILX Incorporated, dated
              August 18, 1994..................................................        **
  10.65       Articles of Limited Partnership between Hotel Syracuse Timeshare
              Corporation and Syracuse Project Incorporated, dated August 15,
              1995.............................................................        **
  10.66       Agreement of Purchase and Sale of Real Property, Improvements and
              Associated Personalty between Hotel Syracuse, Inc. and Orangemen
              Club Limited Partnership, dated September 12, 1995...............        **
  10.67       Letter of Commitment between Resort Service Company, Inc. and
              Orangemen Club Limited Partnership, dated August 9, 1995.........        **

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
  10.68       Service Agreement between Hotel Syracuse, Inc. and Orangemen Club
              Limited Partnership, dated September 12, 1995....................        **
  10.69       Loan Agreement ($500,000) between Bank One, Arizona, NA and ILX
              Incorporated, dated October 4, 1994..............................        **
  10.70       Modification Agreement ($500,000) between Bank One, Arizona, NA
              and ILX Incorporated, dated October 4, 1995......................        **
  10.71       Promissory Note ($500,000) to Bank One, Arizona, NA by ILX
              Incorporated, dated October 4, 1994..............................        **
  10.72       Consulting Agreement between Investor Resource Services, Inc. and
              ILX Incorporated, dated January 1, 1997..........................        **
  10.73       Consulting Agreement between Universal Solutions, Inc. and ILX
              Incorporated.....................................................        **
  10.74       Security Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated
              September 9, 1991................................................        *
  10.75       Assignment of Management Agreement between Los Abrigados Partners
              Limited Partnership and The Valley National Bank of Arizona,
              dated September 9, 1991..........................................        *
  10.76       Secured Promissory Note ($5,000,000) to The Valley National Bank
              of Arizona by Los Abrigados Partners Limited Partnership, dated
              September 9, 1991................................................        *
  10.77       Deed of Trust to The Valley National Bank of Arizona by Los
              Abrigados Partners Limited Partnership, dated September 9,
              1991.............................................................        *
  10.78       Collateral Assignment (and Financing Statement) to The Valley
              National Bank of Arizona by Los Abrigados Partners Limited
              Partnership, September 9, 1991 (Los Abrigados Resort)............        *
  10.79       New Loan Agreement ($750,000) to Los Abrigados Partners Limited
              Partnership by The Valley National Bank of Arizona...............        *
  10.80       Letter Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated April
              8, 1994..........................................................        *
  10.81       Modification Agreement between Los Abrigados Partners Limited
              Partnership and The Valley National Bank of Arizona, dated June
              28, 1994.........................................................        *
  10.82       Fourth Modification Agreement ($800,000) between Los Abrigados
              Partners Limited Partnership and The Valley National Bank of
              Arizona, dated September 3, 1997.................................        *
  10.83       Repayment Guaranty to The Valley National Bank of Arizona by ILX
              Inc., dated October 4, 1994......................................        *
  10.84       Repayment Guaranty to The Valley National Bank of Arizona by ILX,
              dated January 25, 1996...........................................        *
  10.85       Memorandum of Modification, dated September 3, 1997..............        *
  10.86       Deed of Trust to Firstar Metropolitan Bank & Trust by Los
              Abrigados Partners Limited Partnership, dated November 8, 1993...        *
  10.87       Commercial Guaranty to Firstar Metropolitan Bank & Trust by ILX,
              Inc..............................................................        *
  10.88       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated
              November 8, 1994.................................................        *
  10.89       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated,
              September 20, 1996...............................................        *

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
  10.90       Change in Terms of Agreement between Los Abrigados Partners
              Limited Partnership and Firstar Metropolitan Bank & Trust, dated,
              September 25, 1997...............................................        *
  10.91       Promissory Note ($4,000,000) to Firstar Metropolitan Bank & Trust
              by ILX, dated October 28, 1997...................................        *
  10.92       Deed of Trust between ILX, Inc. and Firstar Metropolitan Bank &
              Trust, dated October 28, 1997....................................        *
  10.93       Junior Deed of Trust, Assignment of Rents, and Security Agreement
              among ILX, Inc., First American Title Insurance Company and
              Kohl's Ranch Associates, dated June 1, 1995......................        *
  10.94       Secured Line of Credit Lending Agreement between ILX, Inc., Los
              Abrigados Partners Limited Partnership, ILE Sedona Inc. and
              Litchfield Financial Corporation, dated April 9, 1996............        *
  10.95       Secured Line of Credit Promissory Note ($2,000,000) to Litchfield
              Financial Corporation by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., dated April 9, 1996................        *
  10.96       First Amendment to Secured Line of Credit Lending Agreement,
              dated July 29, 1996..............................................        *
  10.97       Second Amendment to Secured Line of Credit Lending Agreement,
              dated January 10, 1997...........................................        *
  10.98       Pledge and Security Agreement between Los Abrigados Partners
              Limited Partnership, ILE Sedona Inc. and Litchfield Financial
              Corporation, dated April 9, 1996.................................        *
  10.99       Collateral Assignment of Certain Promissory Notes to Litchfield
              Financial Corporation by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., dated April 9, 1996................        *
 10.100       Secured Construction Loan Agreement ($750,000) between Litchfield
              Financial Corporation and ILX, Inc., dated September 13, 1996....        *
 10.101       Receivables Sale and Purchase Agreement between ILX, Inc. and
              Litchfield Financial Corporation, dated February 19, 1997........        *
 10.102       Secured Construction Promissory Note ($750,000) to Litchfield
              Financial Corporation by ILX, Inc., dated September 13, 1996.....        *
 10.103       Pledge and Security Agreement between Litchfield Financial
              Corporation and ILX, Inc., dated September 13, 1996..............        *
 10.104       Deed of Trust, Assignment of Rents, Security Agreement and
              Fixture Filing, dated September 13, 1996.........................        *
 10.105       First Amendment to Deed of Trust between Litchfield Financial
              Corporation and ILX, Inc., dated February 19, 1997...............        *
 10.106       Collateral Assignment of Deed of Trust and Note by Litchfield
              Financial Corporation to Bank of Scotland, dated January 2,
              1997.............................................................        *
 10.107       Amended and Restated Promissory Note.............................        *
 10.108       Amendment to Collateral Assignment of Deed of Trust and Note
              ($20,000,000), dated April 7, 1997...............................        *
 10.109       First Amendment to Deed of Trust, dated February 19, 1997........        *
 10.110       Assignment of Mortgages to Litchfield Financial Corporation by
              the Bank of Scotland, dated September 25, 1997...................        *
 10.111       Secured Line of Credit Lending Agreement between ILX, Inc. and
              Litchfield Financial Corporation, dated June 27, 1997............        *

                                                                                 PAGE NUMBERS OR
EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
-------       -----------------------------------------------------------------  ---------------
 10.112       Secured Line of Credit Promissory Note ($5,000,000) to Litchfield
              Financial Corporation by ILX, Inc., dated June 27, 1997..........        *
 10.113       Secured Term Promissory Note ($1,500,000) to Litchfield Financial
              Corporation by ILX, Inc., dated June 27, 1997....................        *
 10.114       Amendment to Secured Line of Credit Lending Agreement, Secured
              Line of Credit Promissory Note and Secured Term Promissory Note,
              dated June 27, 1997..............................................        *
 10.115       Deed of Trust, Assignment of Rents, Security Agreement and
              Fixture Filing between ILX, Inc., Heartsill Ragon III and
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.116       Amendment to Deed of Trust to Litchfield Financial Corporation by
              ILX, Inc., dated June 27, 1997...................................        *
 10.117       Absolute and Unconditional Assignment of Deed of Trust to
              Litchfield Financial Corporation by ILX, Inc., dated June 27,
              1997.............................................................        *
 10.118       Absolute Assignment of Leases and Rents by ILX, Inc. to
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.119       Pledge and Security Agreement between Litchfield Financial
              Corporation and ILX, Inc., dated June 27, 1997...................        *
 10.120       Acknowledgement, Consent and Subordination Agreement between
              Kohl's Ranch Associates, Tammac Financial Corporation and
              Litchfield Financial Corporation, dated June 27, 1997............        *
 10.121       Collateral Assignment of Management, Marketing and Other
              Contracts to Litchfield Financial Corporation by ILX, Inc., dated
              June 27, 1997....................................................        *
 10.122       Credit Terms and Conditions Agreement between ILX, Inc. and
              Imperial Bank, Arizona, dated December 30, 1997..................        *
 10.123       Promissory Note ($1,000,000) to Imperial Bank, Arizona by ILX,
              Inc., dated December 29, 1997....................................        *
 10.124       Assignment of Indebtedness and Loan Documents by Tammac Financial
              Corporation to Steele Foundation, Inc., dated July 21, 1993......        *
 10.135       Assignment of Beneficial Interest under Deed of Trust to Steele
              Foundation, Inc. by Tammac Financial Corporation, dated July 21,
              1993.............................................................        *
 10.136       Promissory Note/Collateral Assignment Modification Agreement,
              dated July 21, 1993 (includes ILE Sedona)........................        *
 10.127       Financing Statement between Steele Foundation, Inc. and ILX, Inc.
              and Los Abrigados Partners Limited Partnership, dated July 21,
              1993.............................................................        *
 10.128       Assignment of Deeds of Trust by Los Abrigados Partners Limited
              Partnership to Steele Foundation, Inc., dated July 21, 1993......        *
 10.129       Assignment of Contract Rights and Accounts Collateral by Los
              Abrigados Partners Limited Partnership to Steele Foundation,
              Inc., dated July 21, 1993........................................        *
 10.130       Blanket Assignment by Los Abrigados Partners Limited Partnership
              to Steele Foundation, Inc., dated July 21, 1993..................        *
 10.131       UCC Financing Statement by Los Abrigados Partners Limited
              Partnership......................................................        *
 10.132       Second Modification Agreement between Steele Foundation, Inc. and
              ILX, Inc., Los Abrigados Partners Limited Partnership, ILE Sedona
              Inc., dated December 20, 1994....................................        *
 10.133       Second Amendment to Deed of Trust, Security Agreement and
              Financing Statement, dated January 12, 1995......................        *

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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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 10.134       Acquisition and Development Loan Agreement between Bennett
              Funding International Ltd. and VCA Tucson Inc., dated October 20,
              1995.............................................................        *
 10.135       Promissory Note ($6,000,000) to Bennett Funding International
              Ltd. by VCA Tucson Inc., dated October 20, 1995..................        *
 10.136       Mortgage and Security Agreement and UCC-1 Financing Statement to
              Bennett Funding International Ltd., dated October 20, 1995.......        *
 10.137       First Amendment to the Acquisition & Development Loan Agreement
              by Bennett Funding International Ltd., VCA Tucson Inc. and ILX,
              Inc., dated June 15, 1997........................................        *
 10.138       First Amendment to the Acquisition & Development Promissory Note
              by Bennett Funding International Ltd., VCA Tucson Inc. and ILS,
              Inc., dated June 15, 1997........................................        *
 10.139       First Amendment to the Mortgage and Security Agreement and UCC-1
              Financing Statement by VCA Tucson Inc., dated June 15, 1997......        *
 10.140       Contract of Sale and Timeshare Receivables with Recourse between
              VCA Tucson Inc. and Bennett Funding International Ltd., dated
              October 20, 1995.................................................        *
 10.141       First Amendment to the Contract of Sale of Timeshare Receivables
              with Recourse by VCA Tucson Inc. and Bennett Funding
              International Ltd................................................        *
 10.142       Guaranty and Subordination Agreement between ILX, Inc. and
              Bennett Funding International Ltd., dated October 20, 1995.......        *
 10.143       Mortgage and Security Agreement between VCA Tucson Inc. and
              Bennett Funding International Ltd., dated October 4, 1994........        *
 10.144       Interim Loan Agreement between VCA South Bend, Inc. and Bennett
              Funding International Ltd., dated March 31, 1995.................        *
 10.145       Promissory Note ($2,000,000) to Bennett Funding International
              Ltd. by VCA South Bend, Inc., dated March 31, 1995...............        *
 10.146       Collateral Assignments of Receivables to Bennett Funding
              International Ltd. by VCA South Bend, Inc., dated March 31,
              1995.............................................................        *
 10.147       Mortgage and Security Agreement filed October 13, 1994...........        *
 10.148       Amendment to Mortgage and Security Agreement by VCA South Bend,
              Inc. and Bennett Funding International Ltd., dated March 31,
              1995.............................................................        *
 10.149       Guaranty and Subordination Agreement between Bennett Funding
              International Ltd. and ILX, Inc., dated October 4, 1993..........        *
 10.150       Deed of Trust by ILX, Inc. in favor of Resort Funding, Inc.......        *
 10.151       Deed of Trust Equal Priority Agreement between Tammac Financial
              Corporation and Resort Funding, Inc., dated September 14, 1993...        *
 10.152       Mortgage and Security Agreement to Bennett Funding International
              Ltd. by VCA South Bend, Inc., dated October 4, 1994..............        *
 10.153       Contract of Sale of Timeshare Receivables with Recourse between
              Bennett Funding International Ltd. and VCA South Bend, Inc.,
              dated October 4, 1994............................................        *
 10.154       Guaranty and Subordination Agreement between Bennett Funding
              International Ltd. and ILX, Inc., dated October 4, 1993..........        *
 10.155       Settlement Agreement between Resort Funding, Inc., Los Abrigados
              Partners Limited Partnership, ILE Sedona, ILX, Inc. and Martori
              Enterprises Inc., dated June 15, 1997............................        *

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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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 10.156       Promissory Note ($2,400,000) by Los Abrigados Partners Limited
              Partnership, ILE Sedona Inc., and ILX, Inc. to Resort Funding,
              Inc., dated June 15, 1997........................................        *
 10.157       Guaranty by ILE Sedona Inc. of Payment under the Settlement
              Agreement to Resort Funding, Inc., dated June 15, 1997...........        *
 10.158       Guaranty by ILX, Inc. of Payment under the Settlement Agreement
              to Resort Funding, Inc., dated June 15, 1997.....................        *
 10.159       Guaranty by Los Abrigados Partners Limited Partnership of Payment
              under the Settlement Agreement to Resort Funding, Inc., dated
              June 15, 1997....................................................        *
 10.160       Acquisition and Development Loan Agreement between Resort
              Funding, Inc. and ILX, Inc., dated December 12, 1997.............        *
 10.161       Acquisition and Development Promissory Note ($700,000) to Resort
              Funding, Inc. by ILX, Inc., dated December 12, 1997..............        *
 10.162       Deed of Trust and Assignment of Rents to Resort Funding, Inc. by
              ILX, Inc., dated December 12, 1997...............................        *
 10.163       Secured Promissory Note ($770,000) by Los Abrigados Partners
              Limited Partnership to Martori Enterprises, Inc. dated August 31,
              1992.............................................................        *
 10.164       Assignment of Deeds of Trust to Martori Enterprises Inc. by Los
              Abrigados Partners Limited Partnership, dated August 31, 1992....        *
 10.165       Secured Promissory Note ($200,000) to Martori Enterprises Inc. by
              Los Abrigados Partners Limited Partnership, dated February 16,
              1993.............................................................        *
 10.166       Financing and Security Agreement between Martori Enterprises Inc.
              and Los Abrigados Partners Limited Partnership, dated February
              16, 1993.........................................................        *
 10.167       Assignment of Deeds of Trust by Los Abrigados Partners Limited
              Partnership to Martori Enterprises Inc., dated February 16,
              1993.............................................................        *
 10.168       Secured Promissory Note ($150,000) by ILX, Inc. to Martori
              Enterprises Inc., dated May 15, 1993.............................        *
 10.169       Financing and Security Agreement between ILX, Inc. and Martori
              Enterprises Inc., dated May 15, 1993.............................        *
 10.170       Assignment of Deeds of Trust by ILX, Inc. to Martori Enterprises
              Inc., dated May 15, 1993.........................................        *
 10.171       Agreement for Transfer of Limited Partnership Interest between
              ILX, Inc. and Martori Enterprises Inc., dated August 8, 1997.....        *
 10.172       Installment Promissory Note ($1,300,000) by ILX, Inc. to Martori
              Enterprises Inc., dated August 8, 1997...........................        *
 10.173       Security Agreement between ILX, Inc. and Martori Enterprises
              Inc., dated August 8, 1997.......................................        *
 10.174       Installment Promissory Note ($909,078) by ILX, Inc. to Edward J.
              Martori, dated January 1, 1996...................................        *
 10.175       Promissory Note ($230,000) by Los Abrigados Partners Limited
              Partnership and ILX, Inc. to Edward J. Martori, dated January 1,
              1996.............................................................        *
 10.176       Promissory Note ($250,000) by Los Abrigados Partners Limited
              Partnership and ILX, Inc. to Joseph P. Martori as Trustee for the
              Cynthia J. Polich Irrevocable Trust, dated January 1, 1996.......        *
 10.177       Promissory Note ($100,000) by Los Abrigados Partners Limited
              Partnership to Martori Enterprises Inc., dated January 1, 1996...        *
 10.178       Installment Promissory Note ($1,000,000) by ILX, Inc. to Edward
              J. Martori, dated October 1, 1994................................        *

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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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 10.179       Agreement for Transfer of Limited Partnership Interest by ILX,
              Inc. and Alan R. Mishkin, dated August 29, 1997..................        *
 10.180       Installment Promissory Note ($675,000) by ILX, Inc. to Alan R.
              Mishkin dated September 24, 1997.................................        *
 10.181       Assignment of Limited Partnership Interest by Alan R. Mishkin to
              ILX, Inc., dated January 1, 1997.................................        *
 10.182       Security (Pledge) Agreement between ILX, Inc. and Alan R.
              Mishkin, dated September 24, 1997................................        *
 10.183       Assignment and Transfer Agreement between ILX, Inc. and Alan R.
              Mishkin, dated June 1, 1997......................................        *
 10.184       Deed of Trust, Security Agreement and Financing Statement by ILX
              Inc. to Tammac Financial Corporation, dated September 7, 1994....        *
 10.185       Collateral Assignment of Lease or Leases between ILX Inc. and
              Tammac Financial Corporation, dated September 7, 1994............        *
 10.186       First Amendment to Loan and Security Agreement between ILX Inc.
              and Tammac Financial Corporation, dated September 7, 1996........        *
 10.187       Amended and Restated Promissory Note ($2,193,627.46) by ILX Inc.
              to Tammac Financial Corporation, dated September 7, 1996.........        *
 10.188       First Modification of Deed of Trust, Security Agreement and
              Financing Statement by ILX Inc. to Tammac Financial Corporation,
              dated September 7, 1996..........................................        *
 10.189       Commitment Letter from Tammac Financial Corporation to ILX, Inc.,
              dated June 28, 1991..............................................        *
 10.190       Financing Agreement between Tammac Financial Corporation and Los
              Abrigados Partners Limited Partnership, dated September 10,
              1991.............................................................        *
 10.191       Security Agreement from Tammac Financial Corporation to ILE......        *
 10.192       Deed of Trust, Assignment of Rents and Security Agreement between
              ILX, Inc. and Tammac Financial Corporation, dated September 10,
              1991.............................................................        *
 10.193       Guaranty by ILX, Inc. of the performance by Los Abrigados
              Partners Limited Partnership, dated September 10, 1991...........        *
 10.194       Modification Agreement between Tammac Financial Corporation and
              Los Abrigados Partners Limited Partnership, dated August 12,
              1992.............................................................        *
 10.195       Amendment to Commitment Letter, Financing Agreement, and
              Reaffirmation of Various Loan Documents, dated March 31, 1993....        *
 10.196       Modification to Deed of Trust, Assignment of Rents and Security
              Agreement, dated March 31, 1993..................................        *
 10.197       Second Modification to Deed of Trust, Assignment of Rents and
              Security Agreement, dated September 7, 1994......................        *
 10.198       Amended and Restated Guaranty Agreement, dated September 7,
              1994.............................................................        *
 10.199       Fourth Amendment to Financing Agreement, dated September 7,
              1996.............................................................        *
 10.200       Loan Agreement ($598,500) between Tammac Financial Corporation
              and Genesis Investment Group, Inc., dated June 18, 1997..........        *
 10.201       Promissory Note ($598,500) to Tammac Financial Corporation by
              Genesis Investment Group, Inc., dated June 18, 1997..............        *
 10.202       Deed of Trust, Assignment of Rents and Security Agreement by
              Genesis Investment Group, Inc. to Tammac Financial Corporation,
              dated June 18, 1997..............................................        *
 10.203       Continuing Unlimited Guarantee by ILX, Inc. of the Obligations of
              Genesis Investment Group, Inc....................................        *

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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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 10.204       Allonge to Promissory Note to Tammac Financial Corporation by
              Genesis Investment Group, Inc., dated June 18, 1997..............        *
 10.205       Deed of Trust, Assignment of Rents and Security Agreement to
              Tammac Financial Corporation by ILX, Inc., dated September 13,
              1995.............................................................        *
 10.206       Deed of Trust, Spreader and Amendment Agreement and Amendment to
              Loan Documents between ILX, Inc. and Tammac Financial
              Corporation, dated April 12, 1996................................        *
 10.207       Modification of Deed of Trust and Amendment to Loan Documents
              between ILX, Inc. and Tammac Financial Corporation, dated
              December 31, 1996................................................        *
 10.208       Third Amendment to Loan and Security Agreement by ILX, Inc. and
              Tammac Financial Corporation, dated August 25, 1997..............        **
 10.209       Amended and Restated Promissory Note ($5,000,000) to Tammac
              Financial Corporation by ILX, Inc., dated August 25, 1997........        *
 10.210       Third Modification of Deed of Trust, Assignment of Rents and
              Security Agreement between ILX, Inc. and Tammac Financial
              Corporation, dated August 25, 1997...............................        *
 10.211       Construction Loan Agreement between ILX, Inc. and Tammac
              Financial Corporation, dated May 28, 1993........................        *
 10.212       Promissory Note ($5,000,000) by ILX, Inc. to Tammac Financial
              Corporation, dated May 28, 1993..................................        *
 10.213       Collateral Assignment by ILX, Inc. to Tammac Financial
              Corporation, dated May 28, 1993..................................        *
 10.214       Collateral Assignment of Management Agreement between Golden
              Eagle Resort, Inc and Tammac Financial Corporation, dated May 28,
              1993.............................................................        *
 10.215       Continuing Guaranty Agreement between ILE Sedona Inc. and Tammac
              Financial Corporation, dated May 28, 1993........................        *
 10.216       Form of Employment Agreement among ILX Resorts Incorporated and
              each of Joseph Martori, Nancy Stone and Edward Zielinski.........        *
 10.217       Consulting Agreement between                          Texas
              Capital Securities and ILX Incorporated, dated January 7, 1997...        *
 10.218       Assumption Agreements among Martori Enterprises Incorporated, ILX
              Incorporated, Texas Capital Securities and Investor Resource
              Incorporated, dated May 2, 1997..................................       ****
 10.219       Letter Agreement, dated June 11, 1997, among EVEREN Securities,
              Inc. and ILX Incorporated........................................        *
    21        List of Subsidiaries of ILX Resorts Incorporated.................        **

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
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EXHIBIT                                                                             METHOD OF
NUMBERS                                  DESCRIPTION                                 FILING
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    23.1      Consent of Squire, Sanders & Dempsey L.L.P.......................  See Exhibit 5
    23.2      Consent of Deloitte & Touche LLP.................................       ***
    24        Powers of Attorney...............................................   See Signature
                                                                                      Pages
    27        Amended Financial Data Schedule..................................       ***

---------------
*    To be filed by amendment.

** This exhibit is incorporated by reference to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1996.

***  Filed herewith.

**** This exhibit is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1997.